                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-83986



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 3, 2003)


                                 $358,224,000
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-NC4
                  MORGAN STANLEY CAPITAL I INC. TRUST 2003-NC4
                                     ISSUER

                         MORGAN STANLEY CAPITAL I INC.
                                   DEPOSITOR

                               THE PROVIDENT BANK
                                   SERVICER

THE FOLLOWING CLASSES OF CERTIFICATES ARE BEING OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

                    ORIGINAL CLASS
    CLASS        CERTIFICATE BALANCE     PASS-THROUGH RATE
-------------   ---------------------   ------------------
  CLASS A-2          $131,500,000            VARIABLE
  CLASS A-3          $ 63,831,000            VARIABLE
  CLASS A-4          $ 40,000,000            VARIABLE
  CLASS M-1          $ 40,838,000            VARIABLE
  CLASS M-2          $ 41,595,000            VARIABLE
  CLASS M-3          $ 13,234,000            VARIABLE
  CLASS B-1          $ 11,344,000            VARIABLE
  CLASS B-2          $  7,563,000            VARIABLE
  CLASS B-3          $  8,319,000            VARIABLE

--------------------------------------------------------------------------------

         YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES. MAKING A DECISION TO INVEST IN THE CERTIFICATES.

         THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND ARE NOT INTERESTS IN OR OBLIGATIONS OF ANY OTHER PERSON.

         NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

--------------------------------------------------------------------------------

THE TRUST FUND --

o THE TRUST FUND CONSISTS PRIMARILY OF TWO GROUPS OF FIXED AND ADJUSTABLE-RATE, ENTITLED "RISK FACTORS" STARTING ON FIRST LIEN AND SECOND LIEN MORTGAGES ON RESIDENTIAL REAL PROPERTIES.

THE CERTIFICATES --

o THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE ASSETS OF THE TRUST FUND, CONSIDER THESE FACTORS BEFORE AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT; AND

o THE CERTIFICATES WILL ACCRUE INTEREST AT A RATE EQUAL TO ONE-MONTH LIBOR PLUS A RELATED FIXED MARGIN, SUBJECT TO CERTAIN CAPS, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT --

o SUBORDINATION AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES";

o OVERCOLLATERALIZATION AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS"; AND

o EXCESS INTEREST AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS."

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     MORGAN STANLEY CAPITAL I INC. WILL NOT LIST THE CERTIFICATES ON ANY SECURITIES EXCHANGES OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PURCHASED BY MORGAN STANLEY & CO. INCORPORATED, UTENDAHL CAPITAL PARTNERS, L.P. AND THE WILLIAMS CAPITAL GROUP, L.P. AND OFFERED FROM TIME TO TIME TO THE PUBLIC IN NEGOTIATED TRANSACTIONS OR OTHERWISE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE. PROCEEDS TO THE DEPOSITOR FROM THE SALE OF THE OFFERED CERTIFICATES ARE ANTICIPATED TO BE APPROXIMATELY $357,149,328 BEFORE THE DEDUCTION OF EXPENSES PAYABLE BY THE DEPOSITOR, ESTIMATED TO BE APPROXIMATELY $390,000. THE OFFERED CERTIFICATES WILL BE AVAILABLE FOR DELIVERY TO INVESTORS IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK, SOCIETE ANONYME ON OR ABOUT APRIL 29, 2003.


MORGAN STANLEY

                UTENDAHL CAPITAL PARTNERS, L.P.

                                                THE WILLIAMS CAPITAL GROUP, L.P.

APRIL 22, 2003

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2003-NC4 in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

     Morgan Stanley Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036; and its phone number is (212) 761-4000.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                     PAGE

Summary.................................................................   S-5
Risk Factors............................................................   S-9
Transaction Overview....................................................  S-18
     Parties............................................................  S-18
     The Transaction....................................................  S-18
The Mortgage Loan Pool..................................................  S-18
     General............................................................  S-19
     Prepayment Premiums................................................  S-19
     Adjustable-Rate Mortgage Loans.....................................  S-20
     The Indices........................................................  S-20
     Junior Liens.......................................................  S-21
     Underwriting Guidelines............................................  S-21
     The Group I Mortgage Loans.........................................  S-26
     The Group II Mortgage Loans........................................  S-41
     Credit Scores......................................................  S-57
The Servicer............................................................  S-60
     General............................................................  S-60
The Trustee.............................................................  S-63
Description of the Certificates.........................................  S-63
     Book-Entry Registration............................................  S-63
     Definitive Certificates............................................  S-66
     Assignment of the Mortgage Loans...................................  S-67
     Delivery of Mortgage Loan Documents................................  S-67
     Representations and Warranties Relating to the Mortgage Loans......  S-68
     Payments on the Mortgage Loans.....................................  S-72
     Distributions......................................................  S-73
     Priority of Distributions Among Certificates.......................  S-73
     Distributions of Interest and Principal............................  S-74
     Allocation of Principal Payments to Class A Certificates...........  S-78
     Calculation of One-Month LIBOR.....................................  S-78
     Excess Reserve Fund Account........................................  S-78
     The Cap Agreement..................................................  S-79
     Overcollateralization Provisions...................................  S-79
     Reports to Certificateholders......................................  S-80
     Amendment..........................................................  S-80
The Pooling and Servicing Agreement.....................................  S-81
     Servicing and Trustee Fees and Other Compensation and
       Payment of Expenses .............................................  S-81
     P&I Advances and Servicer Advances.................................  S-82
     Prepayment Interest Shortfalls.....................................  S-82
     Servicer Reports...................................................  S-82
     Collection and Other Servicing Procedures..........................  S-83
     Hazard Insurance...................................................  S-83
     Realization Upon Defaulted Mortgage Loans..........................  S-84
     Removal and Resignation of the Servicer............................  S-84
     Termination; Optional Clean-up Call................................  S-86
     Certain Matters Regarding the Depositor and the Servicer...........  S-86
Prepayment and Yield Considerations.....................................  S-87
     Structuring Assumptions............................................  S-87
     General............................................................  S-92
     Defaults in Delinquent Payments....................................  S-92
     Prepayment Considerations and Risks................................  S-92
     Overcollateralization Provisions...................................  S-93
     Class M and Class B Certificates...................................  S-94
     Weighted Average Lives of the LIBOR Certificates...................  S-95
     Decrement Tables...................................................  S-95
     Prepayment Scenarios...............................................  S-95
     Hypothetical Available Funds and Supplemental Interest Rate
       Cap Table........................................................ S-101
     Last Scheduled Distribution Date................................... S-105
Federal Income Tax Considerations....................................... S-105
     General............................................................ S-105
     Taxation of Regular Interests...................................... S-106
     Status of the LIBOR Certificates................................... S-106
     The Basis Risk Contract Component.................................. S-106
     Other Matters...................................................... S-107
State Taxes............................................................. S-107
ERISA Considerations.................................................... S-107
Legal Investment........................................................ S-109
Plan of Distribution.................................................... S-109
Legal Matters........................................................... S-110
Ratings................................................................. S-110
Glossary................................................................ S-111
ANNEX I  CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS.....   I-1
ANNEX II  CAP AGREEMENT NOTIONAL BALANCE AND MULTIPLIER SCHEDULE........  II-1

                      [THIS PAGE LEFT INTENTIONALLY BLANK]

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES.

THE OFFERED CERTIFICATES

     The Morgan Stanley Capital I Inc. Trust 2003-NC4 will issue the Mortgage Pass-Through Certificates, Series 2003-NC4. Nine classes of the certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 certificates, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class B-1 certificates, the Class B-2 certificates and the Class B-3 certificates, are being offered to you by this prospectus supplement. Such offered certificates, together with the Class A-1 certificates are referred to as the "LIBOR certificates" in this prospectus supplement. The Class A-2 certificates, the Class A-3 certificates and the Class A-4 certificates generally represent interests in the group II mortgage loans. The Class M certificates and the Class B certificates represent interests in all the mortgage loans.

THE OTHER CERTIFICATES

     The trust will also issue four other classes of certificates, the Class A-1, Class X, Class P and Class R certificates, that will not be offered under this prospectus supplement.

     The Class A-1 certificates will have an initial aggregate principal balance of approximately $384,805,000. The Class A-1 certificates initially evidence an interest of approximately 50.88% of the unpaid principal balance of the mortgage loans in the trust. The Class A-1 certificates generally represent interests in the group I mortgage loans.

     The Class X certificates will have an initial aggregate principal balance of approximately $13,234,898 which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates initially evidence an interest of approximately 1.75% of the sum of the unpaid principal balance of the mortgage loans in the trust.

     The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

     On or about April 29, 2003.

CUT-OFF DATE

     April 1, 2003.

DISTRIBUTIONS

     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in May 2003, to the holders of record on the preceding record date.

     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

PAYMENTS OF INTEREST

     The pass-through rates for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

PAYMENTS OF PRINCIPAL

     Principal will be paid on the certificates on each distribution date as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

     o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization,

     o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

     o the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

CAP AGREEMENT

     The Class A-2, Class A-3 and Class A-4 certificates will have the benefit of an interest rate cap agreement provided by Morgan Stanley Capital Services Inc., as cap provider. The cap agreement will be assigned to the trust by Morgan Stanley Capital I Inc. All obligations of Morgan Stanley Capital I Inc. under the cap agreement will be paid on or prior to the closing date.

     In connection with any distribution date, if one-month LIBOR as of the reset date under the cap agreement exceeds 6.750% for the first 24 distribution dates or 7.125% for the next 12 distribution dates, the cap provider will be obligated to pay to the trustee on the 24th day of each month, or, if the 24th day is not a business day, the immediately preceding business day, for deposit into the excess reserve fund account, an amount equal to the product of (a) the number of basis points by which one-month LIBOR exceeds 6.750% for the first 24 distribution dates or 7.125% for the next 12 distribution dates, up to a maximum of 137.50 basis points for the first 24 distribution dates and a maximum of
100.00 basis points for the next 12 distribution dates, and (b) the product of the notional balance and multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, based on an "actual/360" basis.

     Amounts, if any, payable under the cap agreement with respect to any distribution date will be used solely to cover shortfalls in payments of interest on the Class A-2, Class A-3 and Class A-4 certificates if the pass-through rates on those certificates are limited for any of the first 36 distribution dates due to the caps on their pass-through rates.

     The cap provider's obligations under the cap agreement will terminate following the distribution date in April 2006.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust will be primarily fixed- and adjustable-rate sub-prime mortgage loans secured by first lien and second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from NC Capital Corporation, which in turn acquired them from its affiliate New Century Mortgage Corporation. NC Capital Corporation will make certain representations and warranties relating to the mortgage loans.

     On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $756,263,898. Approximately 72.80% of the mortgage loans are adjustable-rate and approximately 27.20% are fixed-rate.

     Approximately 98.82% of the mortgage loans are first lien mortgage loans, and approximately 1.18% of the mortgage loans are second lien mortgage loans.

     The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 350 months and have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:        4.375%   to      12.990%
Weighted average
   mortgage rate:               7.579%
Range of gross margins of
   adjustable-rate
   mortgage loans:              1.000%   to       8.750%
Weighted average gross
   margin of
   adjustable-rate
   mortgage loans:              6.437%
Range of minimum mortgage
   rates of
   adjustable-rate
   mortgage loans:              4.360%   to      12.410%

Weighted average minimum
   mortgage rate of
   adjustable-rate
   mortgage loans:              7.540%
Range of maximum mortgage
   rates of
   adjustable-rate
   mortgage loans:             12.000%   to      19.410%
Weighted average maximum
   mortgage rate of
   adjustable-rate
   mortgage loans:             14.536%
Range of principal
   balances:                   $8,613    to    $748,477
Average principal balance:   $163,269
Range of original combined
   loan-to-value ratios:        16.26%   to      100.00%
Weighted average original
   combined loan-to-value
   ratio:                       79.25%
Weighted average next
   adjustment date of
   adjustable-rate
   mortgage loans:           January 2005

     For purposes of calculating principal distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the LIBOR certificates, in each case as described in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac guidelines. The group II mortgage loans will consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Loan Pool" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2 certificates, the Class A-3 certificates and the Class A-4 certificates generally represent interests in the group II mortgage loans. The Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class B-1 certificates, the Class B-2 certificates and the Class B-3 certificates represent interests in all the mortgage loans.

     After an initial fixed rate period, the interest rate on each adjustable-rate mortgage loan will either adjust monthly on each adjustment date to equal the sum of one-month LIBOR or adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and, in each case, the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Indices."

     For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after initial periods of approximately two or three years, as more fully described under "The Mortgage Loan Pool."

     For additional information regarding the mortgage loans, see "The Mortgage Loan Pool."

SERVICING OF THE MORTGAGE LOANS

     The Provident Bank will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

OPTIONAL TERMINATION OF THE TRUST

     The servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates.

ADVANCES

     The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans unless the servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the LIBOR certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

     Cadwalader, Wickersham & Taft LLP is acting as tax counsel to Morgan Stanley Capital I Inc. and is of the opinion that:

     o portions of the trust will be treated as two real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and

     o the LIBOR certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction. Each interest in basis risk interest carryover payments will be treated as an interest rate cap contract for federal income tax purposes.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment" in this prospectus supplement and in the prospectus.

RATINGS

     In order to be issued, the certificates must be assigned ratings not lower than the following by Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.:

                          FITCH     MOODY'S      S&P
                         -------   ---------    -----
A-2                        AAA        Aaa        AAA
A-3                        AAA        Aaa        AAA
A-4                        AAA        Aaa        AAA
M-1                         AA        Aa2        AA
M-2                         A          A2         A
M-3                         A-         A3        A-
B-1                        BBB+       Baa1      BBB+
B-2                        BBB        Baa2       BBB
B-3                        BBB-       Baa3      BBB-

     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreement.

                                  RISK FACTORS

     In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the principal balances of the mortgage loans as of the cut-off date, which is April 1, 2003.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

     The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

     Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

     In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

     Group I mortgage loans

          CALIFORNIA                      FLORIDA                     ILLINOIS
        --------------                  -----------                 ------------
            39.57%                         6.21%                        5.42%


     Group II mortgage loans

          CALIFORNIA                      FLORIDA                       TEXAS
        --------------                  -----------                 ------------
            49.00%                         6.49%                        6.00%

     Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

EFFECT ON YIELDS CAUSED BY PREPAYMENTS, DEFAULTS AND LOSSES.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

     o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

     o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     o Approximately 84.92% of the group I mortgage loans and approximately 76.54% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

     o NC Capital Corporation, the responsible party, may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

     o The servicer may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

     o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the LIBOR certificates and will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

     o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

     o The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates do not receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in May 2006. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses are higher than expected.

     o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

     o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

     o The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

     o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN THE REQUIRED LEVEL OF OVERCOLLATERALIZATION.

     The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the LIBOR certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

     o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

     o Approximately 97.15% of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 95.65% of the adjustable-rate mortgage loans will not occur until two years after the date of origination and the first adjustment of the interest rates for approximately 1.50% of the adjustable-rate mortgage loans will not occur until three years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average coupon of the mortgage loan pool, less fees and expenses.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

     o Investors in the LIBOR certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES AND OTHER FACTORS ON THE PASS-THROUGH RATES OF THE LIBOR CERTIFICATES.

     The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust.

     A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

     o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on either a one-month LIBOR or a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous risk factor, most of the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

     o Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

     o The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

     o If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of one of the two loan groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by the Class A-2, Class A-3 or Class A-4 certificates may also be covered by amounts payable under the cap agreement, to the extent that, with respect to any of the first 24 distribution dates, one-month LIBOR as of the reset date under the cap agreement exceeds 6.750% but does not exceed 8.125% and, with respect to any of the next 12 distribution dates, one-month LIBOR as of the reset date under the cap agreement exceeds 7.125% but does not exceed 8.125%.

     Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR CERTIFICATES.

     The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a voluntary principal prepayment in full is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest-only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which the prepayment was received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on the mortgage loan, but only to the extent of the servicing fees for that calendar month.

     If the servicer fails to make such distributions or the shortfall exceeds the servicing fee, there will be less funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

     Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

ADDITIONAL RISKS ASSOCIATED WITH THE CLASS M AND CLASS B CERTIFICATES.

     The weighted average lives of, and the yields to maturity on, the Class M-1, the Class M-2, the Class M-3, the Class B-1, the Class B-2 and the Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class B-3, the Class B-2, the Class B-1, the Class M-3, the Class M-2 and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least May 2006 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

     In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN THE MORTGAGE LOAN BALANCE.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

A PORTION OF THE MORTGAGE LOANS ARE SECURED BY SUBORDINATE MORTGAGES; IN THE EVENT OF A DEFAULT, THESE MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES.

     Approximately 1.18% of the mortgage loans as of the cut-off date are secured by second lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default thereunder. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

     Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 41.81% and 48.42% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination or, with respect to second lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80.00% but not more than 100.00%. Additionally, the servicer's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

     NC Capital Corporation will represent that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations. In addition, NC Capital Corporation will represent that none of the mortgage loans sold by it are classified as "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law. In the event of a breach of any of such representations, NC Capital Corporation will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

NC CAPITAL CORPORATION MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS.

     NC Capital Corporation will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     If NC Capital Corporation fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then NC Capital Corporation would be required to repurchase or substitute for the defective mortgage loan. It is possible that NC Capital Corporation may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of NC Capital Corporation to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

THE CAP AGREEMENT IS SUBJECT TO COUNTERPARTY RISK.

     The assets of the trust fund include an interest rate cap agreement which will require the cap provider to make certain payments for the benefit of the holders of the Class A-2, Class A-3 and Class A-4 certificates. To the extent that payments on the Class A-2, Class A-3 and Class A-4 certificates depend in part on payments to be received by the trustee under the cap agreement, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the cap provider.

EXTERNAL EVENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS.

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.

     On March 19, 2003, the United States began military action against Iraq. In preparation for that action, President Bush ordered the activation of several thousand members of the armed forces reserves. During the continuation of the military conflict, particularly if it is prolonged, additional reservists may be called to active duty. There is no way of knowing whether any additional reservists will be called up and, if so, how many. To the extent that any such person is a borrower under a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the mortgage loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act of

1940 or the California Military and Veterans Code. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Soldiers' and Sailors' Civil Relief Act of 1940 or the California Military and Veterans Code. See "Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus and "Recent Developments--California Legislation" below.

RECENT DEVELOPMENTS--CALIFORNIA LEGISLATION.

     In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940 to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.

     The amendment could result in shortfalls in interest and could affect the ability of the servicer to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Soldiers' and Sailors' Civil Relief Act of 1940, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. None of the depositor, the servicer or Morgan Stanley Mortgage Capital Inc. has undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Soldiers' and Sailors' Civil Relief Act of 1940.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY.

     The certificates will not represent an interest in or obligation of the depositor, the servicer, NC Capital Corporation, the trustee or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including, with respect to the Class A-2, Class A-3 and Class A-4 certificates only, the interest rate cap agreement) will be the sole sources of payments on the LIBOR certificates, and there will be no recourse to the depositor, the servicer, NC Capital Corporation, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

LACK OF LIQUIDITY.

     The underwriters intend to make a secondary market in the LIBOR certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly referred to as SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities may not be able to invest in the certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates.

REDUCTION OR WITHDRAWAL OF RATINGS.

     Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE LIBOR CERTIFICATES AS INVESTMENTS.

     The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                              TRANSACTION OVERVIEW

PARTIES

     The Depositor. Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive office of the depositor is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

     The Responsible Party. NC Capital Corporation, a California corporation. The principal executive office of the responsible party is located at 18400 Von Karman, Suite 1000, Irvine, California 92612, and its telephone number is (949) 440-7030. See "The Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

     The Servicer. The Provident Bank, an Ohio banking corporation. The principal executive office of the servicer is located at One East Fourth Street, Cincinnati, Ohio 45202, and its telephone number is (513) 579-2220. For a description of the servicer, see "The Servicer" in this prospectus supplement.

     The Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MS03C4, and its telephone number is (714) 247-6000. For a description of the trustee, see "The Trustee" in this prospectus supplement.

     The Cap Provider. Morgan Stanley Capital Services Inc., a Delaware corporation. The principal executive office of the cap provider is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See "Description of the Certificates--The Cap Agreement" in this prospectus supplement.

     The Rating Agencies. Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., will issue ratings with respect to the certificates.

THE TRANSACTION

     Issuance of the Certificates. Morgan Stanley Capital I Inc. Trust 2003-NC4 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of April 1, 2003, by and among the depositor, the servicer, the responsible party and the trustee.

                             THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is April 1, 2003. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

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GENERAL

     The trust will primarily consist of approximately 4,632 conventional, sub-prime, adjustable- and fixed-rate, fully-amortizing, first lien and second lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $756,263,898. The mortgage loans in the trust were acquired by Morgan Stanley Mortgage Capital Inc., an affiliate of the depositor, from NC Capital Corporation. NC Capital Corporation previously acquired the mortgage loans from its affiliate New Century Mortgage Corporation, who originated or acquired them.

     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     Approximately 1,603 (or 27.20%) of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 3,029 (or 72.80%) are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one-to-four family dwelling units, individual condominium units, manufactured housing or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 44.31% of the mortgage loans have original loan-to-value ratios at origination, or with respect to second lien mortgage loans, combined loan to value ratios at origination, in excess of 80.00%. The "loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

     The "combined loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of the second lien mortgage loan, together with the outstanding balance of the related first lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

     None of the mortgage loans as of March 31, 2003 were more than 30 days but less than 60 days Delinquent with respect to their scheduled monthly payments.

     All of the mortgage loans are fully amortizing (except, with respect to certain mortgage loans that are interest-only for a period of time, during that period of time).

PREPAYMENT PREMIUMS

     Approximately 81.74% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note; generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of 3 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.

ADJUSTABLE-RATE MORTGAGE LOANS

     Approximately 97.15% of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE"). Approximately 2.85% of the adjustable-rate mortgage loans provide for monthly adjustment of the related mortgage rate based on the One-Month LIBOR Loan Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date. The mortgage loans with a One-Month LIBOR Loan Index are interest-only loans for a period of approximately 10 years following origination.

     With respect to the mortgage loans that adjust based on the Six-Month LIBOR Loan Index, the first such adjustment for approximately 98.45% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 ADJUSTABLE RATE MORTGAGE LOANS") or in the case of approximately 1.55% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 ADJUSTABLE RATE MORTGAGE LOANS"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable LIBOR index and a fixed percentage amount (the "GROSS MARGIN"); provided, that, in the substantial majority of cases the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.00% to 3.00%) specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "MINIMUM RATE"). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"); the Initial Caps range from 1.00% to 3.00% for substantially all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable LIBOR index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

THE INDICES

     With respect to approximately 97.15% of the adjustable-rate mortgage loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "SIX-MONTH LIBOR LOAN INDEX"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. With respect to approximately 2.85% of the adjustable-rate mortgage loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for one-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "ONE-MONTH LIBOR LOAN INDEX"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

JUNIOR LIENS

     Approximately 1.18% of the mortgage loans are secured by second liens on the related mortgaged properties. The range of combined loan-to-value ratios at origination of these second lien mortgage loans is approximately 55.40% to 100.00%, and the weighted average original combined loan-to-value ratio of these second lien mortgage loans is approximately 99.22%.

UNDERWRITING GUIDELINES

     General. The information set forth in the following paragraphs has been provided by NC Capital Corporation, and none of the depositor, the underwriters, the servicer, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     New Century Mortgage Corporation transferred the mortgage loans to its affiliate, NC Capital Corporation, which, in turn, sold the mortgage loans to an affiliate of the depositor. New Century Mortgage Corporation is a wholly-owned subsidiary of New Century Financial Corporation, a publicly traded company. New Century Mortgage Corporation is a consumer finance and mortgage banking company that originates, purchases, sells and services first lien and second lien mortgage loans and other consumer loans. New Century Mortgage Corporation emphasizes the origination of mortgage loans that are commonly referred to as non-conforming "B&C" loans or subprime loans. New Century Mortgage Corporation commenced lending operations on February 26, 1996. It is headquartered in Irvine, California.

     As of March 31, 2003, New Century Mortgage Corporation's wholesale division operated through 14 regional processing centers located in 10 states. The wholesale division originated $4.1 billion in loans during the three months ended March 31, 2003. As of March 31, 2003, New Century Mortgage Corporation's retail division operated through 66 sales offices and 5 regional processing centers located in 26 states. The central retail division operated through a centralized office located in Irvine, California. The Anyloan Company, which began its retail lending activities in November of 2001, originates loans through referrals from major lending institutions. The retail division originated $610 million in loans during the three months ended March 31, 2003. As of March 31, 2003, New Century Mortgage Corporation employed 2,703 associates.

     Underwriting Standards. The mortgage loans originated or acquired by New Century Mortgage Corporation, referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the "UNDERWRITING GUIDELINES"). The following is a general summary of the Underwriting Guidelines believed by the Depositor to have been generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting standards of the New Century Mortgage Corporation.

     The Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage loan pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by

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portfolios of mortgage loans underwritten in a more traditional manner. As a result of the originator's underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

     The mortgage loans will have been originated in accordance with the Underwriting Guidelines. On a case-by-case basis, exceptions to the Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage loan pool that were originated by the originator will represent these exceptions.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Underwriting Guidelines require a review of the appraisal by a qualified employee of the originator or by an appraiser retained by the originator. If the appraised value of a mortgaged property as determined by a review is more than 7% but less than 25% lower than the value as determined by the appraisal, then the originator uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then the originator obtains a new appraisal and repeats the review process.

     The mortgage loans were originated consistent with and generally conform to the Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the Underwriting Guidelines that generally is equal to the interest rate on that loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000. The Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 90% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

     The Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for the originator's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 12 months; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

     In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories--Equifax, TransUnion and Experian.

     The Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a three- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced. Open non-medical collection accounts or charge-off accounts, not affecting title, with balances under $500 may remain open.

     "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 590 or higher. A maximum of three 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit. Medical derogatories are not considered. Open collection accounts or open charge-offs not affecting title with balances of less than $1,000 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 80% (or 70% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a non-owner-occupied property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 100% for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 570 or higher. Unlimited 30-day late payments and a maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred. Medical derogatories are not considered. In most cases, open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy within the past 18 months or notice of default filings within the last two years by the applicant may have occurred. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner-occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a three- to four-family residential property (65% for a mortgage loan on a non-owner occupied property and 70% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. Unlimited 30-day and 60-day late payments and a maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $5,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months. The mortgaged property must be in average condition. In most cases, a maximum loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied or two-unit property for a full documentation program (70% for mortgage loans originated under the stated income documentation program), is permitted. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a three- to-four family residential property (60% for a mortgage loan on a non-owner-occupied property and 65% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

     "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a three- to four-family residential property (45% for a mortgage loan on a non-owner-occupied property and 50% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

     Mortgage Credit Only ("MO") A+ Risk. Under the MO "A+" risk category, the applicant is allowed a maximum of two 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding. No bankruptcy may have occurred within the past two years and no notice of default filings may have occurred ever. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied or two-unit property. MO "A+" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or three- to four-family residential property. The MO "A+" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan. The maximum debt service-to-income ratio is generally 50% unless the loan-to-value ratio is reduced. The maximum loan amount is $300,000.

     Mortgage Credit Only ("MO") A- Risk. The MO "A-" risk category allows for three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Derogatory items are allowed as to non-mortgage credit. No bankruptcy or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied or two-unit property. MO "A-" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or three- to four-family residential property. The MO "A-" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 90% for a refinance loan. The debt service-to-income ratio is generally equal to or less than 55%. The maximum loan amount is $250,000.

     Home Saver Program. The originator originates loans under a program called "Home Saver" to enable borrowers with an existing delinquent loan to preserve their home ownership. The existing loan may be over 90 days delinquent, but any bankruptcy proceeding must be dismissed before the loan is funded. The loan-to-value ratio may not exceed 65%. Home Saver loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 60% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium or a three- to four-family residential property. The Home Saver program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan. The maximum loan amount is $300,000.

     Credit Score Program. Under the "Credit Score Program" for full documentation loans, the credit risk grade is determined by the primary borrower's credit score. Loans with a minimum score of 630 and one 30-day late mortgage payment can have a maximum loan-to-value ratio of 90%. Loans with a minimum score of 600 can have a maximum loan-to-value ratio of 85%. Loans with a minimum score of 580 can have a maximum loan-to-value ratio of 80%. Loans with a minimum score of 560 can have a maximum loan-to-value ratio of 75%. Loans with a minimum score of 540 can have a maximum loan-to-value ratio of 70%. The maximum loan-to-value ratio is reduced by 5% for condominiums, full documentation program non-owner occupied properties or stated income documentation loans. Loans for non-owner occupied stated income, 3-4 unit properties, manufactured housing, unique properties or properties located in rural or remote areas are not allowed. No borrower, regardless of credit score, could have had a foreclosure or bankruptcy within the last 2 years. All other derogatory credit is factored into the credit score and is not evaluated individually. The maximum debt service-to-income ratio for loans with loan-to-value ratios greater than or equal to 85% is 50%. The maximum debt service-to-income ratio for loans with loan-to-value ratios less than 85% but greater than 70% is 55%. The maximum debt service-to-income ratio for loans with loan-to-value ratios less than or equal 70% is 59%. The maximum loan amount for this program is $500,000.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

THE GROUP I MORTGAGE LOANS

     The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group I mortgage loans.............................     $469,275,106
Cut-off date principal balance of group I fixed-rate mortgage loans..................      $70,362,806
Cut-off date principal balance of group I adjustable-rate mortgage loans.............     $398,912,300
   Mortgage Rates:
     Weighted Average................................................................            7.542%
     Range........................................................................... 4.380% to 11.250%
   Weighted average remaining term to maturity (in months)...........................              355

     The scheduled principal balances of the group I mortgage loans range from approximately $34,911 to approximately $493,186. The group I mortgage loans had an average scheduled principal balance of approximately $152,610.

     The weighted average loan-to-value ratio at origination of the group I mortgage loans is approximately 78.59% and approximately 41.81% of the group I mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

     All of the group I mortgage loans are secured by first liens.

     No more than approximately 0.53% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

     The responsible party will represent that

     o none of the group I mortgage loans sold by it is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loan under any other applicable federal, state or local law;

     o none of the group I mortgage loans originated prior to October 1, 2002 has a prepayment penalty period in excess of five years, and none of the group I mortgage loans originated on or after October 1, 2002 has a prepayment penalty period in excess of three years;

     o none of the group I mortgage loans originated on or after October 1, 2002 is secured by property located in the State of Georgia; and

     o in connection with the origination of the group I mortgage loans, no proceeds from a group I mortgage loan were used to finance a single premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                             GROUP I MORTGAGE LOANS

                                  PRODUCT TYPES


                                                  AGGREGATE     % OF MORTGAGE LOAN                       WEIGHTED
                                  NUMBER OF     CUT-OFF DATE     POOL BY AGGREGATE       WEIGHTED         AVERAGE        WEIGHTED
                                   MORTGAGE       PRINCIPAL        CUT-OFF DATE       AVERAGE GROSS   REMAINING TERM      AVERAGE
             PRODUCT TYPES          LOANS          BALANCE       PRINCIPAL BALANCE    INTEREST RATE      (MONTHS)      ORIGINAL LTV
             -------------          -----          -------       -----------------    -------------      --------      ------------
Fixed - 10 Year..................       2      $     117,154           0.02%              6.623%           118             66.82%
Fixed - 15 Year..................      37          4,289,222           0.91               6.866            178             63.19
Fixed - 20 Year..................      11          1,783,159           0.38               6.932            237             76.14
Fixed - 25 Year..................       1            169,978           0.04               6.890            297             65.00
Fixed - 30 Year..................     406         64,003,293          13.64               6.885            358             73.78
ARM - 2 Year/6 Month LIBOR.......   2,559        388,268,899          82.74               7.701            358             79.54
ARM - 3 Year/6 Month LIBOR.......      33          4,922,920           1.05               7.443            357             79.65
ARM - 10 Year Interest-only/
      1 Month LIBOR..............      26          5,720,482           1.22               4.892            298             80.13
                                    -----      -------------         ------               -----            ---             -----
Total/Weighted Average/
   % of Mortgage Loan Pool:         3,075      $ 469,275,106         100.00%              7.542%           355             78.59%
                                    =====      =============         ======               =====            ===             =====

                             GROUP I MORTGAGE LOANS

                          RANGE OF GROSS INTEREST RATES

                                                   AGGREGATE    % OF MORTGAGE LOAN                        WEIGHTED
                                   NUMBER OF     CUT-OFF DATE    POOL BY AGGREGATE      WEIGHTED         AVERAGE         WEIGHTED
                                    MORTGAGE       PRINCIPAL       CUT-OFF DATE       AVERAGE GROSS   REMAINING TERM      AVERAGE
  RANGE OF GROSS INTEREST RATES      LOANS          BALANCE      PRINCIPAL BALANCE    INTEREST RATE      (MONTHS)      ORIGINAL LTV
  -----------------------------      -----          -------      -----------------    -------------      --------      ------------
4.000% - 4.999%..................       20     $    4,802,971          1.02%              4.794%           298             81.36%
5.000% - 5.999%..................      108         18,368,511          3.91               5.855            354             75.87
6.000% - 6.999%..................      944        160,320,595         34.16               6.710            353             76.66
7.000% - 7.999%..................    1,031        164,692,010         35.09               7.527            356             80.76
8.000% - 8.999%..................      527         69,509,941         14.81               8.544            358             79.98
9.000% - 9.999%..................      348         40,271,964          8.58               9.453            358             77.60
10.000% - 10.999%................       89         10,652,308          2.27              10.466            358             72.84
11.000% - 11.999%................        8            656,805          0.14              11.072            357             68.50
                                     -----      -------------        ------              ------            ---             -----
Total/Weighted Average/
   % of Mortgage Loan Pool:          3,075      $ 469,275,106        100.00%              7.542%           355             78.59%
                                     =====      =============        ======              ======            ===             =====

Minimum:  4.380%
Maximum:  11.250%
Weighted Average:  7.542%

                             GROUP I MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES


                                                 AGGREGATE    % OF MORTGAGE LOAN                         WEIGHTED
                                               CUT-OFF DATE    POOL BY AGGREGATE       WEIGHTED          AVERAGE         WEIGHTED
  RANGE OF CUT-OFF DATE        NUMBER OF         PRINCIPAL       CUT-OFF DATE       AVERAGE GROSS    REMAINING TERM       AVERAGE
  PRINCIPAL BALANCES         MORTGAGE LOANS       BALANCE      PRINCIPAL BALANCE    INTEREST RATE       (MONTHS)       ORIGINAL LTV
  ------------------         --------------       -------      -----------------    -------------       --------       ------------
$ 25,001-$50,000............      105         $   4,522,520          0.96%              8.359%             353             70.18%
$ 50,001-$75,000............      326            20,768,820          4.43               8.348              352             76.51
$ 75,001-$100,000...........      424            37,297,987          7.95               7.877              354             75.51
$100,001-$125,000...........      406            45,834,682          9.77               7.738              355             78.47
$125,001-$150,000...........      420            57,763,955         12.31               7.733              355             78.14
$150,001-$175,000...........      354            57,303,433         12.21               7.597              356             77.74
$175,001-$200,000...........      283            53,341,163         11.37               7.407              353             78.24
$200,001-$225,000...........      225            48,001,093         10.23               7.305              356             78.77
$225,001-$250,000...........      162            38,263,175          8.15               7.253              356             79.56
$250,001-$275,000...........      149            38,919,943          8.29               7.383              355             79.01
$275,001-$300,000...........      122            35,082,662          7.48               7.314              355             82.74
$300,001-$325,000...........       81            25,232,510          5.38               7.174              355             81.09
$325,001-$350,000...........        3             1,012,339          0.22               7.452              358             88.37
$350,001-$375,000...........        6             2,180,952          0.46               6.922              357             78.81
$375,001-$400,000...........        6             2,364,106          0.50               7.463              357             83.91
$400,001-$425,000...........        1               404,716          0.09               5.990              358             65.00
$475,001-$500,000...........        2               981,050          0.21               6.746              358             84.94
                                -----         -------------        ------               -----              ---             -----
Total/Weighted Average/
   % of Mortgage Loan Pool:     3,075         $ 469,275,106        100.00%              7.542%             355             78.59%
                                =====         =============        ======               =====              ===             =====

Minimum:  $34,911
Maximum:  $493,186
Average:  $152,610

                             GROUP I MORTGAGE LOANS


                                  ORIGINAL TERM


                                                  AGGREGATE      % OF MORTGAGE LOAN                      WEIGHTED
                                                 CUT-OFF DATE    POOL BY AGGREGATE      WEIGHTED          AVERAGE        WEIGHTED
                                 NUMBER OF        PRINCIPAL         CUT-OFF DATE      AVERAGE GROSS   REMAINING TERM      AVERAGE
  ORIGINAL TERM (MONTHS)       MORTGAGE LOANS      BALANCE       PRINCIPAL BALANCE    INTEREST RATE      (MONTHS)      ORIGINAL LTV
  ----------------------       --------------      -------       -----------------    -------------      --------      ------------
120..........................          2        $     117,154            0.02%            6.623%            118             66.82%
180..........................         37            4,289,222            0.91             6.866             178             63.19
240..........................         11            1,783,159            0.38             6.932             237             76.14
300..........................         27            5,890,460            1.26             4.950             298             79.69
360..........................      2,998          457,195,111           97.43             7.584             358             78.73
                                   -----        -------------          ------             -----             ---             -----
Total/Weighted Average/
   % of Mortgage Loan Pool:        3,075        $ 469,275,106          100.00%            7.542%            355             78.59%
                                   =====        =============          ======             =====             ===             =====

Minimum:  120 months
Maximum:  360 months
Weighted Average:  357 months



                            RANGE OF REMAINING TERMS

                                                 AGGREGATE    % OF MORTGAGE LOAN                       WEIGHTED
                                               CUT-OFF DATE    POOL BY AGGREGATE      WEIGHTED          AVERAGE        WEIGHTED
  RANGE OF                     NUMBER OF         PRINCIPAL       CUT-OFF DATE       AVERAGE GROSS   REMAINING TERM      AVERAGE
  REMAINING TERMS (MONTHS)   MORTGAGE LOANS        BALANCE      PRINCIPAL BALANCE    INTEREST RATE      (MONTHS)      ORIGINAL LTV
  -----------------------    --------------        -------      -----------------    -------------      --------      ------------
109 - 120..................          2        $     117,154            0.02%            6.623%           118            66.82%
169 - 180..................         37            4,289,222            0.91             6.866            178            63.19
229 - 240..................         11            1,783,159            0.38             6.932            237            76.14
289 - 300..................         27            5,890,460            1.26             4.950            298            79.69
349 - 360..................      2,998          457,195,111           97.43             7.584            358            78.73
                                 -----        -------------          ------             -----            ---            -----
Total/Weighted Average/
   % of Mortgage Loan Pool:      3,075        $ 469,275,106          100.00%            7.542%           355            78.59%
                                 =====        =============          ======             =====            ===            =====

Minimum:  117 months
Maximum:  359 months
Weighted Average:  355 months

                             GROUP I MORTGAGE LOANS

                          RANGE OF ORIGINAL LTV RATIOS

                                           AGGREGATE
                            NUMBER OF    CUT-OFF DATE   % OF MORTGAGE LOAN POOL      WEIGHTED     WEIGHTED AVERAGE
  RANGE OF ORIGINAL          MORTGAGE      PRINCIPAL      BY AGGREGATE CUT-OFF    AVERAGE GROSS    REMAINING TERM   WEIGHTED AVERAGE
  LTV RATIOS                  LOANS         BALANCE      DATE PRINCIPAL BALANCE   INTEREST RATE       (MONTHS)        ORIGINAL LTV
  ----------                  -----         -------      ----------------------   -------------       --------        ------------
15.01% - 20.00%............       3     $     241,600               0.05%             6.974%             358              17.92%
20.01% - 25.00%............       6           619,515               0.13              7.227              358              24.02
25.01% - 30.00%............       5           554,440               0.12              7.376              310              28.60
30.01% - 35.00%............      16         1,333,977               0.28              7.059              345              32.04
35.01% - 40.00%............      22         2,544,052               0.54              7.302              343              37.57
40.01% - 45.00%............      21         2,382,616               0.51              7.110              328              42.86
45.01% - 50.00%............      40         5,865,369               1.25              7.204              354              47.60
50.01% - 55.00%............      54         7,024,042               1.50              7.314              344              52.50
55.01% - 60.00%............      92        13,006,982               2.77              7.352              350              58.11
60.01% - 65.00%............     158        23,982,333               5.11              7.408              351              63.46
65.01% - 70.00%............     223        34,924,720               7.44              7.741              356              68.83
70.01% - 75.00%............     387        56,334,804              12.00              7.819              356              74.21
75.01% - 80.00%............     842       124,279,613              26.48              7.467              355              79.58
80.01% - 85.00%............     653        99,470,305              21.20              7.655              356              84.71
85.01% - 90.00%............     443        76,487,493              16.30              7.424              356              89.68
90.01% - 95.00%............     110        20,223,244               4.31              7.365              358              94.89
                              -----     -------------             ------              -----              ---              -----
Total/Weighted Average/
   % of Mortgage Loan Pool:   3,075     $ 469,275,106             100.00%             7.542%             355              78.59%
                              =====     =============             ======              =====              ===              =====

Minimum:  16.26%
Maximum:  95.00%
Weighted Average:  78.59%

                             GROUP 1 MORTGAGE LOANS

                             RANGE OF GROSS MARGINS

                                                             % OF MORTGAGE
                                            AGGREGATE        LOAN POOL BY
                             NUMBER OF    CUT-OFF DATE         AGGREGATE           WEIGHTED     WEIGHTED AVERAGE
                              MORTGAGE      PRINCIPAL         CUT-OFF DATE      AVERAGE GROSS    REMAINING TERM   WEIGHTED AVERAGE
 RANGE OF GROSS MARGINS        LOANS         BALANCE       PRINCIPAL BALANCE    INTEREST RATE       (MONTHS)        ORIGINAL LTV
 ----------------------        -----         -------       -----------------    -------------       --------        ------------
Fixed Rate Loans...........      457     $  70,362,806            14.99%            6.885%             343              73.16%
<= 3.500%..................       21         4,862,409             1.04             4.849              298              81.41
3.501% - 4.000%............        6           917,510             0.20             5.407              298              73.65
4.001% - 4.500%............        3           434,763             0.09             6.594              358              82.63
4.501% - 5.000%............        5         1,047,552             0.22             6.410              357              81.08
5.001 %- 5.500%............        8         1,647,491             0.35             6.900              358              83.94
5.501 %- 6.000%............       37         5,484,201             1.17             7.153              358              79.27
6.001 %- 6.500%............    1,545       246,093,194            52.44             7.294              358              81.06
6.501 %- 7.000%............      565        78,894,578            16.81             8.135              358              78.68
7.001% - 7.500%............      422        58,595,589            12.49             8.888              358              74.08
7.501% - 8.000%............        4           533,283             0.11             9.610              358              77.92
8.001 %- 8.500%............        1           227,692             0.05             7.990              358              95.00
8.501 %- 9.000%............        1           174,038             0.04             8.500              358              85.00
                               -----     -------------           ------             -----              ---              -----
Total/Weighted Average/
   % of Mortgage Loan Pool:    3,075     $ 469,275,106           100.00%            7.542%             355              78.59%
                               =====     =============           ======             =====              ===              =====

Non-Zero Minimum:  1.000%
Maximum:  8.750%
Non-Zero Weighted Average:  6.505%

                             GROUP I MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES

                                                             % OF MORTGAGE
                                            AGGREGATE        LOAN POOL BY
                             NUMBER OF    CUT-OFF DATE         AGGREGATE           WEIGHTED     WEIGHTED AVERAGE
 RANGE OF MINIMUM             MORTGAGE      PRINCIPAL         CUT-OFF DATE      AVERAGE GROSS    REMAINING TERM   WEIGHTED AVERAGE
 MORTGAGE RATES                LOANS         BALANCE       PRINCIPAL BALANCE    INTEREST RATE       (MONTHS)        ORIGINAL LTV
 ----------------              -----         -------       -----------------    -------------       --------        ------------
 Fixed Rate Loans..........      457     $  70,362,806           14.99%             6.885%             343              73.16%
 <=5.000%..................       20         4,802,971            1.02              4.794              298              81.36
 5.001% - 5.500%...........       21         3,466,942            0.74              5.475              341              74.72
 5.501% - 6.000%...........      102        17,724,411            3.78              5.952              357              77.55
 6.001% - 6.500%...........      222        38,561,233            8.22              6.397              358              77.21
 6.501% - 7.000%...........      415        72,920,315           15.54              6.892              358              79.97
 7.001% - 7.500%...........      444        74,073,411           15.78              7.368              358              81.05
 7.501% - 8.000%...........      452        70,071,561           14.93              7.850              358              81.23
 8.001% - 8.500%...........      247        33,695,751            7.18              8.332              358              81.03
 8.501% - 9.000%...........      282        36,351,570            7.75              8.840              358              79.06
 9.001% - 9.500%...........      194        21,738,771            4.63              9.322              358              77.25
 9.501% - 10.000%..........      128        14,964,344            3.19              9.786              358              77.35
10.001% - 10.500%..........       52         6,179,629            1.32             10.343              358              72.54
10.501% - 11.000%..........       35         4,127,170            0.88             10.792              358              72.15
11.001% - 11.500%..........        4           234,222            0.05             11.201              358              69.62
                               -----     -------------          ------             ------              ---              -----
Total/Weighted Average/
   % of Mortgage Loan Pool:    3,075     $ 469,275,106          100.00%             7.542%             355              78.59%
                               =====     =============          ======             ======              ===              =====

Non-Zero Minimum:  4.380%
Maximum:  11.250%
Non-Zero Weighted Average:  7.661%

                             GROUP I MORTGAGE LOANS

                         RANGE OF MAXIMUM MORTGAGE RATES

                                                                            % OF MORTGAGE
                                                                            LOAN POOL BY      WEIGHTED     WEIGHTED
                                                                              AGGREGATE       AVERAGE       AVERAGE
                                         NUMBER OF          AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     WEIGHTED
                                         MORTGAGE          CUT-OFF DATE        PRINCIPAL      INTEREST       TERM        AVERAGE
  RANGE OF MAXIMUM MORTGAGE RATES          LOANS        PRINCIPAL BALANCE       BALANCE         RATE       (MONTHS)    ORIGINAL LTV
  -------------------------------          -----        -----------------       -------         ----       --------    ------------
Fixed Rate Loans......................      457          $   70,362,806          14.99%         6.885%        343         73.16%
<= 12.500%............................       41               8,269,913           1.76          5.080         316         78.58
12.501% - 13.000%.....................      103              17,841,400           3.80          5.957         357         77.60
13.001% - 13.500%.....................      222              38,561,233           8.22          6.397         358         77.21
13.501% - 14.000%.....................      417              73,295,283          15.62          6.898         358         79.90
14.001% - 14.500%.....................      445              74,272,648          15.83          7.369         358         81.06
14.501% - 15.000%.....................      456              70,693,263          15.06          7.865         358         81.29
15.001% - 15.500%.....................      246              33,496,515           7.14          8.334         358         81.01
15.501% - 16.000%.....................      277              35,473,876           7.56          8.847         358         78.99
16.001% - 16.500%.....................      194              21,738,771           4.63          9.322         358         77.25
16.501% - 17.000%.....................      126              14,728,379           3.14          9.785         358         77.39
17.001% - 17.500%.....................       52               6,179,629           1.32         10.343         358         72.54
17.501% - 18.000%.....................       35               4,127,170           0.88         10.792         358         72.15
18.001% - 18.500%.....................        4                 234,222           0.05         11.201         358         69.62
                                          -----          --------------         ------         ------         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:               3,075          $  469,275,106         100.00%         7.542%        355         78.59%
                                          =====          ==============         ======         ======         ===         =====

Non-Zero Minimum:  12.000%
Maximum:  18.250%
Non-Zero Weighted Average:  14.657%

                             GROUP I MORTGAGE LOANS

                              INITIAL PERIODIC CAP

                                                                           % OF MORTGAGE
                                                                           LOAN POOL BY      WEIGHTED     WEIGHTED
                                                                             AGGREGATE       AVERAGE       AVERAGE
                                         NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS       REMAINING     WEIGHTED
                                          MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        AVERAGE
  INITIAL PERIODIC CAP                     LOANS      PRINCIPAL BALANCE       BALANCE          RATE       (MONTHS)    ORIGINAL LTV
  --------------------                     -----      -----------------       -------          ----       --------    ------------
Fixed Rate Loans....................         457        $   70,362,806         14.99%          6.885%        343         73.16%
1.000%..............................          14             2,157,809          0.46           8.521         358         78.18
1.500%..............................       2,578           391,034,010         83.33           7.693         358         79.55
3.000%..............................          26             5,720,482          1.22           4.892         298         80.13
                                           -----        --------------        ------           -----         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                3,075        $  469,275,106        100.00%          7.542%        355         78.59%
                                           =====        ==============        ======           =====         ===         =====

Non-Zero Minimum:  1.000%
Maximum:  3.000%
Non-Zero Weighted Average:  1.519%


                             SUBSEQUENT PERIODIC CAP

                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED      WEIGHTED
                                                                              AGGREGATE        AVERAGE      AVERAGE
                                           NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING      WEIGHTED
                                            MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST        TERM        AVERAGE
   SUBSEQUENT PERIODIC CAP                   LOANS      PRINCIPAL BALANCE      BALANCE          RATE        (MONTHS)    ORIGINAL LTV
   -----------------------                   -----      -----------------      -------          ----        --------    ------------
Fixed Rate Loans........................       457        $   70,362,806        14.99%          6.885%         343         73.16%
1.000%..................................        17             2,575,237         0.55           8.396          358         78.29
1.500%..................................     2,575           390,616,582        83.24           7.693          358         79.55
3.000%..................................        26             5,720,482         1.22           4.892          298         80.13
                                             -----        --------------       ------           -----          ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  3,075        $  469,275,106       100.00%          7.542%         355         78.59%
                                             =====        ==============       ======           =====          ===         =====

Non-Zero Minimum:  1.000%
Maximum:  3.000%
Non-Zero Weighted Average:  1.518%

                             GROUP I MORTGAGE LOANS


                           NEXT RATE ADJUSTMENT DATES

                                                                        % OF MORTGAGE
                                                                         LOAN POOL BY     WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AVERAGE      AVERAGE
                                       NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING      WEIGHTED
                                       MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST        TERM        AVERAGE
   NEXT RATE ADJUSTMENT DATES            LOANS      PRINCIPAL BALANCE      BALANCE          RATE        (MONTHS)    ORIGINAL LTV
   --------------------------            -----      -----------------      -------          ----        --------    ------------
Fixed Rate...........................     457         $   70,362,806         14.99%          6.885%       343          73.16%
May 2003.............................      26              5,720,482          1.22           4.892        298          80.13
November 2004........................       3                524,666          0.11           9.490        355          76.08
December 2004........................      21              3,696,233          0.79           7.182        356          82.78
January 2005.........................     558             92,557,701         19.72           7.324        357          80.08
February 2005........................   1,976            291,330,424         62.08           7.825        358          79.33
March 2005...........................       1                159,875          0.03           7.240        359          80.00
January 2006.........................      22              3,824,316          0.81           7.168        357          80.21
February 2006........................      11              1,098,604          0.23           8.401        358          77.70
                                        -----         --------------        ------           -----        ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:             3,075         $  469,275,106        100.00%          7.542%       355          78.59%
                                        =====         ==============        ======           =====        ===          =====

    Non-Zero Weighted Average:  January 2005

                             GROUP I MORTGAGE LOANS


                             GEOGRAPHIC DISTRIBUTION


                                                                         % OF MORTGAGE
                                                                          LOAN POOL BY     WEIGHTED      WEIGHTED
                                                                           AGGREGATE        AVERAGE      AVERAGE
                                        NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING      WEIGHTED
                                        MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST        TERM        AVERAGE
          GEOGRAPHIC DISTRIBUTION         LOANS      PRINCIPAL BALANCE      BALANCE          RATE        (MONTHS)    ORIGINAL LTV
          -----------------------         -----      -----------------      -------          ----        --------    ------------
California...........................      971         $  185,708,921         39.57%          7.232%       355          77.22%
Florida..............................      251             29,120,040          6.21           7.646        353          79.78
Illinois.............................      154             25,431,239          5.42           7.699        357          80.55
Massachusetts........................      112             22,570,509          4.81           7.598        356          74.43
New York.............................       95             19,914,047          4.24           7.321        345          77.00
Michigan.............................      174             18,688,683          3.98           8.278        357          81.17
Colorado.............................      115             17,542,743          3.74           7.274        352          81.03
Texas................................      142             14,470,748          3.08           8.552        353          78.75
Minnesota............................       67              9,952,089          2.12           7.519        350          80.32
Virginia.............................       56              9,750,627          2.08           7.508        358          78.09
New Jersey...........................       54              9,634,225          2.05           7.803        354          80.47
Washington...........................       66              9,626,673          2.05           7.479        356          79.62
Nevada...............................       56              7,199,791          1.53           7.678        355          82.40
Maryland.............................       42              7,146,630          1.52           7.549        358          81.04
Connecticut..........................       45              7,050,588          1.50           7.328        357          77.71
Other................................      675             75,467,554         16.08           7.928        357          80.21
                                         -----         --------------        ------           -----        ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:              3,075         $  469,275,106        100.00%          7.542%       355          78.59%
                                         =====         ==============        ======           =====        ===          =====

    Number of States/District of Columbia Represented:  48

                             GROUP I MORTGAGE LOANS


                                    OCCUPANCY


                                                                             % OF MORTGAGE
                                                                              LOAN POOL BY     WEIGHTED      WEIGHTED
                                                                               AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                           NUMBER OF        AGGREGATE         CUT-OFF DATE       GROSS      REMAINING      AVERAGE
                                            MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST        TERM       ORIGINAL
OCCUPANCY                                    LOANS      PRINCIPAL BALANCE       BALANCE          RATE        (MONTHS)        LTV
---------                                    -----      -----------------       -------          ----        --------        ---
Primary..............................         2,868        $442,397,238          94.27%         7.535%         355          78.94%
Investment...........................           201          26,088,701           5.56          7.658          354          72.69
Second Home..........................             6             789,167           0.17          7.451          357          78.99
                                              -----        ------------         ------          -----          ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                   3,075        $469,275,106         100.00%         7.542%         355          78.59%
                                              =====        ============         ======          =====          ===          =====


                                  PROPERTY TYPE


                                                                              % OF MORTGAGE
                                                                               LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                                AGGREGATE        AVERAGE      AVERAGE     WEIGHTED
                                             NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                             MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST       TERM       ORIGINAL
PROPERTY TYPES                                 LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)        LTV
--------------                                 -----      -----------------      -------          ----       --------        ---
Single Family Residence.............           2,405         $355,747,866         75.81%         7.592%         355         78.41%
PUD.................................             258           43,120,036          9.19          7.544          356         80.51
2-4 Family..........................             171           37,061,305          7.90          7.228          349         76.96
Condo...............................             201           29,130,245          6.21          7.312          356         80.30
Manufactured Housing................              40            4,215,653          0.90          7.624          356         76.25
                                               -----         ------------        ------          -----          ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                    3,075         $469,275,106        100.00%         7.542%         355         78.59%
                                               =====         ============        ======          =====          ===         =====

                             GROUP I MORTGAGE LOANS

                                  LOAN PURPOSE


                                                                              % OF MORTGAGE
                                                                               LOAN POOL BY      WEIGHTED     WEIGHTED
                                                                                AGGREGATE        AVERAGE       AVERAGE     WEIGHTED
                                             NUMBER OF       AGGREGATE         CUT-OFF DATE       GROSS       REMAINING     AVERAGE
                                             MORTGAGE       CUT-OFF DATE        PRINCIPAL        INTEREST       TERM       ORIGINAL
LOAN PURPOSE                                   LOANS     PRINCIPAL BALANCE       BALANCE           RATE       (MONTHS)        LTV
------------                                   -----     -----------------       -------           ----       --------        ---
Refinance - Cashout.......................     2,093        $322,401,587          68.70%          7.579%         355         77.23%
Purchase..................................       520          77,804,253          16.58           7.377          356         83.35
Refinance - Rate Term.....................       462          69,069,267          14.72           7.555          354         79.56
                                               -----        ------------         ------           -----          ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                    3,075        $469,275,106         100.00%          7.542%         355         78.59%
                                               =====        ============         ======           =====          ===         =====




                               DOCUMENTATION LEVEL


                                                                           % OF MORTGAGE
                                                                            LOAN POOL BY      WEIGHTED     WEIGHTED
                                                                             AGGREGATE        AVERAGE       AVERAGE
                                           NUMBER OF       AGGREGATE        CUT-OFF DATE       GROSS       REMAINING     WEIGHTED
                                           MORTGAGE       CUT-OFF DATE       PRINCIPAL        INTEREST       TERM        AVERAGE
DOCUMENTATION LEVEL                          LOANS     PRINCIPAL BALANCE      BALANCE           RATE       (MONTHS)    ORIGINAL LTV
-------------------                          -----     -----------------      -------           ----       --------    ------------
Full...................................      2,003        $290,212,205         61.84%          7.476%         355         79.23%
Stated.................................        884         148,172,815         31.57           7.694          354         77.25
Limited................................        188          30,890,086          6.58           7.428          355         79.04
                                             -----        ------------        ------           -----          ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  3,075        $469,275,106        100.00%          7.542%         355         78.59%
                                             =====        ============        ======           =====          ===         =====

                             GROUP I MORTGAGE LOANS

                             PREPAYMENT PENALTY TERM


                                                                             % OF MORTGAGE
                                                                              LOAN POOL BY      WEIGHTED     WEIGHTED
                                                                               AGGREGATE        AVERAGE       AVERAGE     WEIGHTED
                                            NUMBER OF       AGGREGATE         CUT-OFF DATE       GROSS       REMAINING     AVERAGE
                                            MORTGAGE       CUT-OFF DATE        PRINCIPAL        INTEREST       TERM       ORIGINAL
PREPAYMENT PENALTY TERM (MONTHS)              LOANS     PRINCIPAL BALANCE       BALANCE           RATE       (MONTHS)        LTV
--------------------------------              -----     -----------------       -------           ----       --------        ---
0  ..................................           486        $ 70,786,501          15.08%          7.613%         351         79.02%
12 ..................................           184          33,526,360           7.14           7.488          350         77.16
24 ..................................         2,018         306,243,712          65.26           7.636          358         79.50
36 ..................................           387          58,718,533          12.51           6.995          347         74.13
                                              -----        ------------         ------           -----          ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                   3,075        $469,275,106         100.00%          7.542%         355         78.59%
                                              =====        ============         ======           =====          ===         =====

Non-Zero Minimum:  12
Maximum:  36
Non-Zero Weighted Average:  25

THE GROUP II MORTGAGE LOANS

     The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group II mortgage loans................................          $286,988,791
Cut-off date principal balance of group II fixed-rate mortgage loans.....................          $135,370,571
Cut-off date principal balance of group II adjustable-rate mortgage loans................          $151,618,220
   Mortgage Rates:
     Weighted Average....................................................................                 7.639%
     Range...............................................................................      4.375% to 12.990%
   Weighted average remaining term to maturity (in months)...............................                   343

     The scheduled principal balances of the group II mortgage loans range from approximately $8,613 to approximately $748,477. The group II mortgage loans had an average scheduled principal balance of approximately $184,322.

     The weighted average combined loan-to-value ratio at origination of the group II mortgage loans is approximately 80.34% and approximately 48.42% of the group II mortgage loans have combined loan-to-value ratios at origination exceeding 80.00%.

     Approximately 96.88% of the group II mortgage loans are secured by first liens. Approximately 3.12% of the group II mortgage loans are secured by second liens.

     No more than approximately 0.70% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

     The responsible party will represent that

     o none of the group II mortgage loans sold by it is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loan under any other applicable federal, state or local law;

     o none of the group II mortgage loans originated prior to October 1, 2002 has a prepayment penalty period in excess of five years, and none of the group II mortgage loans originated on or after October 1, 2002 has a prepayment penalty period in excess of three years;

     o none of the group II mortgage loans originated on or after October 1, 2002 is secured by property located in the State of Georgia; and

     o in connection with the origination of the group II mortgage loans, no proceeds from a group II mortgage loan were used to finance a single premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                             GROUP II MORTGAGE LOANS

                                  PRODUCT TYPES


                                                                         % OF MORTGAGE
                                                                          LOAN POOL BY      WEIGHTED     WEIGHTED
                                                                           AGGREGATE        AVERAGE       AVERAGE      WEIGHTED
                                        NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS       REMAINING     AVERAGE
                                         MORTGAGE      CUT-OFF DATE        PRINCIPAL        INTEREST       TERM        ORIGINAL
PRODUCT TYPES                             LOANS      PRINCIPAL BALANCE      BALANCE           RATE       (MONTHS)    COMBINED LTV
-------------                             -----      -----------------      -------           ----       --------    ------------
Fixed - 10 Year......................        10         $    534,253          0.19%          8.436%         118         66.68%
Fixed - 15 Year......................       143           10,195,828          3.55           8.525          178         77.32
Fixed - 20 Year......................       235           12,428,753          4.33           9.883          238         91.19
Fixed - 25 Year......................         8              538,135          0.19           8.507          297         79.37
Fixed - 30 Year......................       750          111,673,602         38.91           7.871          358         78.04
ARM - 2 Year/6 Month LIBOR...........       381          138,288,106         48.19           7.377          357         81.23
ARM - 3 Year/6 Month LIBOR...........         8            3,349,603          1.17           7.037          357         82.74
ARM - 10 Year Interest-only/
   1 Month LIBOR.....................        22            9,980,511          3.48           5.101          298         83.35
                                          -----         ------------        ------           -----          ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:               1,557         $286,988,791        100.00%          7.639%         343         80.34%
                                          =====         ============        ======           =====          ===         =====



                                  LIEN POSITION

                                                                             % OF MORTGAGE     WEIGHTED     WEIGHTED      WEIGHTED
                                                                             LOAN POOL BY       AVERAGE      AVERAGE      AVERAGE
                                           NUMBER OF        AGGREGATE          AGGREGATE         GROSS      REMAINING     ORIGINAL
                                            MORTGAGE      CUT-OFF DATE       CUT-OFF DATE      INTEREST       TERM        COMBINED
      LIEN POSITION                          LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE     RATE       (MONTHS)        LTV
      -------------                          -----      -----------------  -----------------     ----       --------        ---
First lien...............................    1,336         $278,049,068         96.88%           7.536%        347         79.73%
Second lien..............................      221            8,939,723          3.12           10.864         228         99.22
                                             -----         ------------        ------           ------         ---         -----
  Total/Weighted Average/
    % of Mortgage Loan Pool:                 1,557         $286,988,791        100.00%           7.639%        343         80.34%
                                             =====         ============        ======           ======         ===         =====

                             GROUP II MORTGAGE LOANS


                          RANGE OF GROSS INTEREST RATES


                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                              AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                          NUMBER OF        AGGREGATE         CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                           MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
RANGE OF GROSS INTEREST RATES               LOANS      PRINCIPAL BALANCE       BALANCE          RATE       (MONTHS)    COMBINED LTV
-----------------------------               -----      -----------------       -------          ----       --------    ------------
4.000%  - 4.999%.....................          16         $  7,152,658           2.49%          4.869%        298         83.49%
5.000%  - 5.999%.....................          34           14,583,155           5.08           5.769         347         76.78
6.000%  - 6.999%.....................         164           66,245,305          23.08           6.698         356         79.08
7.000%  - 7.999%.....................         578          124,181,571          43.27           7.600         349         80.46
8.000%  - 8.999%.....................         357           45,847,891          15.98           8.487         339         80.25
9.000%  - 9.999%.....................         136           14,678,424           5.11           9.515         339         80.07
10.000% - 10.999%....................         216           10,559,052           3.68          10.757         254         92.70
11.000% - 11.999%....................          51            3,369,722           1.17          11.579         330         74.28
12.000% - 12.999%....................           5              371,014           0.13          12.251         349         71.32
                                            -----         ------------         ------          ------         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                 1,557         $286,988,791         100.00%          7.639%        343         80.34%
                                            =====         ============         ======          ======         ===         =====

    Minimum:  4.375%
    Maximum:  12.990%
    Weighted Average:  7.639%

                             GROUP II MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                           % OF MORTGAGE
                                                                            LOAN POOL BY     WEIGHTED      WEIGHTED
                                                                             AGGREGATE        AVERAGE      AVERAGE       WEIGHTED
                                          NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING      AVERAGE
                                           MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST        TERM        ORIGINAL
RANGE OF CUT-OFF PRINCIPAL BALANCES         LOANS      PRINCIPAL BALANCE      BALANCE          RATE        (MONTHS)    COMBINED LTV
-----------------------------------         -----      -----------------      -------          ----        --------    ------------
$  1 - $  25,000.....................          57         $  1,139,483          0.40%         10.870%        228          99.47%
$ 25,001 - $ 50,000..................         224            8,842,363          3.08           9.714         261          82.60
$ 50,001 - $ 75,000..................         244           15,216,412          5.30           9.055         297          79.99
$ 75,001 - $100,000..................         173           15,095,137          5.26           8.640         323          76.84
$100,001 - $125,000..................         125           13,978,538          4.87           8.467         332          78.82
$125,001 - $150,000..................          79           10,759,989          3.75           8.114         352          78.55
$150,001 - $175,000..................          54            8,782,799          3.06           8.112         349          77.52
$175,001 - $200,000..................          55           10,336,930          3.60           8.084         351          78.31
$200,001 - $225,000..................          41            8,756,401          3.05           8.127         348          78.70
$225,001 - $250,000..................          29            6,900,429          2.40           8.282         354          78.48
$250,001 - $275,000..................          18            4,691,762          1.63           8.039         341          80.30
$275,001 - $300,000..................          21            6,067,930          2.11           8.019         358          79.58
$300,001 - $325,000..................          28            8,883,464          3.10           7.381         355          82.36
$325,001 - $350,000..................         100           33,767,022         11.77           7.104         356          81.09
$350,001 - $375,000..................          64           23,183,932          8.08           7.173         355          82.49
$375,001 - $400,000..................          63           24,628,346          8.58           7.244         354          81.46
$400,001 - $425,000..................          42           17,408,564          6.07           7.151         346          81.53
$425,001 - $450,000..................          35           15,391,649          5.36           7.306         354          82.15
$450,001 - $475,000..................          28           12,931,315          4.51           7.206         355          86.06
$475,001 - $500,000..................          45           22,123,294          7.71           6.915         352          75.64
$500,001 - $750,000..................          32           18,103,032          6.31           6.490         343          80.11
                                            -----         ------------        ------          ------         ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                 1,557         $286,988,791        100.00%          7.639%        343          80.34%
                                            =====         ============        ======          ======         ===          =====

     Minimum:   $8,613
     Maximum:   $748,477
     Average:   $184,322

                             GROUP II MORTGAGE LOANS

                                  ORIGINAL TERM

                                                                           % OF MORTGAGE
                                                                            LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                             AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                          NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                          MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
ORIGINAL TERM (MONTHS)                      LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)    COMBINED LTV
----------------------                      -----      -----------------      -------          ----       --------    ------------
120..................................         10          $    534,253          0.19%          8.436%        118         66.68%
180..................................        143            10,195,828          3.55           8.525         178         77.32
240..................................        235            12,428,753          4.33           9.883         238         91.19
300..................................         30            10,518,646          3.67           5.275         298         83.15
360..................................      1,139           253,311,312         88.27           7.590         358         79.84
                                           -----          ------------        ------           -----         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                1,557          $286,988,791        100.00%          7.639%        343         80.34%
                                           =====          ============        ======           =====         ===         =====

     Minimum:  120 months
     Maximum:  360 months
     Weighted Average:  346 months

                             GROUP II MORTGAGE LOANS


                            RANGE OF REMAINING TERMS

                                                                               % OF MORTGAGE
                                                                               LOAN POOL BY     WEIGHTED     WEIGHTED     WEIGHTED
                                                                                 AGGREGATE       AVERAGE      AVERAGE      AVERAGE
                                            NUMBER OF         AGGREGATE        CUT-OFF DATE       GROSS      REMAINING    ORIGINAL
                                            MORTGAGE        CUT-OFF DATE         PRINCIPAL      INTEREST       TERM       COMBINED
RANGE OF REMAINING TERMS (MONTHS)             LOANS       PRINCIPAL BALANCE       BALANCE         RATE       (MONTHS)        LTV
---------------------------------             -----       -----------------       -------         ----       --------        ---
109 - 120.............................          10          $    534,253            0.19%         8.436%        118         66.68%
169 - 180.............................         143            10,195,828            3.55          8.525         178         77.32
229 - 240.............................         235            12,428,753            4.33          9.883         238         91.19
289 - 300.............................          30            10,518,646            3.67          5.275         298         83.15
349 - 360.............................       1,139           253,311,312           88.27          7.590         358         79.84
                                             -----          ------------          ------          -----         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  1,557          $286,988,791          100.00%         7.639%        343         80.34%
                                             =====          ============          ======          =====         ===         =====

    Minimum:  117 months
    Maximum:  359 months
    Weighted Average:  343 months

                             GROUP II MORTGAGE LOANS


                      RANGE OF ORIGINAL COMBINED LTV RATIOS


                                                                             % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED      WEIGHTED     WEIGHTED
                                                                               AGGREGATE       AVERAGE      AVERAGE       AVERAGE
                                            NUMBER OF       AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     ORIGINAL
                                            MORTGAGE       CUT-OFF DATE        PRINCIPAL      INTEREST        TERM       COMBINED
RANGE OF ORIGINAL COMBINED LTV RATIOS         LOANS     PRINCIPAL BALANCE       BALANCE         RATE        (MONTHS)        LTV
-------------------------------------         -----     -----------------       -------         ----        --------        ---
15.01%  - 20.00%.......................           1        $     42,537           0.01%         8.350%        118          18.53%
20.01%  - 25.00%.......................           2             572,976           0.20          7.121         358          24.84
25.01%  - 30.00%.......................           4             221,123           0.08          8.083         266          27.82
30.01%  - 35.00%.......................           5             259,626           0.09          7.980         358          32.47
35.01%  - 40.00%.......................          11           1,154,093           0.40          8.028         325          38.65
40.01%  - 45.00%.......................          11           1,360,918           0.47          8.080         307          43.49
45.01%  - 50.00%.......................          17           1,662,092           0.58          7.385         329          48.34
50.01%  - 55.00%.......................          16           3,442,517           1.20          7.386         352          53.40
55.01%  - 60.00%.......................          49           8,443,305           2.94          7.348         351          57.98
60.01%  - 65.00%.......................          68          12,672,564           4.42          7.330         340          63.31
65.01%  - 70.00%.......................         118          18,966,529           6.61          7.868         349          69.12
70.01%  - 75.00%.......................         150          30,030,849          10.46          7.586         349          74.03
75.01%  - 80.00%.......................         355          69,209,693          24.12          7.603         342          79.59
80.01%  - 85.00%.......................         243          55,079,499          19.19          7.456         346          84.45
85.01%  - 90.00%.......................         239          61,887,276          21.56          7.426         352          89.62
90.01%  - 95.00%.......................          56          13,476,240           4.70          7.792         352          94.82
95.01%  - 100.00%......................         212           8,506,954           2.96         10.887         230          99.90
                                              -----        ------------         ------         ------         ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                   1,557        $286,988,791         100.00%         7.639%        343          80.34%
                                              =====        ============         ======         ======         ===          =====

     Minimum:  18.53%
     Maximum:  100.00%
     Weighted Average:  80.34%

                             GROUP II MORTGAGE LOANS

                             RANGE OF GROSS MARGINS

                                                                           % OF MORTGAGE
                                                                            LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                             AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                          NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                           MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
RANGE OF GROSS MARGINS                      LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)    COMBINED LTV
----------------------                      -----      -----------------      -------          ----       --------    ------------
Fixed Rate Loans                            1,146         $135,370,571         47.17%          8.109%        332         79.15%
<= 3.500%                                      16            7,152,658          2.49           4.869         298         83.49
3.501% - 4.000%.......................          3            1,459,476          0.51           5.387         298         84.60
4.001% - 4.500%.......................          3            1,368,377          0.48           6.005         297         81.27
4.501% - 5.000%.......................          3              990,203          0.35           6.587         357         74.13
5.001% - 5.500%.......................          3            1,222,378          0.43           7.065         357         84.30
5.501% - 6.000%.......................          8            3,417,539          1.19           6.598         358         76.25
6.001% - 6.500%.......................        276          108,521,394         37.81           7.127         357         82.61
6.501% - 7.000%.......................         47           15,435,747          5.38           7.828         358         80.24
7.001% - 7.500%.......................         52           12,050,448          4.20           9.269         358         72.21
                                            -----         ------------        ------           -----         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                 1,557         $286,988,791        100.00%          7.639%        343         80.34%
                                            =====         ============        ======           =====         ===         =====

     Non-Zero Minimum:  3.000%
     Maximum:  7.500%
     Non-Zero Weighted Average:  6.256%

                             GROUP II MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES

                                                                           % OF MORTGAGE
                                                                            LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                             AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                          NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                           MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
RANGE OF MINIMUM MORTGAGE RATES             LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)    COMBINED LTV
-------------------------------             -----      -----------------      -------          ----       --------    ------------
Fixed Rate Loans......................      1,146         $135,370,571         47.17%          8.109%        332         79.15%
<=5.000%..............................         16            7,152,658          2.49           4.869         298         83.49
5.001%  - 5.500%......................         12            5,009,558          1.75           5.467         340         73.06
5.501%  - 6.000%......................         25           10,699,163          3.73           5.934         351         78.55
6.001%  - 6.500%......................         41           16,610,784          5.79           6.422         356         79.62
6.501%  - 7.000%......................         96           38,668,938         13.47           6.884         357         81.11
7.001%  - 7.500%......................         67           27,135,583          9.46           7.377         357         84.21
7.501%  - 8.000%......................         59           23,943,758          8.34           7.860         357         84.45
8.001%  - 8.500%......................         18            5,912,768          2.06           8.336         358         82.55
8.501%  - 9.000%......................         25            7,584,467          2.64           8.804         358         81.60
9.001%  - 9.500%......................         13            3,066,777          1.07           9.349         358         80.23
9.501%  - 10.000%.....................         11            2,766,218          0.96           9.875         358         75.25
10.001% - 10.500%.....................          1              217,238          0.08          10.500         357         70.16
10.501% - 11.000%.....................          1               48,765          0.02          10.990         358         80.00
11.001% - 11.500%.....................         11            1,247,478          0.43          11.388         358         68.79
11.501% - 12.000%.....................         12            1,260,878          0.44          11.866         357         68.33
12.001% - 12.500%.....................          3              293,188          0.10          12.257         358         67.80
                                            -----         ------------        ------          ------         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                 1,557         $286,988,791        100.00%          7.639%        343         80.34%
                                            =====         ============        ======          ======         ===         =====


    Non-Zero Minimum:  4.360%
    Maximum:  12.410%
    Non-Zero Weighted Average:  7.223%

                             GROUP II MORTGAGE LOANS

                         RANGE OF MAXIMUM MORTGAGE RATES


                                                                           % OF MORTGAGE
                                                                            LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                             AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                          NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                           MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
RANGE OF MAXIMUM MORTGAGE RATES             LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)    COMBINED LTV
-------------------------------             -----      -----------------      -------          ----       --------    ------------
Fixed Rate Loans......................      1,146         $135,370,571         47.17%          8.109%        332         79.15%
<=12.500%.............................         31           13,530,593          4.71           5.206         313         79.41
12.501% - 13.000%.....................         23            9,679,286          3.37           5.937         357         78.40
13.001% - 13.500%.....................         40           16,262,285          5.67           6.424         357         79.50
13.501% - 14.000%.....................         96           38,668,938         13.47           6.884         357         81.11
14.001% - 14.500%.....................         67           27,135,583          9.46           7.377         357         84.21
14.501% - 15.000%.....................         59           23,943,758          8.34           7.860         357         84.45
15.001% - 15.500%.....................         18            5,912,768          2.06           8.336         358         82.55
15.501% - 16.000%.....................         25            7,584,467          2.64           8.804         358         81.60
16.001% - 16.500%.....................         13            3,066,777          1.07           9.349         358         80.23
16.501% - 17.000%.....................         11            2,766,218          0.96           9.875         358         75.25
17.001% - 17.500%.....................          1              217,238          0.08          10.500         357         70.16
17.501% - 18.000%.....................          1               48,765          0.02          10.990         358         80.00
18.001% - 18.500%.....................         11            1,247,478          0.43          11.388         358         68.79
18.501% - 19.000%.....................         12            1,260,878          0.44          11.866         357         68.33
19.001% - 19.500%.....................          3              293,188          0.10          12.257         358         67.80
                                            -----         ------------        ------          ------         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                 1,557         $286,988,791        100.00%          7.639%        343         80.34%
                                            =====         ============        ======          ======         ===         =====

     Non-Zero Minimum:  12.000%
     Maximum:  19.410%
     Non-Zero Weighted Average:  14.217%

                             GROUP II MORTGAGE LOANS


                              INITIAL PERIODIC CAP


                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                              AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                           NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                            MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
INITIAL PERIODIC CAP                         LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)    COMBINED LTV
--------------------                         -----      -----------------      -------          ----       --------    ------------
Fixed Rate Loans......................       1,146         $135,370,571         47.17%          8.109%        332         79.15%
1.500%................................         389          141,637,710         49.35           7.369         357         81.26
3.000%................................          22            9,980,511          3.48           5.101         298         83.35
                                             -----         ------------        ------           -----         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  1,557         $286,988,791        100.00%          7.639%        343         80.34%
                                             =====         ============        ======           =====         ===         =====

     Non-Zero Minimum:  1.500%
     Maximum:  3.000%
     Non-Zero Weighted Average:  1.599%



                             SUBSEQUENT PERIODIC CAP

                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED     WEIGHTED     WEIGHTED
                                                                              AGGREGATE        AVERAGE      AVERAGE      AVERAGE
                                           NUMBER OF       AGGREGATE         CUT-OFF DATE       GROSS      REMAINING    ORIGINAL
                                           MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST       TERM       COMBINED
SUBSEQUENT PERIODIC CAP                      LOANS     PRINCIPAL BALANCE       BALANCE          RATE       (MONTHS)        LTV
-----------------------                      -----     -----------------       -------          ----       --------        ---
Fixed Rate Loans.......................      1,146        $135,370,571          47.17%          8.109%        332         79.15%
1.000%.................................          1             328,744           0.11           6.750         357         80.00
1.500%.................................        388         141,308,966          49.24           7.370         357         81.27
3.000%.................................         22           9,980,511           3.48           5.101         298         83.35
                                             -----        ------------         ------           -----         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  1,557        $286,988,791         100.00%          7.639%        343         80.34%
                                             =====        ============         ======           =====         ===         =====

     Non-Zero Minimum:  1.000%
     Maximum:  3.000%
     Non-Zero Weighted Average:  1.598%

                             GROUP II MORTGAGE LOANS

                           NEXT RATE ADJUSTMENT DATES

                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                              AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                           NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                            MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
NEXT RATE ADJUSTMENT DATES                   LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)    COMBINED LTV
--------------------------                   -----      -----------------      -------          ----       --------    ------------
Fixed Rate............................       1,146         $135,370,571         47.17%          8.109%        332         79.15%
May 2003..............................          22            9,980,511          3.48           5.101         298         83.35
November 2004.........................           1               79,883          0.03          11.990         355         57.14
December 2004.........................          25            9,337,730          3.25           6.962         356         83.61
January 2005..........................         154           61,834,382         21.55           7.186         357         81.60
February 2005.........................         201           67,036,111         23.36           7.605         358         80.58
December 2005.........................           2              818,479          0.29           6.482         356         81.67
January 2006..........................           5            2,141,304          0.75           7.346         357         82.81
February 2006.........................           1              389,820          0.14           6.500         358         84.55
                                             -----         ------------        ------          ------         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  1,557         $286,988,791        100.00%          7.639%        343         80.34%
                                             =====         ============        ======          ======         ===         =====

     Non-Zero Weighted Average:  December 2004

                             GROUP II MORTGAGE LOANS

                             GEOGRAPHIC DISTRIBUTION

                                                                           % OF MORTGAGE
                                                                            LOAN POOL BY     WEIGHTED      WEIGHTED     WEIGHTED
                                                                             AGGREGATE        AVERAGE      AVERAGE       AVERAGE
                                          NUMBER OF       AGGREGATE         CUT-OFF DATE       GROSS      REMAINING     ORIGINAL
                                          MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST        TERM       COMBINED
GEOGRAPHIC DISTRIBUTION                     LOANS     PRINCIPAL BALANCE       BALANCE          RATE        (MONTHS)        LTV
-----------------------                     -----     -----------------       -------          ----        --------        ---
California............................        518        $140,625,526          49.00%          7.305%        348          81.41%
Florida...............................        158          18,634,741           6.49           7.973         345          80.48
Texas.................................        196          17,230,113           6.00           8.566         305          77.72
Illinois..............................         60          13,177,729           4.59           7.576         352          80.83
New York..............................         52          12,319,096           4.29           7.765         344          77.81
Virginia..............................         31           8,420,494           2.93           7.052         341          82.69
New Jersey............................         37           8,097,463           2.82           7.960         343          78.28
Michigan..............................         41           7,485,732           2.61           8.021         354          81.51
Massachusetts.........................         26           6,469,847           2.25           8.120         356          67.07
Connecticut...........................         21           5,861,956           2.04           7.502         357          85.65
Colorado..............................         31           4,279,543           1.49           7.867         342          79.06
Washington............................         29           4,101,090           1.43           8.107         344          83.84
Nevada................................         34           3,935,667           1.37           8.257         333          84.22
Maryland..............................         16           3,694,264           1.29           7.607         356          69.55
Minnesota.............................         19           3,076,276           1.07           7.867         346          71.94
Other.................................        288          29,579,253          10.31           8.161         332          80.40
                                            -----        ------------         ------           -----         ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                 1,557        $286,988,791         100.00%          7.639%        343          80.34%
                                            =====        ============         ======           =====         ===          =====

     Number of States/District of Columbia Represented:  43

                             GROUP II MORTGAGE LOANS

                                    OCCUPANCY


                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED      WEIGHTED     WEIGHTED
                                                                              AGGREGATE        AVERAGE      AVERAGE       AVERAGE
                                           NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     ORIGINAL
                                            MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST        TERM       COMBINED
OCCUPANCY                                    LOANS      PRINCIPAL BALANCE      BALANCE          RATE        (MONTHS)        LTV
---------                                    -----      -----------------      -------          ----        --------        ---
Primary...............................       1,431         $266,614,312         92.90%          7.614%        343          80.60%
Investment............................         122           19,211,675          6.69           8.084         351          76.78
Second Home...........................           4            1,162,804          0.41           6.149         335          78.91
                                             -----         ------------        ------           -----         ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  1,557         $286,988,791        100.00%          7.639%        343          80.34%
                                             =====         ============        ======           =====         ===          =====



                                  PROPERTY TYPE

                                                                           % OF MORTGAGE
                                                                            LOAN POOL BY      WEIGHTED     WEIGHTED
                                                                              AGGREGATE       AVERAGE       AVERAGE      WEIGHTED
                                          NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS       REMAINING     AVERAGE
                                           MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
PROPERTY TYPES                              LOANS      PRINCIPAL BALANCE       BALANCE          RATE       (MONTHS)    COMBINED LTV
--------------                              -----      -----------------       -------          ----       --------    ------------
Single Family Residence...............      1,146         $211,614,062          73.74%         7.610%         344         80.30%
Planned Unit Development..............        181           38,285,599          13.34          7.455          341         82.37
2-4 Family............................        129           24,356,319           8.49          8.178          350         77.02
Condominium...........................         79           11,001,056           3.83          7.574          334         82.05
Manufactured Housing..................         22            1,731,755           0.60          8.079          312         76.23
                                            -----         ------------         ------          -----          ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                 1,557         $286,988,791         100.00%         7.639%         343         80.34%
                                            =====         ============         ======          =====          ===         =====

                             GROUP II MORTGAGE LOANS


                                  LOAN PURPOSE

                                                                               % OF MORTGAGE
                                                                               LOAN POOL BY      WEIGHTED     WEIGHTED     WEIGHTED
                                                                                 AGGREGATE       AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS       REMAINING    ORIGINAL
                                              MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST       TERM       COMBINED
 LOAN PURPOSE                                  LOANS      PRINCIPAL BALANCE       BALANCE          RATE       (MONTHS)        LTV
 ------------                                  -----      -----------------       -------          ----       --------        ---
Refinance - Cashout.......................       997         $184,246,807          64.20%         7.687%        345          78.37%
Purchase..................................       350           61,318,711          21.37          7.551         338          86.83
Refinance - Rate Term.....................       210           41,423,273          14.43          7.558         345          79.51
                                               -----         ------------         ------          -----         ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                    1,557         $286,988,791         100.00%         7.639%        343          80.34%
                                               =====         ============         ======          =====         ===          =====



                               DOCUMENTATION LEVEL

                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED     WEIGHTED     WEIGHTED
                                                                              AGGREGATE        AVERAGE      AVERAGE      AVERAGE
                                           NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING    ORIGINAL
                                            MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST       TERM       COMBINED
DOCUMENTATION LEVEL                          LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)        LTV
-------------------                          -----      -----------------      -------          ----       --------        ---
Full..................................       1,009         $146,253,533         50.96%          7.705%        338         80.70%
Stated................................         462          118,734,332         41.37           7.582         348         79.75
Limited...............................          86           22,000,926          7.67           7.511         351         81.20
                                             -----         ------------        ------           -----         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  1,557         $286,988,791        100.00%          7.639%        343         80.34%
                                             =====         ============        ======           =====         ===         ======

                             GROUP II MORTGAGE LOANS

                             PREPAYMENT PENALTY TERM

                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY      WEIGHTED     WEIGHTED     WEIGHTED
                                                                              AGGREGATE        AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF       AGGREGATE         CUT-OFF DATE       GROSS       REMAINING    ORIGINAL
                                           MORTGAGE       CUT-OFF DATE        PRINCIPAL        INTEREST       TERM       COMBINED
PREPAYMENT PENALTY TERM (MONTHS)             LOANS     PRINCIPAL BALANCE       BALANCE           RATE       (MONTHS)        LTV
--------------------------------             -----     -----------------       -------           ----       --------        ---
0  ..................................          424        $ 67,313,353          23.46%          7.553%         328         79.95%
6  ..................................            4             260,240           0.09           8.740          341         79.90
12 ..................................           93          24,418,930           8.51           7.342          351         78.10
24 ..................................          410         107,508,167          37.46           7.542          351         82.19
36 ..................................          626          87,488,101          30.48           7.905          343         79.00
                                             -----        ------------         ------           -----          ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                  1,557        $286,988,791         100.00%          7.639%         343         80.34%
                                             =====        ============         ======           =====          ===         =====

     Non-Zero Minimum:  6
     Maximum:  36
     Non-Zero Weighted Average:  27

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The following table sets forth information as to the Credit Scores of the related mortgagors obtained by the originator in connection with the origination of each mortgage loan.

                             GROUP I MORTGAGE LOANS

                             RANGE OF CREDIT SCORES


                                                                            % OF MORTGAGE
                                                                             LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                              AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                           NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                            MORTGAGE      CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
RANGE OF CREDIT SCORES                       LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)        LTV
----------------------                       -----      -----------------      -------          ----       --------        ---
500-524...................................      387        $ 53,097,436         11.31%          8.457%        358         75.38%
525-549...................................      448          65,108,685         13.87           8.087         356         75.46
550-574...................................      414          60,039,952         12.79           7.849         356         76.32
575-599...................................      377          57,673,399         12.29           7.711         356         79.92
600-624...................................      446          67,304,714         14.34           7.387         358         80.49
625-649...................................      406          66,025,925         14.07           7.081         354         80.31
650-674...................................      273          44,167,480          9.41           6.988         354         80.79
675-699...................................      167          27,009,135          5.76           6.839         345         80.17
700-724...................................       72          13,393,990          2.85           6.623         348         81.36
725-749...................................       46           8,209,866          1.75           6.533         342         82.12
750-774...................................       26           4,557,037          0.97           6.408         341         74.28
775-799...................................       12           2,622,586          0.56           6.654         341         81.59
>=800.....................................        1              64,903          0.01           7.490         358         60.19
                                              -----        ------------        ------           -----         ---         -----
Total/Weighted Average/
   % of Mortgage Loan Pool:                   3,075        $469,275,106        100.00%          7.542%        355         78.59%
                                              =====        ============        ======           =====         ===         =====

     Minimum:  500
     Maximum:  803
     Weighted Average:  601

                             GROUP II MORTGAGE LOANS


                             RANGE OF CREDIT SCORES

                                                                         % OF MORTGAGE
                                                                          LOAN POOL BY     WEIGHTED     WEIGHTED
                                                                           AGGREGATE        AVERAGE      AVERAGE      WEIGHTED
                                        NUMBER OF        AGGREGATE        CUT-OFF DATE       GROSS      REMAINING     AVERAGE
                                        MORTGAGE       CUT-OFF DATE        PRINCIPAL       INTEREST       TERM        ORIGINAL
RANGE OF CREDIT SCORES                    LOANS      PRINCIPAL BALANCE      BALANCE          RATE       (MONTHS)    COMBINED LTV
----------------------                    -----      -----------------      -------          ----       --------    ------------
500-524...............................      136         $ 20,785,686          7.24%          8.716%        350          73.56%
525-549...............................      158           26,004,199          9.06           8.149         346          73.82
550-574...............................      153           25,814,673          9.00           7.897         344          77.19
575-599...............................      181           34,276,780         11.94           7.730         349          80.78
600-624...............................      297           50,011,088         17.43           7.685         342          81.80
625-649...............................      253           46,424,040         16.18           7.531         345          81.43
650-674...............................      162           33,885,979         11.81           7.308         341          82.86
675-699...............................      112           22,539,132          7.85           7.371         341          84.39
700-724...............................       51           13,242,697          4.61           6.726         336          81.84
725-749...............................       30            7,718,495          2.69           6.904         330          86.26
750-774...............................       19            4,458,923          1.55           6.417         314          83.20
775-799...............................        4            1,324,474          0.46           6.399         333          79.55
>=800.................................        1              502,626          0.18           6.500         357          79.94
                                          -----         ------------        ------           -----         ---          -----
Total/Weighted Average/
   % of Mortgage Loan Pool:               1,557         $286,988,791        100.00%          7.639%        343          80.34%
                                          =====         ============        ======           =====         ===          =====

     Minimum:  500
     Maximum:  804
     Weighted Average:  618

                                  THE SERVICER

GENERAL

     The information contained in this prospectus supplement with regard to The Provident Bank, the servicer, has been provided by the servicer. None of the depositor, the underwriters, the trustee, NC Capital Corporation or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     The servicer will service the mortgage loans in accordance with the pooling and servicing agreement. The Provident Bank, the main subsidiary of Provident Financial Group, Inc. (Nasdaq: PFGI), is a Cincinnati-based commercial banking and financial services company with full service banking operations in Ohio, northern Kentucky and southwestern Florida. Major business lines include commercial banking, retail banking and mortgage banking. The Provident Bank also provides commercial financing, equipment leasing and mortgage lending at a national level. As a result of the restatement of certain financial information for the years 1994-2002 as set forth in its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on April 15, 2003, Provident Financial Group, Inc. had, as of December 31, 2002, approximately $17.540 billion in assets, approximately $16.659 billion in liabilities and approximately $880 million in equity. For the twelve-month period ending December 31, 2002, Provident Financial Group, Inc. had earnings of approximately $95.4 million. The Provident Bank's long-term unsecured debt obligations are rated "BBB-" by Fitch Ratings and by Standard & Poor's Ratings Services and "Baa2" by Moody's Investors Service, Inc. As of March 5, 2003, the credit rating of The Provident Bank was on "negative watch" by Moody's Investors Service, Inc. As of March 5, 2003, Standard and Poor's Ratings Services' outlook for its credit ratings of The Provident Bank was "negative."

     The Provident Bank's mortgage banking business has loan servicing operations in both Cincinnati, Ohio and Atlanta, Georgia. A primary focus of The Provident Bank's mortgage banking business includes the servicing, special servicing and resolution of sub-performing and nonperforming residential and commercial mortgage loans, as well as the related development of loan-servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

     The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by The Provident Bank's Atlanta servicing operation, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure and excluding mortgage loans that are subserviced by others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES


                                         AS OF DECEMBER 31, 2000                           AS OF DECEMBER 31, 2001
                               ---------------------------------------------    -----------------------------------------------
                                                       PERCENT                                            PERCENT
                               BY NO.                 BY NUMBER   PERCENT BY    BY NO.                   BY NUMBER   PERCENT BY
                                OF         BY DOLLAR     OF         DOLLAR       OF          BY DOLLAR       OF        DOLLAR
                               LOANS        AMOUNT      LOANS       AMOUNT      LOANS          AMOUNT      LOANS       AMOUNT
                               -----        ------      -----       ------      -----          ------      -----       ------
Total Portfolio..........      7,935     $491,589,037   100.0%      100.0%      7,009      $439,518,058    100.0%      100.0%
Period of Delinquency
  30-59 days.............        247     $14,298,703      3.1%        2.9%        178      $ 10,119,475      2.5%        2.3%
  60-89 days.............         81     $ 5,408,156      1.0%        1.1%         71      $  5,169,631      1.0%        1.2%
  90 days or more........        408     $26,010,164      5.1%        5.3%        165      $ 10,780,271      2.4%        2.5%
Total Delinquent Loans...        736     $45,717,023      9.3%        9.3%        414      $ 26,069,377      5.9%        5.9%
Loans in Foreclosure(1)..        122     $ 9,500,000      1.5%        1.9%        114      $  7,971,473      1.6%        1.8%

---------------------------------------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."


                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES


                                         AS OF DECEMBER 31, 2002                            AS OF MARCH 31, 2003
                               ---------------------------------------------  ------------------------------------------------
                                                       PERCENT
                               BY NO.                 BY NUMBER   PERCENT BY   BY NO.                  PERCENT BY   PERCENT BY
                                OF       BY DOLLAR        OF        DOLLAR      OF       BY DOLLAR      NUMBER OF     DOLLAR
                               LOANS      AMOUNT        LOANS       AMOUNT     LOANS       AMOUNT         LOANS       AMOUNT
                               -----      ------        -----       ------     -----       ------         -----       ------
Total Portfolio.......        39,905  $5,107,502,604    100.0%      100.0%    52,879   $7,225,106,347     100.0%       100.0%
Period of Delinquency
  30-59 days..........         1,011  $  105,156,485     2.53%       2.06%       988   $  109,333,707       1.9%         1.5%
  60-89 days..........           443  $   45,966,164     1.11%       0.90%       441   $   54,505,739       0.8%         0.8%
  90 days or more.....         1,077  $  107,985,838     2.70%       2.11%     1,560   $  166,846,132       3.0%         2.3%
Total Delinquent Loans         2,531  $  259,108,487     6.34%       5.07%     2,989   $  330,685,578       5.7%         4.6%
Loans in Foreclosure(1)          666  $   69,400,123     1.67%       1.36%       885   $  101,397,671       1.7%         1.4%

---------------------------------------

(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."


                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                                REAL ESTATE OWNED

                            AS OF DECEMBER 31, 2000    AS OF DECEMBER 31, 2001
                            -----------------------    -----------------------
                            BY NO.                      BY NO.
                              OF         BY DOLLAR        OF       BY DOLLAR
                            LOANS         AMOUNT        LOANS        AMOUNT
                            -----         ------        -----        ------
Total Portfolio...........  7,395      $491,589,037     7,009     $439,518,058
Foreclosed Loans(1).......     71      $  3,947,152        31     $  2,235,337
Foreclosure Ratio(2)......   0.89%             0.80%     0.44%            0.51%

---------------------------------------
     (1) For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by The Provident Bank.

     (2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                                REAL ESTATE OWNED

                             AS OF DECEMBER 31, 2002       AS OF MARCH 31, 2003
                             -----------------------     -----------------------
                             BY NO.                      BY NO.
                              OF         BY DOLLAR        OF        BY DOLLAR
                             LOANS         AMOUNT        LOANS        AMOUNT
                             -----         ------        -----        ------
Total Portfolio...........   39,905    $5,107,502,604    52,897   $7,225,106,347
Foreclosed Loans(1).......       90    $    7,325,855       113   $   10,617,935
Foreclosure Ratio(2)......    0.23%             0.14%     0.21%            0.15%

---------------------------------------
(1) For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by The Provident Bank.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                           LOAN GAIN / LOSS EXPERIENCE

                                                       AS OF                AS OF                 AS OF                  AS OF
                                                 DECEMBER 31, 2000    DECEMBER 31, 2001     DECEMBER 31, 2002       MARCH 31, 2003
                                                 -----------------    -----------------     -----------------       --------------
Total Portfolio(1).............................    $ 491,589,037        $ 439,518,058        $ 5,107,502,604        $7,225,106,347
Net Gains/(Losses)(2)..........................    $  (1,314,471)       $  (1,599,552)       $    (2,323,483)       $   (2,536,577)
Net Gains/(Losses) as a Percentage
   of Total Portfolio..........................            0.27%                0.36%                 0.045%                0.035%

---------------------------------------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or Losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

                                   THE TRUSTEE

     Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement.

                         DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in thirteen classes, the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class P, Class X and Class R certificates. Only the Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates, collectively, the "OFFERED CERTIFICATES," will be offered under this prospectus supplement. The Offered Certificates, together with the Class A-1 certificates, will be referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o the mortgage loans, together with the related mortgage files and all related collections and proceeds collected on or after the cut-off date;

     o such assets as from time to time are identified as REO property and related collections and proceeds;

     o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

     o an interest rate cap agreement (for the benefit of the Class A-2, Class A-3 and Class A-4 certificates only).

     The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal or notional balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

     The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2 certificates, the Class A-3 certificates and the Class A-4 certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

BOOK-ENTRY REGISTRATION

     The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or

Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in many currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicer, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

     The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee's consent), elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to a mortgage loan purchase and warranties agreement, NC Capital Corporation sold the mortgage loans, without recourse, to Morgan Stanley Mortgage Capital Inc., an affiliate of the depositor, and Morgan Stanley Mortgage Capital Inc. will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan on or after the cut-off date; provided, however, that Morgan Stanley Mortgage Capital Inc. will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan prior to the cut-off date.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

         (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

         (b) the original of any guaranty executed in connection with the mortgage note;

         (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

         (d) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause
     (e) below;

         (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

         (f) originals of all assumption, modification, consolidation and extension agreements, with evidence of recording on them;

         (g) an original title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

         (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

     Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the trustee, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan delivered to the trustee, within thirty days after the receipt of the mortgage file by the trustee - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify NC Capital Corporation, the servicer and the depositor in writing. NC Capital Corporation will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the depositor's notice of the defect, NC Capital Corporation has not caused the defect to be remedied, NC Capital Corporation will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of NC Capital Corporation to cure the defect or to substitute or repurchase the defective mortgage loan will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

  Pursuant to the pooling and servicing agreement, NC Capital Corporation, the responsible party, will make representations and warranties, with respect to each mortgage loan transferred by it to Morgan Stanley Mortgage Capital Inc., as of the closing date, including, but not limited to:

         (1) No payment required under the mortgage loan is 30 days or more delinquent nor has any payment under the mortgage loan been 30 days or more delinquent at any time since the origination of the mortgage loan;

         (2) There are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

         (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

         (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

         (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac;

         (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the mortgage loan have been complied with, and the consummation of the transactions contemplated by the pooling and servicing agreement will not involve the violation of any such laws or regulations;

         (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

         (8) The mortgage is a valid, subsisting, enforceable and perfected first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

             (i) with respect to any second lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

             (ii) the lien of current real property taxes and assessments not yet due and payable;

             (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

             (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

         (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

         (10) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac with respect to mortgage loans and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation 8 above;

         (11) Other than payments due but not yet 30 or more days delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the responsible party nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

         (12) Either (a) the mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the mortgage loan: NC Capital Corporation meets the requirements set forth in clause (a), and (i) such mortgage loan was underwritten by a correspondent of NC Capital Corporation in accordance with standards established by NC Capital Corporation, using application forms and related credit documents approved by NC Capital Corporation, (ii) NC Capital Corporation approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until NC Capital Corporation agreed to fund such mortgage loan, (iii) the closing documents for such mortgage loan were prepared on forms approved by NC Capital Corporation, and (iv) such mortgage loan was actually funded by NC Capital Corporation and was purchased by NC Capital Corporation at closing or soon thereafter;

         (13) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

         (14) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (15) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

         (16) There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair;

         (17) No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the mortgage loans, irrespective of the cause of such failure of coverage;

         (18) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, acceptable to the responsible party, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

         (19) None of the mortgage loans is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loan under any other applicable federal, state or local law;

         (20) None of the mortgage loans originated prior to October 1, 2002 has a prepayment penalty period in excess of five years, and none of the mortgage loans originated on or after October 1, 2002 has a prepayment penalty period in excess of three years;

         (21) None of the mortgage loans originated on or after October 1, 2002 is secured by property located in the State of Georgia; and

         (22) No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy.

     Pursuant to the pooling and servicing agreement, upon the discovery by any of the responsible party, the servicer, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the responsible party's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

     o   promptly cure such breach in all material respects,

     o if prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall (a "SUBSTITUTION ADJUSTMENT AMOUNT"), or

     o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase.

Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or of a breach of the representations and warranties listed as number
(19), (20), (21) or (22) in the preceding paragraph, the responsible party will be required to repurchase the related mortgage loan at the purchase price within sixty days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the responsible party is obligated to indemnify the depositor, any of its affiliates, the servicer and the trustee for any third-party claims arising out of a breach by the responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer, the trustee, the depositor and any of its affiliates.

PAYMENTS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that the servicer is required to establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days of receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all payments on account of principal, including prepayments of principal on the mortgage loans;

     o all payments on account of interest, net of the servicing fee, on the mortgage loans;

     o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

     o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will deposit or cause to be deposited the servicer remittance amount on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature prior to the next distribution date.

     The servicer remittance amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the mortgage loans, received by the servicer on or prior to the related Determination Date;

     o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

     o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

     o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;

     but excluding the following:

         (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

         (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

         (c) for such Servicer Remittance Date, the aggregate servicing fee;

         (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

         (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

         (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

         (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

         (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in May 2003, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

         (1) to interest on each class of certificates;

         (2) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

         (3) to unpaid interest and Unpaid Realized Loss Amounts in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

         (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amount and then to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     For any distribution date, the "PASS-THROUGH RATE" for each class of LIBOR Certificates will be as set forth below:

         (a) for the Class A-1 certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the product of (A) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the group I mortgage loans and (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period (referred to as the "GROUP I LOAN CAP") and (3) the WAC Cap (as defined below);

         (b) for the Class A-2 certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the Group II Loan Cap (as defined below) and
     (3) the WAC Cap;

         (c) for the Class A-3 certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the Group II Loan Cap and (3) the WAC Cap;

         (d) for the Class A-4 certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the Group II Loan Cap and (3) the WAC Cap; and

         (e) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date and (2) the WAC Cap.

     The "fixed margin" for each class of LIBOR Certificates is as follows:
Class A-1, 0.480%; Class A-2, 0.370%; Class A-3, 0.200%; Class A-4, 0.500%;
Class M-1, 0.870%; Class M-2, 2.000%; Class M-3, 2.350%; Class B-1, 3.300%;
Class B-2, 3.750%; and Class B-3, 3.750%. On the distribution date immediately following the distribution date on which the servicer has the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1, 0.960%; Class A-2, 0.740%; Class A-3, 0.400%; Class A-4, 1.000%; Class M-1, 1.305%; Class M-2,
3.000%; Class M-3, 3.525%; Class B-1, 4.950%; Class B-2, 5.625%; and Class B-3,
5.625%.

     The "GROUP II LOAN CAP" is the product of (i) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the group II mortgage loans and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

     The "WAC CAP" is the product of (i) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee
Rate) then in effect on the beginning of the related Due Period on the mortgage loans and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

     On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

     On each distribution date, the trustee is required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

         (i) to the holders of each class of LIBOR Certificates in the following order of priority:

             (a) concurrently, (1) from Interest Remittance Amounts related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-1 certificates, and (2) from Interest Remittance Amounts related to the group II mortgage loans, to the Class A-2, Class A-3 and Class A-4 certificates, pro rata (based on the amounts distributable or payable under this clause (i)(a)(2) to such classes of certificates), the related Accrued Certificate Interest and Unpaid Interest Amounts for such classes of certificates; provided, that if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (i)(a)(1) or (i)(a)(2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

             (b) to the Class M-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

             (c) to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

             (d) to the Class M-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

             (e) to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

             (f) to the Class B-2 certificates, the Accrued Certificate Interest for that class on that distribution date; and

             (g) to the Class B-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

         (ii) (A) on each distribution date before the related Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

             (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

             (b) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

             (B) on each distribution date on and after the related Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

             (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

             (b)  to the Class M-1 certificates, the lesser of (x) the excess of
                  (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                  (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

             (c)  to the Class M-2 certificates, the lesser of (x) the excess of
                  (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                  (ii)(B)(a) above and to the Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

             (d)  to the Class M-3 certificates, the lesser of (x) the excess of
                  (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                  (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

             (e)  to the Class B-1 certificates, the lesser of (x) the excess of
                  (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                  (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

             (f)  to the Class B-2 certificates, the lesser of (x) the excess of
                  (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                  (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above and to the Class B-1 certificateholders in clause (ii)(B)(e) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

             (g)  to the Class B-3 certificates, the lesser of (x) the excess of
                  (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                  (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class B-1 certificateholders in clause (ii)(B)(e) above and to the Class B-2 certificateholders in clause (ii)(B)(f) above and
                  (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

         (iii) any amount remaining after the distributions in clauses (i) and
         (ii) above is required to be distributed in the following order of priority with respect to the certificates:

             (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

             (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

             (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

             (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

             (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amounts for that class;

             (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

             (g) to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

             (h) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

             (i) to the holders of the Class B-2 certificates, any Unpaid Interest Amounts for that class;

             (j) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

             (k) to the holders of the Class B-3 certificates, any Unpaid Interest Amounts for that class;

             (l) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

             (m) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

             (n) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account) with respect to that distribution date, an amount equal to any Basis Risk CarryForward Amount with respect to the LIBOR Certificates for that distribution date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates;

             (o) from any Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid remaining Basis Risk CarryForward Amount with respect to the Class A-2, Class A-3 and Class A-4 certificates for that distribution date, allocated between those classes of certificates pro rata, based upon their respective Class Certificate Balances;

             (p) to the Class X certificates, those amounts as described in the pooling and servicing agreement; and

             (q) to the holders of the Class R certificates, any remaining amount.

     On each distribution date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

     If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT."

     On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by compensating interest payments from the servicer will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. THE HOLDERS OF THE LIBOR CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY PREPAYMENT INTEREST SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal distributions to the holders of the Class A certificates on any distribution date will be allocated concurrently between the Class A-1 certificates, on the one hand, and the Class A-2, Class A-3 and Class A-4 certificates (collectively, the "GROUP II CLASS A CERTIFICATES"), on the other hand, based on the Class A Principal Allocation Percentage for the Class A-1 certificates and the Group II Class A Certificates, as applicable. However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date, and the amount of those principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this paragraph, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans. Any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata to (i) the Class A-2 certificates, based upon their Class Certificate Balance, until their Class Certificate Balance has been reduced to zero, and (ii) the class of Group II Class A Sequential Certificates then entitled to distributions of principal, based upon the aggregate Class Certificate Balances of the Class A-3 and Class A-4 certificates (collectively, the "GROUP II CLASS A SEQUENTIAL CERTIFICATES"). Principal distributions allocated to the Group II Class A Sequential Certificates are required to be distributed sequentially to the Class A-3 certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-4 certificates, until their Class Certificate Balance has been reduced to zero. Notwithstanding the foregoing, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the Class X certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata to the Class A-2, Class A-3 and Class A-4 certificates, based on their respective Class Certificate Balances.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

EXCESS RESERVE FUND ACCOUNT

     The "BASIS RISK PAYMENT" for any distribution date will be the aggregate of the Basis Risk CarryForward Amounts, for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any distribution date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, over (ii) the amount of interest that class of certificates received on that distribution date based on the lesser of
(1) the Group I Loan Cap or Group II Loan Cap, as applicable and (2) the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable) is the "BASIS RISK CARRYFORWARD AMOUNT" on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including Interest Rate Cap Payments (for the benefit of the Class A-2, Class A-3 and Class A-4 certificates), with respect to such distribution date (each as described in this prospectus supplement). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

     Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND ACCOUNT") will be established, which is held in trust, as part of the trust fund, by the trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk CarryForward Amount for that class of certificates. Holders of the Class A-2, Class A-3 and Class A-4 certificates will also be entitled to receive Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any distribution date to the extent necessary to cover any unpaid remaining Basis Risk CarryForward Amount on that class of certificates for the first 36 distribution dates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates and any Interest Rate Cap Payments. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date.

THE CAP AGREEMENT

     The Class A-2, Class A-3 and Class A-4 certificates will have the benefit of an interest rate cap agreement. The cap agreement will be documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), as supplemented by a confirmation. Pursuant to the cap agreement, if with respect to any distribution date on or prior to the distribution date occurring in April 2006, One-Month LIBOR as of two London business days prior to the cap agreement payment date exceeds 6.750% for the first 24 distribution dates or 7.125% for the next 12 distribution dates, the cap provider will agree to pay to the trust a monthly payment in an amount equal to the product of (a) the number of basis points by which One-Month LIBOR exceeds 6.750% for the first 24 distribution dates or 7.125% for the next 12 distribution dates, up to a maximum of 137.5 basis points for the first 24 distribution dates and a maximum of 100 basis points for the next 12 distribution dates, and (b) the product of the notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, based on an "actual/360" basis. On the business day prior to the distribution date, the cap provider will be obligated to pay the Interest Rate Cap Payment to the trustee, for deposit into the Excess Reserve Fund Account for the benefit of the Class A-2, Class A-3 and Class A-4 certificates. The initial notional balance will be $23,533,100. The reduction of the notional balance set forth on Annex II for each distribution date through the distribution date in April 2006 is based upon an assumed amortization of the Group II Class A Certificates. The cap agreement will terminate after the distribution date in April 2006.

     The cap agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap provider are limited to those specifically set forth in the cap agreement.

     Morgan Stanley Capital Services Inc., as cap provider, is a wholly owned, unregulated, special purpose subsidiary of Morgan Stanley. The cap provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the cap provider are 100% guaranteed by Morgan Stanley.

     As of the date hereof Morgan Stanley is rated "AA-" by Fitch Ratings, "A+" by Standard & Poor's Rating Services and "Aa3" by Moody's Investors Service, Inc.

OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

     The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the LIBOR Certificates as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

     With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that distribution date over (b) the Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "SUBORDINATED AMOUNT" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "SUBORDINATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Subordinated Amount with respect to a distribution date is the "SPECIFIED SUBORDINATED AMOUNT" and is set forth in the definition of Specified Subordinated Amount in the "Glossary" in this prospectus supplement. As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread (only to the extent needed to maintain the Specified Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

     In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the LIBOR Certificates) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "EXCESS SUBORDINATED AMOUNT" with respect to that distribution date. If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "SUBORDINATION REDUCTION AMOUNT" for that distribution date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date the trustee will make available to each holder of a LIBOR Certificate a distribution report, based solely on information provided to the trustee by the servicer, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class as of such distribution date and such other information as required by the pooling and servicing agreement.

     The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.corporatetrust.db.com and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee by written agreement, without notice to, or consent of, the holder of the LIBOR

Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicer, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the LIBOR Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the LIBOR certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

     The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                      THE POOLING AND SERVICING AGREEMENT

     The Provident Bank will act as the servicer of the mortgage loans. See "The Servicer" in this prospectus supplement. The servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for such mortgage loan on the Stated Principal Balance of each mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items. The servicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits in the collection account. If the servicer directs the trustee to invest funds on deposit in the distribution account, the servicer will also be entitled to the benefit of a portion of the income earned on those funds. The servicer will be responsible for any losses relating to the investment of funds in the collection account and the distribution account. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

     As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.02% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of a portion of the earnings on deposits in the distribution account.

P&I ADVANCES AND SERVICER ADVANCES

     P&I Advances. The servicer is required to make P&I Advances on each Servicer Remittance Date, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

     Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer's determination that such advance would be recoverable and that a similar mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to:

     o   the preservation, restoration and protection of the mortgaged property,

     o   enforcement or judicial proceedings, including foreclosures, and

     o certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

     Recovery of Advances. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

     The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), the P&I Advance or servicing advance would not ultimately be recoverable.

PREPAYMENT INTEREST SHORTFALLS

     In the event of any voluntary principal prepayments in full on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) during any calendar month, the servicer is obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such prepayments. The amount of compensating interest payable by the servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments and thirty day's interest on the related mortgage loans, but only to the extent of the servicing fee for that calendar month.

SERVICER REPORTS

     The servicer is required to deliver to the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee.

     The servicer is required to deliver to the depositor, the trustee and the rating agencies, not later than March 1st of each year, starting in 2004, an officer's certificate stating that,

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

     Not later than March 1st of each year, starting in 2004, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

     The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the accompanying prospectus.

HAZARD INSURANCE

     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the current principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net liquidation proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited in the distribution account but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

REMOVAL AND RESIGNATION OF THE SERVICER

     The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a), (b), (c), (d), (e), (f), (g) and (h) below. Each of the following constitutes a "servicer event of default":

         (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the holders of certificates evidencing percentage interests of at least 25%; or

         (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of forty-five days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates evidencing percentage interests of at least 25% and (ii) actual knowledge of such failure by a servicing officer of the servicer; or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

         (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

         (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

         (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

         (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any distribution date; or

         (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the holders of certificates evidencing not less than 25% of the voting rights in the certificates.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

     Upon removal or resignation of the servicer, in accordance with the pooling and servicing agreement, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority holders of the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies, and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

TERMINATION; OPTIONAL CLEAN-UP CALL

     The servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the servicer at the expense of the servicer, plus accrued and unpaid interest on the related mortgage loans at the applicable mortgage rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the LIBOR Certificates.

     The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE DEPOSITOR AND THE SERVICER

     The pooling and servicing agreement provides that none of the depositor, the servicer or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that neither the depositor nor the servicer will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's or the servicer's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

     The depositor and any director, officer, employee or agent of the depositor will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loans and any loss, liability or expense incurred by reason of the depositor's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

     Neither the depositor nor the servicer is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor and the servicer may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and
(ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor or the servicer undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor and the servicer will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                      PREPAYMENT AND YIELD CONSIDERATIONS


STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the prepayment assumption assumes rates of approximately 1.533% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional 1.533% per annum (precisely 23%/15 expressed as a percentage) in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a constant prepayment rate of 25%.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the LIBOR Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the LIBOR Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

     o   the closing date for the certificates occurs on April 29, 2003;

     o distributions on the certificates are made on the 25th day of each month, commencing in May 2003, in accordance with the priorities described in this prospectus supplement;

     o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under "--Prepayment Scenarios" below;

     o   prepayments include 30 days' interest on the related mortgage loan;

     o the optional termination is not exercised (except with respect to the weighted average life to call);

     o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

     o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the applicable Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate),
         (b) the Six-Month LIBOR Loan Index remains constant at 1.27%, (c) the One-Month LIBOR Loan Index remains constant at 1.31%, and (d) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during that period of time);

     o   One Month LIBOR remains constant at 1.31%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

     o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

     o the assumed mortgage loans have the approximate characteristics described below:

                                                         CUT-OFF
                               ORIGINAL                   DATE               REMAINING    ORIGINAL                NEXT       RATE
                                 IO        PRINCIPAL      GROSS   SERVICING AMORTIZATION AMORTIZATION  GROSS      RATE      RESET
                                PERIOD      BALANCE      MORTGAGE    FEE        TERM         TERM      MARGIN     RESET      FREQ
 GROUP    TYPE    INDEX NAME   (MONTHS)       ($)         RATE(%)     (%)     (MONTHS)     (MONTHS)      (%)     (MONTHS)  (MONTHS)
-------   ----  -------------  -------- --------------   -------- --------- ------------ ------------  ------    --------  --------
Group 1   ARM   6 Month LIBOR     0       1,018,769.53     7.751    0.520       358          360        6.535       22         6
Group 1   ARM   6 Month LIBOR     0      58,546,844.32     7.949    0.520       357          359        6.531       22         6
Group 1   ARM   6 Month LIBOR     0     269,154,500.47     7.632    0.520       358          360        6.550       22         6
Group 1   ARM   6 Month LIBOR     0       8,154,488.49     7.672    0.520       358          360        6.620       22         6
Group 1   ARM   6 Month LIBOR     0       3,619,027.61     7.590    0.520       357          359        6.513       22         6
Group 1   ARM   6 Month LIBOR     0       5,320,472.72     8.424    0.520       358          360        6.698       22         6
Group 1   ARM   6 Month LIBOR     0      17,355,280.20     7.683    0.520       358          360        6.555       22         6
Group 1   ARM   6 Month LIBOR     0         487,079.98     8.377    0.520       357          360        6.755       33         6
Group 1   ARM   6 Month LIBOR     0      22,200,954.75     7.691    0.520       358          360        6.535       22         6
Group 1   ARM   6 Month LIBOR     0       1,050,723.11     8.203    0.520       358          360        6.780       22         6
Group 1   ARM   6 Month LIBOR     0       1,164,526.78     8.455    0.520       358          360        6.527       22         6
Group 1   ARM   6 Month LIBOR     0       3,079,673.56     7.287    0.520       357          360        6.433       33         6
Group 1   ARM   6 Month LIBOR     0         501,586.96     7.128    0.520       357          360        6.748       33         6
Group 1   ARM   6 Month LIBOR     0         269,570.89     8.578    0.520       357          359        6.431       34         6
Group 1   ARM   6 Month LIBOR     0         225,418.58     7.750    0.520       357          360        6.350       33         6
Group 1   ARM   6 Month LIBOR     0         612,091.65     7.525    0.520       358          360        6.392       22         6
Group 1   ARM   6 Month LIBOR     0         359,589.81     6.913    0.520       357          360        6.350       33         6
Group 1   ARM   6 Month LIBOR     0          71,219.34     8.850    0.520       358          360        6.800       22         6
Group 1   ARM   1 Month LIBOR    120      5,720,481.66     4.892    0.520       298          300        3.488        1         1
Group 1   FRM        NA           0      38,646,377.72     6.886    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0         981,514.22     6.932    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0       5,146,482.45     6.956    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0       1,688,865.36     6.771    0.520       357          359         NA         NA        NA
Group 1   FRM        NA           0       1,216,958.66     6.915    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0         149,049.92     6.990    0.520       178          180         NA         NA        NA
Group 1   FRM        NA           0       5,543,607.51     6.905    0.520       357          359         NA         NA        NA
Group 1   FRM        NA           0       6,183,298.04     6.828    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0         971,216.21     6.801    0.520       177          180         NA         NA        NA
Group 1   FRM        NA           0       2,025,881.40     6.843    0.520       178          180         NA         NA        NA
Group 1   FRM        NA           0         945,896.72     6.902    0.520       237          240         NA         NA        NA
Group 1   FRM        NA           0         369,481.26     6.634    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0         763,550.53     6.836    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0         606,238.19     6.909    0.520       238          240         NA         NA        NA
Group 1   FRM        NA           0         530,021.82     6.998    0.520       177          180         NA         NA        NA
Group 1   FRM        NA           0         169,978.31     6.890    0.520       297          300         NA         NA        NA
Group 1   FRM        NA           0          76,790.02     6.500    0.520       357          360         NA         NA        NA
Group 1   FRM        NA           0         291,419.92     7.152    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0       2,834,869.59     6.877    0.520       357          359         NA         NA        NA
Group 1   FRM        NA           0          73,287.39     7.350    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0         386,220.27     6.843    0.520       178          180         NA         NA        NA
Group 1   FRM        NA           0         124,794.08     6.990    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0         175,974.34     7.000    0.520       237          240         NA         NA        NA
Group 1   FRM        NA           0          55,049.56     7.490    0.520       238          240         NA         NA        NA
Group 1   FRM        NA           0          61,995.86     6.900    0.520       358          360         NA         NA        NA
Group 1   FRM        NA           0         110,613.21     7.500    0.520       178          180         NA         NA        NA




                                      GROSS                 CURRENT   NEXT
                                      LIFE      GROSS      PER RATE    PER
                                      FLOOR    LIFE CAP       CAP    RATE CAP
 GROUP    TYPE    INDEX NAME           (%)       (%)          (%)      (%)
-------  -----  --------------       ------   ---------    --------  --------
Group 1   ARM   6 Month LIBOR         7.751     14.751       1.500    1.500
Group 1   ARM   6 Month LIBOR         7.949     14.915       1.483    1.482
Group 1   ARM   6 Month LIBOR         7.637     14.636       1.500    1.499
Group 1   ARM   6 Month LIBOR         7.672     14.672       1.500    1.500
Group 1   ARM   6 Month LIBOR         7.590     14.590       1.500    1.500
Group 1   ARM   6 Month LIBOR         8.424     15.424       1.500    1.500
Group 1   ARM   6 Month LIBOR         7.683     14.683       1.500    1.500
Group 1   ARM   6 Month LIBOR         8.377     15.377       1.500    1.500
Group 1   ARM   6 Month LIBOR         7.691     14.691       1.500    1.500
Group 1   ARM   6 Month LIBOR         8.203     15.203       1.500    1.500
Group 1   ARM   6 Month LIBOR         8.455     15.455       1.500    1.500
Group 1   ARM   6 Month LIBOR         7.287     14.287       1.500    1.500
Group 1   ARM   6 Month LIBOR         7.128     14.128       1.500    1.500
Group 1   ARM   6 Month LIBOR         8.578     15.578       1.500    1.500
Group 1   ARM   6 Month LIBOR         7.750     14.750       1.500    1.500
Group 1   ARM   6 Month LIBOR         7.525     14.525       1.500    1.500
Group 1   ARM   6 Month LIBOR         6.913     13.913       1.500    1.500
Group 1   ARM   6 Month LIBOR         8.850     15.850       1.500    1.500
Group 1   ARM   1 Month LIBOR         4.890     12.000       3.000    3.000
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA





                                      S-89




                                                         CUT-OFF
                               ORIGINAL                   DATE               REMAINING    ORIGINAL                NEXT       RATE
                                 IO        PRINCIPAL      GROSS   SERVICING AMORTIZATION AMORTIZATION  GROSS      RATE      RESET
                                PERIOD      BALANCE      MORTGAGE    FEE        TERM         TERM      MARGIN     RESET      FREQ
 GROUP    TYPE    INDEX NAME   (MONTHS)       ($)         RATE(%)     (%)     (MONTHS)     (MONTHS)      (%)     (MONTHS)  (MONTHS)
-------   ----  -------------  -------- --------------   -------- --------- ------------ ------------  ------    --------  --------
Group 1   FRM        NA           0         116,219.41     6.500    0.520       178          180         NA         NA        NA
Group 1   FRM        NA           0         117,153.90     6.623    0.520       116          118         NA         NA        NA
Group 2   ARM   6 Month LIBOR     0      90,587,434.48     7.309    0.520       357          360        6.431       21         6
Group 2   ARM   6 Month LIBOR     0       3,526,390.33     8.479    0.520       358          360        6.616       22         6
Group 2   ARM   6 Month LIBOR     0      26,595,170.41     7.560    0.520       357          360        6.416       21         6
Group 2   ARM   6 Month LIBOR     0      14,099,702.61     7.020    0.520       357          360        6.424       21         6
Group 2   ARM   6 Month LIBOR     0       1,340,555.53     7.793    0.520       357          360        6.571       21         6
Group 2   ARM   6 Month LIBOR     0         853,452.22     8.225    0.520       357          359        6.812       22         6
Group 2   ARM   6 Month LIBOR     0         247,672.78     8.100    0.520       358          360        6.800       22         6
Group 2   ARM   6 Month LIBOR     0       2,160,656.04     6.656    0.520       357          360        6.350       33         6
Group 2   ARM   6 Month LIBOR     0       1,037,727.77     8.283    0.520       358          360        6.733       22         6
Group 2   ARM   6 Month LIBOR     0         424,137.03     7.990    0.520       357          360        6.350       33         6
Group 2   ARM   6 Month LIBOR     0         764,810.42     7.582    0.520       357          360        6.350       33         6
Group 2   ARM   1 Month LIBOR    120      9,980,510.75     5.101    0.520       298          300        3.686        1         1
Group 2   FRM        NA           0      63,945,322.52     7.814    0.520       357          359          NA        NA        NA
Group 2   FRM        NA           0      20,973,856.75     8.106    0.520       358          360          NA        NA        NA
Group 2   FRM        NA           0       5,644,574.37     7.872    0.520       357          359          NA        NA        NA
Group 2   FRM        NA           0       1,619,025.93     8.434    0.520       357          359          NA        NA        NA
Group 2   FRM        NA           0       4,087,665.42     8.225    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0       3,852,079.32     7.546    0.520       357          360          NA        NA        NA
Group 2   FRM        NA           0       1,275,624.32     7.770    0.520       358          360          NA        NA        NA
Group 2   FRM        NA           0       2,633,323.00     8.454    0.520       238          240          NA        NA        NA
Group 2   FRM        NA           0       3,371,712.23     7.889    0.520       358          360          NA        NA        NA
Group 2   FRM        NA           0          83,939.81    11.000    0.520       358          360          NA        NA        NA
Group 2   FRM        NA           0       7,438,151.94     7.612    0.520       357          359          NA        NA        NA
Group 2   FRM        NA           0       3,302,773.74     8.171    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0         289,111.28     8.205    0.520       357          360          NA        NA        NA
Group 2   FRM        NA           0         233,124.89     8.778    0.520       118          120          NA        NA        NA
Group 2   FRM        NA           0       1,274,753.79     7.760    0.520       357          360          NA        NA        NA
Group 2   FRM        NA           0          49,872.30     9.540    0.520       355          357          NA        NA        NA
Group 2   FRM        NA           0         126,532.90     7.500    0.520       238          240          NA        NA        NA
Group 2   FRM        NA           0       1,427,776.28     8.375    0.520       237          240          NA        NA        NA
Group 2   FRM        NA           0         504,252.08     7.888    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0         285,028.53     8.044    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0         200,960.08     8.333    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0         108,667.08     9.105    0.520       177          179          NA        NA        NA
Group 2   FRM        NA           0          90,006.60     7.500    0.520       237          240          NA        NA        NA
Group 2   FRM        NA           0         156,056.99     7.600    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0         122,316.57     8.707    0.520       298          300          NA        NA        NA
Group 2   FRM        NA           0         301,127.81     8.172    0.520       117          120          NA        NA        NA
Group 2   FRM        NA           0         189,490.12     9.017    0.520       358          360          NA        NA        NA
Group 2   FRM        NA           0         801,784.24     8.254    0.520       358          360          NA        NA        NA
Group 2   FRM        NA           0         345,069.05     8.540    0.520       298          300          NA        NA        NA
Group 2   FRM        NA           0         224,687.72     7.850    0.520       358          360          NA        NA        NA
Group 2   FRM        NA           0         331,057.34     8.058    0.520       358          360          NA        NA        NA






                                      GROSS                 CURRENT   NEXT
                                      LIFE      GROSS      PER RATE    PER
                                      FLOOR    LIFE CAP       CAP    RATE CAP
 GROUP    TYPE    INDEX NAME           (%)       (%)          (%)      (%)
-------  -----  --------------       ------   ---------    --------  --------
Group 1   FRM        NA                 NA         NA          NA       NA
Group 1   FRM        NA                 NA         NA          NA       NA
Group 2   ARM   6 Month LIBOR         7.315     14.315       1.500    1.498
Group 2   ARM   6 Month LIBOR         8.479     15.479       1.500    1.500
Group 2   ARM   6 Month LIBOR         7.560     14.560       1.500    1.500
Group 2   ARM   6 Month LIBOR         7.020     14.020       1.500    1.500
Group 2   ARM   6 Month LIBOR         7.793     14.793       1.500    1.500
Group 2   ARM   6 Month LIBOR         8.225     15.225       1.500    1.500
Group 2   ARM   6 Month LIBOR         8.100     15.100       1.500    1.500
Group 2   ARM   6 Month LIBOR         6.656     13.656       1.500    1.500
Group 2   ARM   6 Month LIBOR         8.283     15.283       1.500    1.500
Group 2   ARM   6 Month LIBOR         7.990     14.990       1.500    1.500
Group 2   ARM   6 Month LIBOR         7.582     14.582       1.500    1.500
Group 2   ARM   1 Month LIBOR         5.097     12.000       3.000    3.000
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA




                                      S-90

                                                         CUT-OFF
                               ORIGINAL                   DATE               REMAINING    ORIGINAL                NEXT       RATE
                                 IO        PRINCIPAL      GROSS   SERVICING AMORTIZATION AMORTIZATION  GROSS      RATE      RESET
                                PERIOD      BALANCE      MORTGAGE    FEE        TERM         TERM      MARGIN     RESET      FREQ
 GROUP    TYPE    INDEX NAME   (MONTHS)       ($)         RATE(%)     (%)     (MONTHS)     (MONTHS)      (%)     (MONTHS)  (MONTHS)
-------   ----  -------------  -------- --------------   -------- --------- ------------ ------------  ------    --------  --------
Group 2   FRM        NA           0          96,443.66     8.125    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0         730,117.78    10.737    0.520       177          180          NA        NA        NA
Group 2   FRM        NA           0          70,749.61     8.000    0.520       297          300          NA        NA        NA
Group 2   FRM        NA           0       1,745,543.21    10.928    0.520       237          239          NA        NA        NA
Group 2   FRM        NA           0          91,479.97    11.177    0.520       238          240          NA        NA        NA
Group 2   FRM        NA           0       3,629,828.63    10.874    0.520       237          239          NA        NA        NA
Group 2   FRM        NA           0         300,372.89    10.970    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0       1,295,408.37    10.928    0.520       238          240          NA        NA        NA
Group 2   FRM        NA           0         196,313.90    10.990    0.520       236          239          NA        NA        NA
Group 2   FRM        NA           0         294,952.51    10.395    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0         488,133.82     7.974    0.520       236          239          NA        NA        NA
Group 2   FRM        NA           0         287,655.93    10.894    0.520       238          240          NA        NA        NA
Group 2   FRM        NA           0          17,899.72    10.990    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0          94,659.89    10.372    0.520       238          240          NA        NA        NA
Group 2   FRM        NA           0         202,512.27    10.740    0.520       238          240          NA        NA        NA
Group 2   FRM        NA           0          53,884.64     7.750    0.520       357          360          NA        NA        NA
Group 2   FRM        NA           0         119,578.36     7.750    0.520       238          240          NA        NA        NA
Group 2   FRM        NA           0          57,659.19     7.850    0.520       178          180          NA        NA        NA
Group 2   FRM        NA           0         254,673.67     8.250    0.520       358          360          NA        NA        NA
Group 2   FRM        NA           0          52,977.93    10.500    0.520       177          180          NA        NA        NA





                                      GROSS                 CURRENT   NEXT
                                      LIFE      GROSS      PER RATE    PER
                                      FLOOR    LIFE CAP       CAP    RATE CAP
 GROUP    TYPE    INDEX NAME           (%)       (%)          (%)      (%)
-------  -----  --------------       ------   ---------    --------  --------
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA
Group 2   FRM        NA                 NA        NA         NA         NA

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

GENERAL

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the LIBOR Certificates, and particularly the Class M and Class B certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the LIBOR Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by the servicer). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until two or three years after their origination. The prepayment experience of the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 Adjustable Rate Mortgage Loans or the 3/27 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The Pass-Through Rate for each class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

     The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the applicable Loan Index. It is possible that a decrease in the applicable Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Group I Loan Cap, the Group II Loan Cap and the WAC Cap, as applicable, the Pass-Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments (in the case of the Class A-2, Class A-3 and Class A-4 certificates), there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates.

Unless and until the Subordinated Amount equals the Specified Subordinated Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Subordinated Amount will equal the Specified Subordinated Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

CLASS M AND CLASS B CERTIFICATES

     Each class of Class M and Class B certificates provides credit enhancement for certain other classes of LIBOR Certificates that have a higher payment priority, and each class of Class M and Class B certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M and Class B certificates, in reverse order of their relative payment priorities (with Class B-3 certificates having the lowest priority, then Class B-2 certificates, then Class B-1 certificates, then Class M-3 certificates, then Class M-2 certificates, and then Class M-1 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M or Class B certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M and Class B certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on that class of Class M and Class B certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M and Class B certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M or Class B certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Class M and Class B certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

     For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE LIBOR CERTIFICATES

     The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield Considerations" in the prospectus.

     In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the structuring assumptions.

PREPAYMENT SCENARIOS

                                      SCENARIO I      SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
                                      ----------      -----------     ------------      -----------      ----------
Fixed-rate mortgage loans (% of
   prepayment assumption)                  0%            75%             100%             125%             150%
Adjustable-rate mortgage loans
   (% of prepayment assumption)            0%            75%             100%             125%             150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                         CLASS A-2                           CLASS A-3
DISTRIBUTION DATE                                   PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
                                              --------------------------------     -------------------------------
                                               I      II     III    IV     V       I      II     III    IV     V
                                               ---    ---    ---    ---    ---     ---    ---    ---    ---    ---
Initial Percentage.......................      100    100    100    100    100     100    100    100    100    100
April 2004...............................       99     81     75     69     63      98     69     60     50     40
April 2005...............................       97     62     51     41     32      96     38     20      4      0
April 2006...............................       96     46     33     22     12      93     12      0      0      0
April 2007...............................       94     36     27     20     12      91      0      0      0      0
April 2008...............................       93     29     21     14     10      88      0      0      0      0
April 2009...............................       91     23     16     10      7      85      0      0      0      0
April 2010...............................       89     19     12      7      5      82      0      0      0      0
April 2011...............................       87     15      9      5      4      79      0      0      0      0
April 2012...............................       84     12      7      4      3      75      0      0      0      0
April 2013...............................       82     10      5      3      2      71      0      0      0      0
April 2014...............................       79      8      4      2      0      66      0      0      0      0
April 2015...............................       76      7      3      2      0      61      0      0      0      0
April 2016...............................       73      5      3      1      0      55      0      0      0      0
April 2017...............................       69      4      2      0      0      49      0      0      0      0
April 2018...............................       65      4      2      0      0      43      0      0      0      0
April 2019...............................       61      3      1      0      0      37      0      0      0      0
April 2020...............................       57      2      0      0      0      31      0      0      0      0
April 2021...............................       53      2      0      0      0      24      0      0      0      0
April 2022...............................       48      2      0      0      0      16      0      0      0      0
April 2023...............................       43      1      0      0      0       8      0      0      0      0
April 2024...............................       38      1      0      0      0       0      0      0      0      0
April 2025...............................       34      0      0      0      0       0      0      0      0      0
April 2026...............................       31      0      0      0      0       0      0      0      0      0
April 2027...............................       27      0      0      0      0       0      0      0      0      0
April 2028...............................       22      0      0      0      0       0      0      0      0      0
April 2029...............................       18      0      0      0      0       0      0      0      0      0
April 2030...............................       14      0      0      0      0       0      0      0      0      0
April 2031...............................        9      0      0      0      0       0      0      0      0      0
April 2032...............................        3      0      0      0      0       0      0      0      0      0
April 2033...............................        0      0      0      0      0       0      0      0      0      0
Weighted Average Life to Maturity
   (years)(2)............................    17.86   4.25   3.24   2.55   2.02   13.01   1.69   1.29   1.05   0.88
Weighted Average Life to Call
   (years)(2)(3)......................       17.82   3.87   2.91   2.27   1.78   13.01   1.69   1.29   1.05   0.88

---------------------------------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                           CLASS A-4                           CLASS M-1
             DISTRIBUTION DATE                        PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
                                                 --------------------------------    ---------------------------------
                                                  I      II     III    IV      V      I      II     III    IV      V
                                                  ---    ---    ---    ---    ---     ---    ---    ---    ---    ---
Initial Percentage........................        100    100    100    100    100     100    100    100    100    100
April 2004................................        100    100    100    100    100     100    100    100    100    100
April 2005................................        100    100    100    100     83     100    100    100    100    100
April 2006................................        100    100     85     57     32     100    100    100    100    100
April 2007................................        100     93     70     53     32     100     87     65     47     75
April 2008................................        100     75     53     37     26     100     70     48     32     21
April 2009................................        100     61     40     27     18     100     57     36     22     13
April 2010................................        100     49     31     19     13     100     45     27     15      8
April 2011................................        100     40     23     14      9     100     36     20     10      5
April 2012................................        100     32     18     11      7     100     29     15      7      1
April 2013................................        100     26     14      8      4     100     23     11      5      0
April 2014................................        100     21     11      6      1     100     19      8      2      0
April 2015................................        100     17      9      5      0     100     15      6      0      0
April 2016................................        100     14      7      2      0     100     12      4      0      0
April 2017................................        100     11      6      0      0     100      9      1      0      0
April 2018................................        100      9      4      0      0     100      7      0      0      0
April 2019................................        100      8      3      0      0     100      6      0      0      0
April 2020................................        100      6      1      0      0     100      4      0      0      0
April 2021................................        100      5      0      0      0     100      2      0      0      0
April 2022................................        100      4      0      0      0     100      0      0      0      0
April 2023................................        100      3      0      0      0     100      0      0      0      0
April 2024................................        100      2      0      0      0     100      0      0      0      0
April 2025................................         89      1      0      0      0      95      0      0      0      0
April 2026................................         79      0      0      0      0      86      0      0      0      0
April 2027................................         69      0      0      0      0      76      0      0      0      0
April 2028................................         58      0      0      0      0      65      0      0      0      0
April 2029................................         47      0      0      0      0      53      0      0      0      0
April 2030................................         35      0      0      0      0      41      0      0      0      0
April 2031................................         22      0      0      0      0      27      0      0      0      0
April 2032................................          8      0      0      0      0      12      0      0      0      0
April 2033................................          0      0      0      0      0       0      0      0      0      0
Weighted Average Life to Maturity (years)(2)    25.60   8.33   6.34   4.93   3.84   26.08   7.76   5.88   4.99   4.74
Weighted Average Life to Call (years)(2)(3)     25.51   7.35   5.50   4.21   3.20   25.94   7.06   5.33   4.54   4.38

---------------------------------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                            CLASS M-2                              CLASS M-3
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO                    PREPAYMENT SCENARIO
                                               ------------------------------------    ------------------------------------
                                                I       II      III     IV       V       I      II      III    IV      V
                                                ---     ---     ---     ---     ---     ---     ---     ---    ---     ---
Initial Percentage........................      100     100     100     100     100     100     100     100    100     100
April 2004................................      100     100     100     100     100     100     100     100    100     100
April 2005................................      100     100     100     100     100     100     100     100    100     100
April 2006................................      100     100     100     100     100     100     100     100    100     100
April 2007................................      100      87      65      47      33     100      87      65     47      33
April 2008................................      100      70      48      32      21     100      70      48     32      21
April 2009................................      100      57      36      22      13     100      57      36     22      13
April 2010................................      100      45      27      15       8     100      45      27     15       4
April 2011................................      100      36      20      10       2     100      36      20     10       0
April 2012................................      100      29      15       7       0     100      29      15      0       0
April 2013................................      100      23      11       2       0     100      23      11      0       0
April 2014................................      100      19       8       0       0     100      19       4      0       0
April 2015................................      100      15       4       0       0     100      15       0      0       0
April 2016................................      100      12       1       0       0     100      12       0      0       0
April 2017................................      100       9       0       0       0     100       9       0      0       0
April 2018................................      100       7       0       0       0     100       1       0      0       0
April 2019................................      100       4       0       0       0     100       0       0      0       0
April 2020................................      100       1       0       0       0     100       0       0      0       0
April 2021................................      100       0       0       0       0     100       0       0      0       0
April 2022................................      100       0       0       0       0     100       0       0      0       0
April 2023................................      100       0       0       0       0     100       0       0      0       0
April 2024................................      100       0       0       0       0     100       0       0      0       0
April 2025................................       95       0       0       0       0      95       0       0      0       0
April 2026................................       86       0       0       0       0      86       0       0      0       0
April 2027................................       76       0       0       0       0      76       0       0      0       0
April 2028................................       65       0       0       0       0      65       0       0      0       0
April 2029................................       53       0       0       0       0      53       0       0      0       0
April 2030................................       41       0       0       0       0      41       0       0      0       0
April 2031................................       27       0       0       0       0      27       0       0      0       0
April 2032................................       12       0       0       0       0      12       0       0      0       0
April 2033................................        0       0       0       0       0       0       0       0      0       0
Weighted Average Life to Maturity
   (years)(2).............................    26.07    7.68    5.80    4.81    4.34   26.06    7.56    5.70   4.69    4.13
Weighted Average Life to Call
   (years)(2)(3)..........................    25.94    7.06    5.31    4.42    4.02   25.94    7.06    5.30   4.36    3.87

---------------------------------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                            CLASS B-1                              CLASS B-2
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO                    PREPAYMENT SCENARIO
                                               ------------------------------------    ------------------------------------
                                                I       II      III     IV      V       I       II      III    IV      V
                                                ---     ---     ---     ---     ---     ---     ---     ---    ---     ---
Initial Percentage........................      100     100     100     100     100     100     100     100    100     100
April 2004................................      100     100     100     100     100     100     100     100    100     100
April 2005................................      100     100     100     100     100     100     100     100    100     100
April 2006................................      100     100     100     100     100     100     100     100    100     100
April 2007................................      100      87      65      47      33     100      87      65     47      33
April 2008................................      100      70      48      32      21     100      70      48     32      21
April 2009................................      100      57      36      22      13     100      57      36     22       0
April 2010................................      100      45      27      15       0     100      45      27      8       0
April 2011................................      100      36      20       3       0     100      36      20      0       0
April 2012................................      100      29      15       0       0     100      29       7      0       0
April 2013................................      100      23       5       0       0     100      23       0      0       0
April 2014................................      100      19       0       0       0     100      19       0      0       0
April 2015................................      100      15       0       0       0     100       7       0      0       0
April 2016................................      100       8       0       0       0     100       0       0      0       0
April 2017................................      100       0       0       0       0     100       0       0      0       0
April 2018................................      100       0       0       0       0     100       0       0      0       0
April 2019................................      100       0       0       0       0     100       0       0      0       0
April 2020................................      100       0       0       0       0     100       0       0      0       0
April 2021................................      100       0       0       0       0     100       0       0      0       0
April 2022................................      100       0       0       0       0     100       0       0      0       0
April 2023................................      100       0       0       0       0     100       0       0      0       0
April 2024................................      100       0       0       0       0     100       0       0      0       0
April 2025................................       95       0       0       0       0      95       0       0      0       0
April 2026................................       86       0       0       0       0      86       0       0      0       0
April 2027................................       76       0       0       0       0      76       0       0      0       0
April 2028................................       65       0       0       0       0      65       0       0      0       0
April 2029................................       53       0       0       0       0      53       0       0      0       0
April 2030................................       41       0       0       0       0      41       0       0      0       0
April 2031................................       27       0       0       0       0      27       0       0      0       0
April 2032................................       11       0       0       0       0       0       0       0      0       0
April 2033................................        0       0       0       0       0       0       0       0      0       0
Weighted Average Life to Maturity
   (years)(2).............................    26.04    7.44    5.60    4.59    4.02   26.01    7.27    5.47   4.47    3.89
Weighted Average Life to Call
   (years)(2)(3)..........................    25.94    7.06    5.30    4.34    3.83   25.94    7.06    5.30   4.33    3.78

---------------------------------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                            CLASS B-3
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO
                                                 -----------------------------------
                                                 I       II      III     IV      V
                                                 ---     ---     ---     ---     ---
Initial Percentage........................       100     100     100     100     100
April 2004................................       100     100     100     100     100
April 2005................................       100     100     100     100     100
April 2006................................       100     100     100     100     100
April 2007................................       100      87      65      47      33
April 2008................................       100      70      48      32       8
April 2009................................       100      57      36      11       0
April 2010................................       100      45      24       0       0
April 2011................................       100      36       6       0       0
April 2012................................       100      29       0       0       0
April 2013................................       100      15       0       0       0
April 2014................................       100       3       0       0       0
April 2015................................       100       0       0       0       0
April 2016................................       100       0       0       0       0
April 2017................................       100       0       0       0       0
April 2018................................       100       0       0       0       0
April 2019................................       100       0       0       0       0
April 2020................................       100       0       0       0       0
April 2021................................       100       0       0       0       0
April 2022................................       100       0       0       0       0
April 2023................................       100       0       0       0       0
April 2024................................       100       0       0       0       0
April 2025................................        95       0       0       0       0
April 2026................................        86       0       0       0       0
April 2027................................        76       0       0       0       0
April 2028................................        65       0       0       0       0
April 2029................................        53       0       0       0       0
April 2030................................        41       0       0       0       0
April 2031................................        25       0       0       0       0
April 2032................................         0       0       0       0       0
April 2033................................         0       0       0       0       0
Weighted Average Life to Maturity
   (years)(2).............................     25.91    6.96    5.23    4.26    3.73
Weighted Average Life to Call
   (years)(2)(3)..........................     25.91    6.94    5.21    4.25    3.72

---------------------------------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

HYPOTHETICAL AVAILABLE FUNDS AND SUPPLEMENTAL INTEREST RATE CAP TABLE

     Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed rate or adjustable rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans and that One-Month LIBOR, the One-Month LIBOR Loan Index and the Six-Month LIBOR Loan Index each remain constant at 20%, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                         SCHEDULE OF AVAILABLE FUNDS AND
               SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)

               CLASS A-2    CLASS A-3    CLASS A-4    CLASS M-1    CLASS M-2    CLASS M-3     CLASS B-1    CLASS B-2    CLASS B-3
     DATE       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)
   --------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
              ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360
    4/25/03         -            -            -            -            -             -            -            -            -
    5/25/03      9.72         9.72         9.72         8.14         8.14          8.14         8.14         8.14         8.14
    6/25/03      8.46         8.46         8.46         6.89         6.89          6.89         6.89         6.89         6.89
    7/25/03      8.78         8.78         8.78         7.18         7.18          7.18         7.18         7.18         7.18
    8/25/03      8.57         8.57         8.57         6.97         6.97          6.97         6.97         6.97         6.97
    9/25/03      8.57         8.57         8.57         6.97         6.97          6.97         6.97         6.97         6.97
   10/25/03      8.82         8.82         8.82         7.20         7.20          7.20         7.20         7.20         7.20
   11/25/03      8.58         8.58         8.58         6.97         6.97          6.97         6.97         6.97         6.97
   12/25/03      8.83         8.83         8.83         7.20         7.20          7.20         7.20         7.20         7.20
    1/25/04      8.59         8.59         8.59         6.97         6.97          6.97         6.97         6.97         6.97
    2/25/04      8.60         8.60         8.60         6.97         6.97          6.97         6.97         6.97         6.97
    3/25/04      9.10         9.10         9.10         7.45         7.45          7.45         7.45         7.45         7.45
    4/25/04      8.61         8.61         8.61         6.97         6.97          6.97         6.97         6.97         6.97
    5/25/04      8.86         8.86         8.86         7.20         7.20          7.20         7.20         7.20         7.20
    6/25/04      8.62         8.62         8.62         6.97         6.97          6.97         6.97         6.97         6.97
    7/25/04      8.87         8.87         8.87         7.20         7.20          7.20         7.20         7.20         7.20
    8/25/04      8.64         8.64         8.64         6.97         6.97          6.97         6.97         6.97         6.97
    9/25/04      8.64         8.64         8.64         6.97         6.97          6.97         6.97         6.97         6.97
   10/25/04      8.89         8.89         8.89         7.20         7.20          7.20         7.20         7.20         7.20
   11/25/04      8.66         8.66         8.66         6.97         6.97          6.97         6.97         6.97         6.97
   12/25/04      8.91         8.91         8.91         7.20         7.20          7.20         7.20         7.20         7.20
    1/25/05      8.68         8.68         8.68         6.97         6.97          6.97         6.97         6.97         6.97
    2/25/05      9.09         9.09         9.09         7.21         7.21          7.21         7.21         7.21         7.21
    3/25/05     10.42        10.42        10.42         8.78         8.78          8.78         8.78         8.78         8.78
    4/25/05      9.55         9.55         9.55         7.93         7.93          7.93         7.93         7.93         7.93
    5/25/05      9.46         9.46         9.46         8.20         8.20          8.20         8.20         8.20         8.20
    6/25/05      9.20         9.20         9.20         7.93         7.93          7.93         7.93         7.93         7.93
    7/25/05      9.49         9.49         9.49         8.20         8.20          8.20         8.20         8.20         8.20
    8/25/05      9.66         9.66         9.66         8.17         8.17          8.17         8.17         8.17         8.17
    9/25/05     10.06        10.06        10.06         8.89         8.89          8.89         8.89         8.89         8.89
   10/25/05     10.38        10.38        10.38         9.19         9.19          9.19         9.19         9.19         9.19
   11/25/05     10.09        10.09        10.09         8.89         8.89          8.89         8.89         8.89         8.89
   12/25/05     10.41        10.41        10.41         9.18         9.18          9.18         9.18         9.18         9.18
    1/25/06     10.13            -        10.13         8.89         8.89          8.89         8.89         8.89         8.89
    2/25/06     10.64            -        10.64         9.14         9.14          9.14         9.14         9.14         9.14
    3/25/06     12.09            -        12.09        10.91        10.91         10.91        10.91        10.91        10.91
    4/25/06     11.04            -        11.04         9.86         9.86          9.86         9.86         9.86         9.86
    5/25/06     23.02            -        23.02        10.18        10.18         10.18        10.18        10.18        10.18
    6/25/06     11.57            -        11.57         9.85         9.85          9.85         9.85         9.85         9.85
    7/25/06     11.90            -        11.90        10.18        10.18         10.18        10.18        10.18        10.18
    8/25/06     11.95            -        11.95        10.11        10.11         10.11        10.11        10.11        10.11

               CLASS A-2    CLASS A-3    CLASS A-4    CLASS M-1    CLASS M-2    CLASS M-3     CLASS B-1    CLASS B-2    CLASS B-3
     DATE       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)
   --------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
              ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360
    9/25/06     12.25            -        12.25        10.82        10.82         10.82        10.82        10.82        10.82
   10/25/06     12.66            -        12.66        11.18        11.18         11.18        11.18        11.18        11.18
   11/25/06     12.25            -        12.25        10.82        10.82         10.82        10.82        10.82        10.82
   12/25/06     12.66            -        12.66        11.18        11.18         11.18        11.18        11.18        11.18
    1/25/07     12.25            -        12.25        10.81        10.81         10.81        10.81        10.81        10.81
    2/25/07     12.58            -        12.58        10.99        10.99         10.99        10.99        10.99        10.99
    3/25/07     14.18            -        14.18        12.70        12.70         12.70        12.70        12.70        12.70
    4/25/07     12.81            -        12.81        11.47        11.47         11.47        11.47        11.47        11.47
    5/25/07     13.24            -        13.24        11.85        11.85         11.85        11.85        11.85        11.85
    6/25/07     12.81            -        12.81        11.46        11.46         11.46        11.46        11.46        11.46
    7/25/07     13.23            -        13.23        11.84        11.84         11.84        11.84        11.84        11.84
    8/25/07     12.82            -        12.82        11.47        11.47         11.47        11.47        11.47        11.47
    9/25/07     12.82            -        12.82        11.47        11.47         11.47        11.47        11.47        11.47
   10/25/07     13.25            -        13.25        11.85        11.85         11.85        11.85        11.85        11.85
   11/25/07     12.82            -        12.82        11.47        11.47         11.47        11.47        11.47        11.47
   12/25/07     13.25            -        13.25        11.85        11.85         11.85        11.85        11.85        11.85
    1/25/08     12.82            -        12.82        11.47        11.47         11.47        11.47        11.47        11.47
    2/25/08     12.83            -        12.83        11.48        11.48         11.48        11.48        11.48        11.48
    3/25/08     13.71            -        13.71        12.27        12.27         12.27        12.27        12.27        12.27
    4/25/08     12.83            -        12.83        11.47        11.47         11.47        11.47        11.47        11.47
    5/25/08     13.25            -        13.25        11.85        11.85         11.85        11.85        11.85        11.85
    6/25/08     12.83            -        12.83        11.47        11.47         11.47        11.47        11.47        11.47
    7/25/08     13.25            -        13.25        11.85        11.85         11.85        11.85        11.85        11.85
    8/25/08     12.82            -        12.82        11.47        11.47         11.47        11.47        11.47        11.47
    9/25/08     12.82            -        12.82        11.47        11.47         11.47        11.47        11.47        11.47
   10/25/08     13.25            -        13.25        11.85        11.85         11.85        11.85        11.85        11.85
   11/25/08     12.82            -        12.82        11.46        11.46         11.46        11.46        11.46        11.46
   12/25/08     13.25            -        13.25        11.84        11.84         11.84        11.84        11.84        11.84
    1/25/09     12.82            -        12.82        11.46        11.46         11.46        11.46        11.46        11.46
    2/25/09     12.82            -        12.82        11.46        11.46         11.46        11.46        11.46        11.46
    3/25/09     14.20            -        14.20        12.68        12.68         12.68        12.68        12.68        12.68
    4/25/09     12.82            -        12.82        11.46        11.46         11.46        11.46        11.46        11.46
    5/25/09     13.25            -        13.25        11.84        11.84         11.84        11.84        11.84        11.84
    6/25/09     12.82            -        12.82        11.45        11.45         11.45        11.45        11.45        11.45
    7/25/09     13.25            -        13.25        11.83        11.83         11.83        11.83        11.83        11.83
    8/25/09     12.82            -        12.82        11.45        11.45         11.45        11.45        11.45        11.45
    9/25/09     12.82            -        12.82        11.45        11.45         11.45        11.45        11.45        11.45
   10/25/09     13.25            -        13.25        11.83        11.83         11.83        11.83        11.83        11.83
   11/25/09     12.82            -        12.82        11.45        11.45         11.45        11.45        11.45        11.45
   12/25/09     13.25            -        13.25        11.83        11.83         11.83        11.83        11.83        11.83
    1/25/10     12.82            -        12.82        11.44        11.44         11.44        11.44        11.44        11.44
    2/25/10     12.82            -        12.82        11.44        11.44         11.44        11.44        11.44        11.44
    3/25/10     12.98            -        12.98        12.67        12.67         12.67        12.67        12.67        12.67
    4/25/10     11.31            -        11.31        11.44        11.44         11.44        11.44        11.44        11.44
    5/25/10     11.71            -        11.71        11.82        11.82         11.82        11.82        11.82        11.82
    6/25/10     11.35            -        11.35        11.44        11.44         11.44        11.44        11.44        11.44
    7/25/10     11.74            -        11.74        11.82        11.82         11.82        11.82        11.82        11.82
    8/25/10     11.38            -        11.38        11.44        11.44         11.44        11.44        11.44        11.44
    9/25/10     11.39            -        11.39        11.43        11.43         11.43        11.43        11.43        11.43
   10/25/10     11.79            -        11.79        11.81        11.81         11.81        11.81        11.81        11.81
   11/25/10     11.43            -        11.43        11.43        11.43         11.43        11.43        11.43        11.43
   12/25/10     11.83            -        11.83        11.81        11.81         11.81        11.81        11.81        11.81
    1/25/11     11.47            -        11.47        11.43        11.43         11.43        11.43        11.43        11.43
    2/25/11     11.49            -        11.49        11.43        11.43         11.43        11.43        11.43        11.43
    3/25/11     12.74            -        12.74        12.65        12.65         12.65        12.65        12.65        12.65
    4/25/11     11.53            -        11.53        11.43        11.43         11.43        11.43        11.43        11.43
    5/25/11     11.93            -        11.93        11.81        11.81         11.81        11.81        11.81        11.81
    6/25/11     11.57            -        11.57        11.42        11.42         11.42        11.42        11.42        11.42
    7/25/11     11.98            -        11.98        11.80        11.80         11.80        11.80        11.80        11.80

               CLASS A-2    CLASS A-3    CLASS A-4    CLASS M-1    CLASS M-2    CLASS M-3     CLASS B-1    CLASS B-2    CLASS B-3
     DATE       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)
   --------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
              ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360
    8/25/11     11.61            -        11.61        11.42        11.42         11.42        11.42        11.42        11.42
    9/25/11     11.64            -        11.64        11.42        11.42         11.42        11.42        11.42        11.42
   10/25/11     12.05            -        12.05        11.80        11.80         11.80        11.80        11.80        11.80
   11/25/11     11.69            -        11.69        11.42        11.42         11.42        11.42        11.42        11.42
   12/25/11     12.10            -        12.10        11.80        11.80         11.80        11.80        11.80            -
    1/25/12     11.74            -        11.74        11.42        11.42         11.42        11.42        11.42            -
    2/25/12     11.76            -        11.76        11.42        11.42         11.42        11.42        11.42            -
    3/25/12     12.60            -        12.60        12.20        12.20         12.20        12.20        12.20            -
    4/25/12     11.82            -        11.82        11.41        11.41         11.41        11.41        11.41            -
    5/25/12     12.24            -        12.24        11.79        11.79         11.79        11.79        11.79            -
    6/25/12     11.88            -        11.88        11.41        11.41         11.41        11.41        11.41            -
    7/25/12     12.30            -        12.30        11.79        11.79         11.79        11.79        11.79            -
    8/25/12     11.94            -        11.94        11.41        11.41         11.41        11.41        11.41            -
    9/25/12     11.97            -        11.97        11.41        11.41         11.41        11.41        11.41            -
   10/25/12     12.40            -        12.40        11.79        11.79         11.79        11.79        11.79            -
   11/25/12     12.04            -        12.04        11.41        11.41         11.41        11.41        11.41            -
   12/25/12     12.47            -        12.47        11.79        11.79         11.79        11.79            -            -
    1/25/13     12.11            -        12.11        11.41        11.41         11.41        11.41            -            -
    2/25/13     12.14            -        12.14        11.41        11.41         11.41        11.41            -            -
    3/25/13     13.49            -        13.49        12.63        12.63         12.63        12.63            -            -
    4/25/13     12.22            -        12.22        11.41        11.41         11.41        11.41            -            -
    5/25/13     12.67            -        12.67        11.78        11.78         11.78        11.78            -            -
    6/25/13     12.30            -        12.30        11.40        11.40         11.40        11.40            -            -
    7/25/13     12.75            -        12.75        11.78        11.78         11.78        11.78            -            -
    8/25/13     12.38            -        12.38        11.40        11.40         11.40        11.40            -            -
    9/25/13     12.43            -        12.43        11.40        11.40         11.40        11.40            -            -
   10/25/13     12.89            -        12.89        11.78        11.78         11.78        11.78            -            -
   11/25/13     12.52            -        12.52        11.40        11.40         11.40        11.40            -            -
   12/25/13     12.98            -        12.98        11.78        11.78         11.78        11.78            -            -
    1/25/14     12.61            -        12.61        11.40        11.40         11.40        11.40            -            -
    2/25/14     12.66            -        12.66        11.40        11.40         11.40            -            -            -
    3/25/14     14.07            -        14.07        12.62        12.62         12.62            -            -            -
    4/25/14     12.76            -        12.76        11.40        11.40         11.40            -            -            -
    5/25/14     13.25            -        13.25        11.78        11.78         11.78            -            -            -
    6/25/14     12.87            -        12.87        11.40        11.40         11.40            -            -            -
    7/25/14     13.36            -        13.36        11.78        11.78         11.78            -            -            -
    8/25/14     12.99            -        12.99        11.40        11.40         11.40            -            -            -
    9/25/14     13.05            -        13.05        11.40        11.40         11.40            -            -            -
   10/25/14     13.55            -        13.55        11.77        11.77         11.77            -            -            -
   11/25/14     13.17            -        13.17        11.39        11.39         11.39            -            -            -
   12/25/14     13.68            -        13.68        11.77        11.77         11.77            -            -            -
    1/25/15     13.30            -        13.30        11.39        11.39             -            -            -            -
    2/25/15     13.37            -        13.37        11.39        11.39             -            -            -            -
    3/25/15     14.88            -        14.88        12.61        12.61             -            -            -            -
    4/25/15     13.51            -        13.51        11.39        11.39             -            -            -            -
    5/25/15     14.04            -        14.04        11.77        11.77             -            -            -            -
    6/25/15     13.66            -        13.66        11.39        11.39             -            -            -            -
    7/25/15     14.20            -        14.20        11.77        11.77             -            -            -            -
    8/25/15     13.82            -        13.82        11.39        11.39             -            -            -            -
    9/25/15     13.90            -        13.90        11.39        11.39             -            -            -            -
   10/25/15     14.45            -        14.45        11.77        11.77             -            -            -            -
   11/25/15     14.07            -        14.07        11.39        11.39             -            -            -            -
   12/25/15     14.63            -        14.63        11.77        11.77             -            -            -            -
    1/25/16     14.25            -        14.25        11.39        11.39             -            -            -            -
    2/25/16     14.34            -        14.34        11.39        11.39             -            -            -            -
    3/25/16     15.43            -        15.43        12.18        12.18             -            -            -            -
    4/25/16     14.53            -        14.53        11.39        11.39             -            -            -            -
    5/25/16     15.12            -        15.12        11.77        11.77             -            -            -            -
    6/25/16     14.74            -        14.74        11.39        11.39             -            -            -            -

               CLASS A-2    CLASS A-3    CLASS A-4    CLASS M-1    CLASS M-2    CLASS M-3     CLASS B-1    CLASS B-2    CLASS B-3
     DATE       CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)
   --------   ----------   ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------
              ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360
    7/25/16     15.34            -        15.34        11.77        11.77             -            -            -            -
    8/25/16     14.95            -        14.95        11.39        11.39             -            -            -            -
    9/25/16     15.07            -        15.07        11.39        11.39             -            -            -            -
   10/25/16     15.69            -        15.69        11.77        11.77             -            -            -            -
   11/25/16     15.30            -        15.30        11.39        11.39             -            -            -            -
   12/25/16     15.93            -        15.93        11.77            -             -            -            -            -
    1/25/17     15.54            -        15.54        11.39            -             -            -            -            -
    2/25/17     15.67            -        15.67        11.39            -             -            -            -            -
    3/25/17     17.50            -        17.50        12.61            -             -            -            -            -
    4/25/17     15.94            -        15.94        11.39            -             -            -            -            -
    5/25/17     16.61            -        16.61        11.77            -             -            -            -            -
    6/25/17     16.22            -        16.22        11.39            -             -            -            -            -
    7/25/17     16.91            -        16.91        11.77            -             -            -            -            -
    8/25/17     16.52            -        16.52        11.40            -             -            -            -            -
    9/25/17     16.67            -        16.67        11.40            -             -            -            -            -
   10/25/17     17.39            -        17.39        11.78            -             -            -            -            -
   11/25/17     16.99            -        16.99        11.40            -             -            -            -            -
   12/25/17     17.73            -        17.73        11.78            -             -            -            -            -
    1/25/18     17.33            -        17.33        11.40            -             -            -            -            -
    2/25/18     17.59            -        17.59            -            -             -            -            -            -
    3/25/18     19.80            -        19.80            -            -             -            -            -            -
    4/25/18     18.19            -        18.19            -            -             -            -            -            -
    5/25/18     19.13            -        19.13            -            -             -            -            -            -
    6/25/18     18.86            -        18.86            -            -             -            -            -            -
    7/25/18     19.86            -        19.86            -            -             -            -            -            -
    8/25/18     19.61            -        19.61            -            -             -            -            -            -
    9/25/18     20.03            -        20.03            -            -             -            -            -            -
   10/25/18     21.16            -        21.16            -            -             -            -            -            -
   11/25/18     20.96            -        20.96            -            -             -            -            -            -
   12/25/18     22.18            -        22.18            -            -             -            -            -            -
    1/25/19     22.02            -        22.02            -            -             -            -            -            -
    2/25/19     22.62            -        22.62            -            -             -            -            -            -
    3/25/19     25.76            -        25.76            -            -             -            -            -            -
    4/25/19     23.96            -        23.96            -            -             -            -            -            -
    5/25/19     25.55            -        25.55            -            -             -            -            -            -
    6/25/19     25.53            -        25.53            -            -             -            -            -            -
    7/25/19     27.27            -        27.27            -            -             -            -            -            -
    8/25/19     27.34            -        27.34            -            -             -            -            -            -
    9/25/19     28.38            -        28.38            -            -             -            -            -            -
   10/25/19     30.53            -        30.53            -            -             -            -            -            -
   11/25/19     30.85            -        30.85            -            -             -            -            -            -
   12/25/19     33.38            -        33.38            -            -             -            -            -            -
    1/25/20     33.96            -        33.96            -            -             -            -            -            -
    2/25/20     35.84            -        35.84            -            -             -            -            -            -
    3/25/20     40.63            -        40.63            -            -             -            -            -            -
    4/25/20     40.53            -        40.53            -            -             -            -            -            -
    5/25/20     44.95            -        44.95            -            -             -            -            -            -
    6/25/20     47.04            -        47.04            -            -             -            -            -            -
    7/25/20     53.05            -        53.05            -            -             -            -            -            -
    8/25/20     56.66            -        56.66            -            -             -            -            -            -
    9/25/20     63.42            -        63.42            -            -             -            -            -            -
   10/25/20     74.70            -        74.70            -            -             -            -            -            -
   11/25/20     84.45            -        84.45            -            -             -            -            -            -
   12/25/20    105.50            -       105.50            -            -             -            -            -            -
    1/25/21    130.08            -       130.08            -            -             -            -            -            -
    2/25/21    181.13            -       181.13            -            -             -            -            -            -
    3/25/21    336.38            -       336.38            -            -             -            -            -            -
    4/25/21         *            -         **              -            -             -            -            -            -

* The Class Certificate Balance of the Class A-2 certificates is $24,278 and the Class A-2 certificates have been paid $53,250 in respect of interest.

** The Class Certificate Balance of the Class A-4 certificates is $19,170 and the Class A-4 certificates have been paid $42,046 in respect of interest.

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk CarryForward Amounts divided by the current Class Certificate Balance.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution date for each class of LIBOR Certificates is the distribution date occurring in April 2033.

     The last scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the LIBOR Certificates" above in this prospectus supplement and "Yield Considerations" in the prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

GENERAL

     The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk CarryForward Amounts), will comprise a "LOWER TIER REMIC" and an "UPPER TIER REMIC" organized in a two-tiered REMIC structure. Each class of LIBOR Certificates (exclusive of the right to receive Basis Risk CarryForward Amounts) represents ownership of a regular interest in the Upper Tier REMIC. The Class R certificate will represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. In addition, each class of LIBOR Certificates will represent a beneficial interest in the right to receive payments of Basis Risk CarryForward Amounts from the Excess Reserve Fund Account. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Upon the issuance of the LIBOR Certificates, Cadwalader, Wickersham & Taft LLP ("TAX COUNSEL") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

     A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "BASIS RISK CONTRACTS"), representing the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account. A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components - the REMIC regular interest (the "REGULAR INTEREST") component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of, original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--REMICs--a. Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus.

     Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--REMICs--a. Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption."

     Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--REMICs--a. Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE LIBOR CERTIFICATES

     The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association", and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C)of the Code or as real estate assets under
Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENT

     As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract component is expected to have a de minimis value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method
- the level yield or constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.

     Any Basis Risk CarryForward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax Consequences-- REMICs--a. Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" and "--Non-U.S. Persons" in the prospectus.

                                  STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated, one of the underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the LIBOR Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption, as amended, to apply to the LIBOR Certificates are the following:

         (1) The acquisition of the LIBOR Certificates by a Plan is on terms (including the price for the LIBOR Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The LIBOR Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P (each, a "RATING AGENCY");

         (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the LIBOR Certificates represents not more than reasonable compensation for underwriting the LIBOR Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the LIBOR Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

         (5) The Plan investing in the LIBOR Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of LIBOR Certificates in connection with the initial issuance, at least fifty (50) percent of each class of LIBOR Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in LIBOR Certificates does not exceed twenty-five (25) percent of each class of LIBOR Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the LIBOR Certificates sold by the underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase LIBOR Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of LIBOR Certificates. Assets of a Plan or individual retirement account should not be invested in the LIBOR Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement, dated April 22, 2003, between the depositor and the underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed severally to purchase from the depositor the Offered Certificates in the respective principal amounts set forth under their names below:

                    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL  PRINCIPAL
                    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF  AMOUNT OF
  UNDERWRITER       CLASS A-2    CLASS A-3    CLASS A-4    CLASS M-1    CLASS M-2    CLASS M-3    CLASS B-1    CLASS B-2  CLASS B-3
  -----------       ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------  ---------
Morgan Stanley &
Co. Incorporated  $129,730,218  $62,971,936  $39,461,664  $40,288,384  $41,035,196  $13,055,892  $11,191,328  $7,461,214  $8,207,040
Utendahl Capital
Partners, L.P.         884,891      429,532      269,168      274,808      279,902       89,054       76,336      50,893      55,980
The Williams
Capital Group,
  L.P. ..........      884,891      429,532      269,168      274,808      279,902       89,054       76,336      50,893      55,980
                  ------------  -----------  -----------  -----------  -----------  -----------  -----------  ----------  ----------
   Total......... $131,500,000  $63,831,000  $40,000,000  $40,838,000  $41,595,000  $13,234,000  $11,344,000  $7,563,000  $8,319,000
                  ============  ===========  ===========  ===========  ===========  ===========  ===========  ==========  ==========

     The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

     The underwriters have advised the depositor that they propose to offer the Offered Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the Offered Certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with the offering of the Offered Certificates, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price.

Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

     For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the prospectus.

     The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     Morgan Stanley & Co. Incorporated is an affiliate of the depositor.

                                  LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch Ratings ("FITCH"), Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):

                               FITCH        MOODY'S         S&P
                               -----        -------         ---
A-2                             AAA           Aaa           AAA
A-3                             AAA           Aaa           AAA
A-4                             AAA           Aaa           AAA
M-1                              AA           Aa2            AA
M-2                              A             A2            A
M-3                              A-            A3            A-
B-1                             BBB+          Baa1          BBB+
B-2                             BBB           Baa2          BBB
B-3                             BBB-          Baa3          BBB-

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, take into account the existence of the interest rate cap agreement or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Fitch Ratings, One State Street Plaza, New York, New York 10007, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

     The following terms have the meanings given below when used in this prospectus supplement.

     "ACCRUED CERTIFICATE INTEREST" means, for each class of LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "ADJUSTMENT DATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "AVAILABLE FUNDS" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer and the trustee: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee in respect of prior distribution dates and the trustee fee for that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, excluding Prepayment Premiums; (iii) payments from the servicer to the trustee in respect of prepayment interest shortfalls for that distribution date; and (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

     "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

     "BASIS RISK CARRYFORWARD AMOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "BASIS RISK CONTRACTS" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

     "BASIS RISK PAYMENT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "CLASS A" means, collectively, the Class A-1, Class A -2, Class A-3 and Class A-4 certificates.

     "CLASS A CERTIFICATE GROUP" means either the Class A-1 certificates or the Group II Class A Certificates, as applicable.

     "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any distribution date is the percentage equivalent of a fraction, determined as follows:

         (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

         (2) with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of
(x) approximately 64.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,781,319.

     "CLASS B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date) and (E) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 92.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,781,319.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that distribution date) and (F) Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 94.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,781,319.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that distribution date), (F) Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal Distribution Amount for that distribution date), and (G) Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 96.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,781,319.

     "CLASS CERTIFICATE BALANCE" means, with respect to any class of LIBOR Certificates as of any distribution date, the initial Class Certificate Balance of that class reduced by the sum of:

     o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

     o in the case of any class of Class M or Class B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates.

     "CLASS M" means, collectively, the Class M-1, Class M-2, and Class M-3 certificates.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 74.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,781,319.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 85.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,781,319.

     "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 89.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,781,319.

     "CODE" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

     "COMBINED LOAN-TO-VALUE RATIO" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     "CREDIT SCORES" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

     "DELINQUENT," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

     "DETERMINATION DATE" means, with respect to each Servicer Remittance Date, the 18th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

     "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "DUE PERIOD" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

     "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "EXCESS SUBORDINATED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. The Expense Fee Rate is not expected to exceed 0.52%. See "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

     "GROSS MARGIN" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "GROUP I LOAN CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "GROUP II CLASS A CERTIFICATES" has the meaning specified in "Description of the Certificates--Allocation of Principal Payments to Class A Certificates" in this prospectus supplement.

     "GROUP II CLASS A SEQUENTIAL CERTIFICATES" has the meaning specified in "Description of the Certificates--Allocation of Principal Payments to Class A Certificates" in this prospectus supplement.

     "GROUP II LOAN CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "INITIAL CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

     "INTEREST ACCRUAL PERIOD" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

     "INTEREST RATE CAP PAYMENT" means, beginning on the first distribution date and continuing through the immediately succeeding 35 distribution dates thereafter, the amount, if any, equal to the product of (a) the number of basis points by which One-Month LIBOR as of the reset date under the cap agreement exceeds 6.750% for the first 24 distribution dates or 7.125% for the next 12 distribution dates, up to a maximum of 137.50 basis points for the first 24 distribution dates and a maximum of 100.00 basis points for the next 12 distribution dates, and (b) the product of the notional balance and multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, based on an "actual/360" basis.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that mortgage loan group.

     "IRS" means the Internal Revenue Service.

     "LIBOR CERTIFICATES" means the Class A-1 certificates and the Offered Certificates.

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

     "LOAN INDEX" means either the Six-Month LIBOR Loan Index or the One-Month LIBOR Loan Index, as applicable.

     "LOWER TIER REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

     "MAXIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "MINIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "OFFERED CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

     "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "ONE-MONTH LIBOR LOAN INDEX" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

     "P&I ADVANCES" means advances made by the servicer on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

     "PASS-THROUGH RATE" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PERIODIC CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "PLAN" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "PREPAYMENT PERIOD" means, with respect to any distribution date, the calendar month preceding the month in which that distribution date occurs.

     "PREPAYMENT PREMIUM" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

     "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period; (iii) the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior distribution date through the business day prior to the current distribution date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

     "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "REALIZED LOSS" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

     "RECORD DATE" means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

     "REFERENCE BANKS" means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "RELIEF ACT" means the Soldiers' and Sailors Civil Relief Act of 1940, as amended, and any similar state statutes.

     "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "SENIOR ENHANCEMENT PERCENTAGE" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 36.00%.

     "SERVICER REMITTANCE DATE" will be the third business day immediately preceding each distribution date.

     "SIX-MONTH LIBOR LOAN INDEX" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

     "SPECIFIED SUBORDINATED AMOUNT" means, prior to the Stepdown Date, an amount equal to 1.75% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 3.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject to a minimum amount equal to 0.50% of the cut-off date principal balance of the mortgage loans; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

     "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

     "STEPDOWN DATE" means the later to occur of (i) the earlier to occur of (a) the distribution date in May 2006 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

     "SUBORDINATED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 or Class B-3 certificates.

     "SUBORDINATION DEFICIENCY" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBORDINATION REDUCTION AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the responsible party.

     "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TOTAL MONTHLY EXCESS SPREAD" as to any distribution date equals the excess, if any, of (x) the interest on the mortgage loans received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee and the trustee fee, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the sixth paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     A "TRIGGER EVENT" with respect to any distribution date exists if (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 40% of the prior period's Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:


    DISTRIBUTION DATE OCCURRING IN                                LOSS PERCENTAGE
    ------------------------------                                ---------------
May 2006 through April 2007                  4.00% for the first month, plus an additional 1/12th of
                                             2.00% for each month thereafter (e.g., 5.00% in November 2006)

May 2007 through April 2008                  6.00% for the first month, plus an additional 1/12th of
                                             1.00% for each month thereafter (e.g., 6.50% in November 2007)

May 2008 through April 2009                  7.00% for the first month, plus an additional 1/12th of
                                             0.50% for each month thereafter (e.g., 7.25% in November 2008)

May 2009 and thereafter                      7.50%

     "UNPAID INTEREST AMOUNTS" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "UNPAID REALIZED LOSS AMOUNT," with respect to any class of Class M or Class B certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

     "UPPER TIER REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

     "WAC CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of a book-entry certificate holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX II

             CAP AGREEMENT NOTIONAL BALANCE AND MULTIPLIER SCHEDULE


                                             INDEX RATE
  DISTRIBUTION DATE   CAP NOTIONAL BALANCE   MULTIPLIER
        5/2003           23,533,100.000        10.000
        6/2003           23,096,228.010        10.000
        7/2003           22,650,429.880        10.000
        8/2003           22,195,543.980        10.000
        9/2003           21,731,475.043        10.000
       10/2003           21,258,203.577        10.000
       11/2003           20,775,786.416        10.000
       12/2003           20,284,356.835        10.000
        1/2004           19,784,124.220        10.000
        2/2004           19,275,373.278        10.000
        3/2004           18,758,462.764        10.000
        4/2004           18,233,823.738        10.000
        5/2004           17,701,957.324        10.000
        6/2004           17,164,644.042        10.000
        7/2004           16,639,826.284        10.000
        8/2004           16,127,215.195        10.000
        9/2004           15,626,528.577        10.000
       10/2004           15,137,490.734        10.000
       11/2004           14,659,832.321        10.000
       12/2004           14,193,290.201        10.000
        1/2005           13,737,607.299        10.000
        2/2005           13,292,532.467        10.000
        3/2005           12,858,275.517        10.000
        4/2005           12,434,120.759        10.000
        5/2005           12,019,834.717        10.000
        6/2005           11,615,189.290        10.000
        7/2005           11,219,961.629        10.000
        8/2005           10,833,934.018        10.000
        9/2005           10,456,893.757        10.000
       10/2005           10,088,633.042        10.000
       11/2005            9,728,948.856        10.000
       12/2005            9,377,642.859        10.000
        1/2006            9,034,521.281        10.000
        2/2006            8,699,394.812        10.000
        3/2006            8,372,094.589        10.000
        4/2006            8,052,423.099        10.000

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                          MORGAN STANLEY CAPITAL I INC.
          (FORMERLY KNOWN AS MORGAN STANLEY DEAN WITTER CAPITAL I INC.)
                                    DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)


                        --------------------------------

     Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

     o conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

     o    mortgage pass-through certificates and mortgage-backed securities;

     o direct obligations of the United States or other governmental agencies; or

     o    any combination of the above.

     The certificates of any series will not be obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                        --------------------------------

             Investing in any series of certificates involves risks. See "Risk Factors" beginning on page 10 of this prospectus.

                        --------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        --------------------------------

                                 MORGAN STANLEY

                  The date of this prospectus is April 3, 2003.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates. If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and Morgan Stanley Capital I Inc.'s telephone number is (212) 761-4000.

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
SUMMARY OF PROSPECTUS.............................................................................................5
RISK FACTORS.....................................................................................................10
DESCRIPTION OF THE TRUST FUNDS...................................................................................16
   Assets........................................................................................................16
   Mortgage Loans................................................................................................16
   Mortgage-Backed Securities....................................................................................18
   Government Securities.........................................................................................19
   Accounts......................................................................................................20
   Credit Support................................................................................................20
   Cash Flow Agreements..........................................................................................20
USE OF PROCEEDS..................................................................................................21
YIELD CONSIDERATIONS.............................................................................................21
   General.......................................................................................................21
   Pass-Through Rate.............................................................................................21
   Timing of Payment of Interest.................................................................................21
   Payments of Principal; Prepayments............................................................................22
   Prepayments, Maturity and Weighted Average Life...............................................................23
   Other Factors Affecting Weighted Average Life.................................................................24
THE DEPOSITOR....................................................................................................25
DESCRIPTION OF THE CERTIFICATES..................................................................................26
   General.......................................................................................................26
   Distributions.................................................................................................26
   Available Distribution Amount.................................................................................27
   Distributions of Interest on the Certificates.................................................................27
   Distributions of Principal of the Certificates................................................................28
   Components....................................................................................................28
   Distributions on the Certificates of Prepayment Premiums......................................................28
   Allocation of Losses and Shortfalls...........................................................................29
   Advances in Respect of Delinquencies..........................................................................29
   Reports to Certificateholders.................................................................................29
   Termination...................................................................................................32
   Book-Entry Registration and Definitive Certificates...........................................................32
DESCRIPTION OF THE AGREEMENTS....................................................................................34
   Assignment of Assets; Repurchases.............................................................................34
   Representations and Warranties; Repurchases...................................................................36
   Certificate Account and Other Collection Accounts.............................................................37
   Collection and Other Servicing Procedures.....................................................................40
   Subservicers..................................................................................................41
   Realization Upon Defaulted Mortgage Loans.....................................................................41
   Hazard Insurance Policies.....................................................................................43
   Fidelity Bonds and Errors and Omissions Insurance.............................................................45
   Due-on-Sale Provisions........................................................................................45
   Retained Interest; Servicing Compensation and Payment of Expenses.............................................45
   Evidence as to Compliance.....................................................................................45
   Matters Regarding a Master Servicer and the Depositor.........................................................46
   Events of Default.............................................................................................47
   Rights Upon Event of Default..................................................................................48
   Amendment.....................................................................................................48
   The Trustee...................................................................................................49
   Duties of the Trustee.........................................................................................49
   Matters Regarding the Trustee.................................................................................49
   Resignation and Removal of the Trustee........................................................................50
DESCRIPTION OF CREDIT SUPPORT....................................................................................50
   General.......................................................................................................50
   Subordinate Certificates......................................................................................51
   Cross-Support Provisions......................................................................................51


                                       3



   Insurance or Guarantees for the Mortgage Loans................................................................51
   Letter of Credit..............................................................................................51
   Insurance Policies and Surety Bonds...........................................................................52
   Reserve Funds.................................................................................................52
   Credit Support for Mortgage-Backed Securities.................................................................53
LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................54
   General.......................................................................................................54
   Types of Mortgage Instruments.................................................................................54
   Interest in Real Property.....................................................................................55
   Cooperative Loans.............................................................................................55
   Foreclosure...................................................................................................56
   Junior Mortgages..............................................................................................60
   Anti-Deficiency Legislation and Other Limitations on Lenders..................................................60
   Environmental Legislation.....................................................................................61
   Due-on-Sale Clauses...........................................................................................61
   Prepayment Charges............................................................................................62
   Subordinate Financing.........................................................................................62
   Applicability of Usury Laws...................................................................................62
   Alternative Mortgage Instruments..............................................................................63
   Soldiers' and Sailors' Civil Relief Act of 1940...............................................................64
   Forfeiture for Drug, RICO and Money Laundering Violations.....................................................64
FEDERAL INCOME TAX CONSEQUENCES..................................................................................65
   General.......................................................................................................65
   Grantor Trust Funds...........................................................................................65
   a. Single Class of Grantor Trust Certificates.................................................................65
   b. Multiple Classes of Grantor Trust Certificates.............................................................69
   c. Sale or Exchange of a Grantor Trust Certificate............................................................72
   d. Non-U.S. Persons...........................................................................................73
   e. Information Reporting and Backup Withholding...............................................................73
   REMICs........................................................................................................74
   a. Taxation of Owners of REMIC Regular Certificates...........................................................76
   b. Taxation of Owners of REMIC Residual Certificates..........................................................84
   Prohibited Transactions and Other Taxes.......................................................................88
   Liquidation and Termination...................................................................................89
   Administrative Matters........................................................................................89
   Tax-Exempt Investors..........................................................................................90
   Residual Certificate Payments--Non-U.S. Persons...............................................................90
   Tax Related Restrictions on Transfers of REMIC Residual Certificates..........................................90
STATE TAX CONSIDERATIONS.........................................................................................93
ERISA CONSIDERATIONS.............................................................................................93
   General.......................................................................................................93
   Prohibited Transactions.......................................................................................93
   Review by Plan Fiduciaries....................................................................................97
LEGAL INVESTMENT.................................................................................................97
PLAN OF DISTRIBUTION.............................................................................................99
LEGAL MATTERS...................................................................................................100
FINANCIAL INFORMATION...........................................................................................100
RATING..........................................................................................................100
INCORPORATION OF INFORMATION BY REFERENCE.......................................................................100
GLOSSARY OF TERMS...............................................................................................102

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer....................................  Each series of certificates will be issued by a separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among Morgan Stanley Capital I
                                            Inc., one or more servicers and a trustee.

Depositor.................................  Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean Witter Capital I
                                            Inc.), a wholly-owned subsidiary of Morgan Stanley.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans for each series of certificates, which servicer(s) may be affiliates of Morgan Stanley Capital I Inc., will be named in the related prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

                                                   THE MORTGAGE ASSETS

General...................................  Each trust will own the related mortgage loan, including mortgage participations, or mortgage-backed securities or both or, if specified in the applicable prospectus supplement, direct obligations of the United States or other governmental agencies.
                                            You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and mortgage-backed securities included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or adjustable interest rate mortgage loans, or mortgage participations, secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations. Unless otherwise provided in the related prospectus supplement, all mortgage loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than
                                            Morgan Stanley Capital I Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by conventional, fixed or adjustable rate mortgage loans secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and mortgage-backed securities, direct obligations of the United States or other




                                                         5



                                            governmental agencies which provide for payment of interest or principal or both.

                                                  OTHER ASSETS

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust fund may include the following agreements and other similar agreements:


                                            o   guaranteed investment contracts;

                                            o   interest rate exchange agreements;

                                            o   interest rate cap or floor contracts;

                                            o   currency exchange contracts; or

                                            o   other swap or notional balance contracts.

                                                  CREDIT ENHANCEMENT

Subordination.............................  A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

                                            Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate shares of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

                                            o   the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinate certificates on each distribution date, current distributions on the related mortgage loans and mortgage-backed securities of principal and interest due them on each distribution date out of the funds available for distributions on such date;

                                            o   the right of such holders to receive future distributions on the mortgage loans and mortgage-backed securities that would otherwise have been payable to the holders of subordinate certificates;

                                            o   the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans and mortgage-backed securities; or

                                            o   any combination of the above.

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series may be entitled to the benefits of other types of credit enhancement, including but not limited to:

                                            o   limited guarantee



                                                         6


                                            o   financial guaranty insurance policy

                                            o   surety bond

                                            o   letter of credit

                                            o   mortgage pool insurance policy

                                            o   reserve fund

                                            o   cross-support

                                            o   any credit support will be described in the applicable prospectus supplement.

                                                  DISTRIBUTIONS ON CERTIFICATES

General...................................  Each series of certificates will consist of one or more classes of certificates that will be entitled, to the extent of funds available, to one of the following:

                                            o   principal and interest payments in respect of the related mortgage loans and mortgage-backed securities;

                                            o   principal distributions, with no interest distribution;

                                            o   interest distributions, with no principal distributions;

                                            o   sequential or concurrent distributions of principal;

                                            o   senior or subordinate distributions of interest or principal or both;

                                            o   distributions of interest after an interest accrual period; or

                                            o   such other distributions as are described in the applicable prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of certificates which may be entitled to disproportionately low, nominal or no interest distributions, interest on the related mortgage loans and mortgage-backed securities at the weighted average of their mortgage rates--net of servicing fees and other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each such class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

                                            Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the fixed, floating or weighted average pass-through rate for each class indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal.................................  With respect to a series of certificates, principal payments including prepayments on the related mortgage loans and mortgage-backed securities will be passed through to holders of the related certificates or



                                                         7


                                            otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of certificate balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will be made will be specified in the related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in the event that a payment on a mortgage loan is delinquent, the master servicer will be obligated to make advances that the master servicer determines are recoverable. The master servicer will be reimbursed for advances as described in this prospectus and in the related prospectus supplement. The prospectus supplement for any series of certificates relating to a trust that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

                                                  ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

Termination...............................  If so specified in the prospectus supplement with respect to a series of certificates, all, but not less than all, of the mortgage loans and mortgage-backed securities in the related trust fund and any property acquired with respect to such mortgage loans may be purchased by the party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement. If so provided in the related prospectus supplement with respect to a series, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on and after a date specified in the related prospectus supplement, the party specified in the related prospectus supplement will solicit bids for the purchase of all of the trust's assets, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

Forms of Certificates.....................  The certificates will be issued either:

                                            o   in book-entry form through the facilities of The Depository Trust
                                                Company; or

                                            o   in fully registered, certificated form.

                                            If you own book-entry certificates, you will not receive physical certificates representing your ownership interest in such book-entry certificates, except under extraordinary circumstances. Instead, The
                                            Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through participating organizations. This may result in delays in your receipt of distributions and may restrict your ability to pledge your securities.
                                            Your rights with respect to book-entry certificates may generally only be exercised through The Depository Trust Company and its participating organizations.


                                                         8


Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will depend on:

                                            o   whether a "real estate mortgage investment conduit" election is made with respect to a series of certificates;

                                            o   if a "real estate mortgage investment conduit" election is made, whether the certificates are regular interests or residual interests; and

                                            o   if a "real estate mortgage investment conduit" election is not made, the certificates will be treated as interests in a grantor trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income
                                            Security Act of 1974, as amended, also known as ERISA, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                            Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

Rating....................................  Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class of certificates offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.


                                            o   A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

                                            o   Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.


LACK OF A SECONDARY MARKET MAY
   MAKE IT DIFFICULT FOR YOU TO
   RESELL YOUR CERTIFICATES            The liquidity of your certificates may be
                                       limited. You should consider that:

                                       o   a secondary market for the
                                           certificates of any series may not
                                           develop, or if it does, it may not
                                           provide you with liquidity of
                                           investment, or it may not continue
                                           for the life of the certificates of
                                           any series;

                                       o   the prospectus supplement for any
                                           series of certificates may indicate
                                           that an underwriter intends to
                                           establish a secondary market in such
                                           certificates, but no underwriter will
                                           be obligated to do so; and

                                       o   unless specified in the applicable
                                           prospectus supplement, the
                                           certificates will not be listed on
                                           any securities exchange.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO PAY YOUR
   CERTIFICATES IN FULL                Except for any related insurance policies
                                       and any reserve fund or credit
                                       enhancement described in the applicable
                                       prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series.
                                       In addition, in general, there is no
                                       recourse to Morgan Stanley Capital I Inc.
                                       or any other entity, and neither the
                                       certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                       o   loan repurchase obligations in
                                           connection with a breach of certain
                                           of the representations and
                                           warranties; and

                                       o   advances on delinquent loans, to the
                                           extent the master servicer deems the
                                           advance will be recoverable.

                                       Because some of the representations and
                                       warranties with respect to the mortgage
                                       loans and mortgage-backed securities may have been made or assigned in connection with transfers of the mortgage loans and mortgage-backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts and will not be available for the future payment of principal or interest on the certificates. If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.

                                       Thereafter, those losses or shortfalls
                                       will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

CREDIT ENHANCEMENT IS LIMITED IN
   AMOUNT AND COVERAGE                 With respect to each series of
                                       certificates, credit enhancement may be
                                       provided to cover losses on the
                                       underlying mortgage loans and
                                       mortgage-backed securities up to
                                       specified amounts.

                                       Regardless of the form of credit
                                       enhancement provided:

                                       o   the amount of coverage will be
                                           limited in amount and in most cases
                                           will be subject to periodic reduction
                                           in accordance with a schedule or
                                           formula;

                                       o   the amount of coverage may provide
                                           only very limited coverage as to
                                           certain types of losses such as
                                           hazard losses, bankruptcy losses and
                                           fraud losses, and may provide no
                                           coverage as to certain other types of
                                           losses; and

                                       o   all or a portion of the credit
                                           enhancement for any series of
                                           certificates will generally be
                                           permitted to be reduced, terminated
                                           or substituted for, if each
                                           applicable rating agency indicates
                                           that the then-current ratings will
                                           not be adversely affected.

                                       In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                                       None of Morgan Stanley Capital I Inc.,
                                       any servicer, or any of their affiliates, will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

CHANGES IN CONDITIONS IN THE REAL
   ESTATE MARKET WILL AFFECT MORTGAGE
   LOAN PERFORMANCE                    An investment in securities such as the
                                       certificates, which generally represent
                                       interests in pools of residential
                                       mortgage loans, may be affected by a
                                       decline in real estate values and changes in the borrower's financial condition.
                                       There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

                                       If the residential real estate market
                                       should experience an overall decline in
                                       property values such that the outstanding balances of the mortgage loans contained in a particular trust fund and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                                       To the extent that losses on mortgage
                                       loans underlying a series are not covered by credit enhancement, holders of certificates of the series will bear all risk of loss resulting from default by borrowers. Such loss may also be greater than anticipated as a result of a decline in real estate values.

GEOGRAPHIC CONCENTRATION MAY
   INCREASE RATES OF LOSS
   AND DELINQUENCY                     In addition to risk factors related to
                                       the residential real estate market
                                       generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                                       The ability of borrowers to make payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community--such as borrowers relying on commission income and self-employed borrowers. Such occurrences may accordingly affect the actual rates of delinquencies, foreclosure and losses with respect to any trust fund.

THE RATE OF PREPAYMENT ON MORTGAGE
   ASSETS MAY ADVERSELY AFFECT
   AVERAGE LIVES AND YIELDS ON
   CERTIFICATES                        The yield of the certificates of each
                                       series will depend in part on the rate of principal payment on the mortgage loans and mortgage-backed securities, including prepayments, liquidations due to defaults and mortgage loan repurchases. Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                                       The yield on classes of certificates
                                       entitling their holders primarily or
                                       exclusively to payments of interest or
                                       primarily or exclusively to payments of
                                       principal will be extremely sensitive to the rate of prepayments on the related mortgage loans and mortgage-backed securities; and the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans and mortgage-backed securities than other classes of certificates.

                                       The rate of prepayments on mortgage loans is influenced by a number of factors, including:

                                       o   prevailing mortgage market interest
                                           rates;

                                       o   local and national economic
                                           conditions;

                                       o   homeowner mobility; and

                                       o   the ability of the borrower to obtain
                                           refinancing.

                                       In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

RATINGS ON CERTIFICATES REFLECT
   LIMITED ASSESSMENTS                 Any rating assigned by a rating agency to
                                       a class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which they are entitled under the related pooling and servicing agreement. A rating will not constitute an assessment of the likelihood that principal prepayments, including those caused by defaults, on the related mortgage loans and mortgage-backed securities will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                                       The amount, type and nature of credit
                                       support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.

RATINGS DO NOT GUARANTY VALUE          If one or more rating agencies downgrade
                                       certificates of a series, your
                                       certificate will decrease in value.
                                       Because none of Morgan Stanley Capital I
                                       Inc., the seller, the master servicer,
                                       the trustee or any affiliate has any
                                       obligation to maintain a rating of a
                                       class of certificates, you will have no
                                       recourse if your certificate decreases in value.

PAYMENTS IN FULL OF A BALLOON LOAN
   DEPEND ON THE BORROWER'S ABILITY
   TO REFINANCE THE BALLOON LOAN OR
   SELL THE MORTGAGED PROPERTY         Certain of the mortgage loans may not be
                                       fully amortizing over their terms to
                                       maturity and, thus, will require
                                       substantial principal payments, i.e.,
                                       balloon payments, at their stated
                                       maturity. Mortgage loans with balloon
                                       payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                       o   the level of available mortgage
                                           interest rates at the time of sale or
                                           refinancing;

                                       o   the borrower's equity in the related
                                           mortgaged property;

                                       o   the financial condition of the
                                           mortgagor;

                                       o   tax laws;

                                       o   prevailing general economic
                                           conditions; and

                                       o   the availability of credit for single
                                           family real properties generally.

MORTGAGE LOANS SECURED BY JUNIOR
   LIENS MAY ONLY BE SATISFIED AFTER
   THE RELATED FIRST LIEN MORTGAGE
   HAS BEEN SATISFIED                  Certain of the mortgage loans may be
                                       secured by junior liens and the related
                                       first liens may not be included in the
                                       trust fund. The primary risk to holders
                                       of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.
                                       In the event that such proceeds from a
                                       foreclosure or similar sale of the
                                       related mortgaged property were
                                       insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon.

OBLIGORS MAY DEFAULT IN PAYMENT
   OF MORTGAGE LOANS                   If so specified in the related prospectus
                                       supplement, in order to maximize
                                       recoveries on defaulted mortgage loans, a servicer or a subservicer will be permitted within prescribed parameters to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, such extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

THE HOLDERS OF SUBORDINATE
   CERTIFICATES WILL BEAR A GREATER
   RISK OF PAYMENT DELAYS AND LOSSES   The rights of holders of subordinate
                                       certificates to receive distributions to which they would otherwise be entitled with respect to the mortgage loans and mortgage-backed securities will be subordinate to the rights of the servicer to receive its fee and reimbursement for advances and the holders of senior certificates to the extent described in this prospectus. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate certificates.

                                       The yields on the subordinate
                                       certificates may be extremely sensitive
                                       to the loss experience of the mortgage
                                       loans and mortgage-backed securities and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans and mortgage-backed securities exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

MORTGAGE LOAN ACCELERATION CLAUSES
   MAY NOT BE ENFORCEABLE              Mortgages may contain a due-on-sale
                                       clause, which permits the lender to
                                       accelerate the maturity of the mortgage
                                       loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.
                                       Mortgages may also include a
                                       debt-acceleration clause, which permits
                                       the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

THERE ARE RESTRICTIONS ON INVESTORS
   SUBJECT TO ERISA                    Generally, ERISA applies to investments
                                       made by employee benefit plans and
                                       transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under
                                       ERISA of acquisition, ownership and
                                       disposition of the certificates of any
                                       series. In particular, investors that are insurance companies should consult with their counsel with respect to the United
                                       States Supreme Court case, John Hancock
                                       Mutual Life Insurance Co. v. Harris Trust
                                       & Savings Bank.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 101.

ASSETS

     The primary assets of each trust fund will include:

          o    single family mortgage loans, including mortgage participations;

          o pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

          o direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

               interest-bearing securities;

               non-interest-bearing securities;

               originally interest-bearing securities from which coupons representing the right to payment of interest have been removed;

               interest-bearing securities from which the right to payment of principal has been removed; or

          o a combination of mortgage loans, mortgage-backed securities and government securities.

     The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities.

     The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

     General

     To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

          o liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

          o liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

     Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

         o   the type of property securing the mortgage loans;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the states or, if applicable, countries in which most of the mortgaged properties are located;

         o information with respect to the prepayment provisions, if any, of the mortgage loans;

         o   any interest retained by a seller;

         o with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

         o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

     If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

     Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o have individual principal balances at origination of not less than $25,000;

         o   have original terms to maturity of not more than 40 years; and

         o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events. Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

MORTGAGE-BACKED SECURITIES

     Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

     Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

     o the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

     o whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

     o the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

     o the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

     o   the issuer, servicer and trustee, as applicable;

     o certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

     o the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

     o the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

     o   the applicable servicing fees;

     o the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

     o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities; and

     o whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

     o the original and remaining terms to stated maturity of the government securities;

     o whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o the interest rates of the government securities or the formula to determine the rates, if any;

     o   the applicable payment provisions for the government securities; and

     o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

     o in the form of subordination of one or more other classes of certificates in the series; or

     o by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

     o   interest rate exchange agreements,

     o   interest rate cap or floor agreements,

     o   currency exchange agreements,

     o   swap agreements,

     o   notional balance agreements, or

     o similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans and mortgage-backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

     o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

     o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

     o   distributions of principal,

     o   additions to the certificate balance of accrual certificates, and

     o   allocations of losses on the assets.

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

     o will correspond to the rate of principal payments on the assets in the related trust fund;

     o is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

     o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

     In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Asset

     If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

     With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

     In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     Defaults

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

     Refinancing

     At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean Witter Capital I Inc.), the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component; or

     o   do all or any combination of the above.

     If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in Full."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

     o by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

     o by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

     o   delinquencies,

     o   losses, and

     o   Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

     If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series. However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest;

     (3) the amount of the distribution allocable to prepayment premiums;

     (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

     (6) the aggregate principal balance of the assets at the close of business on that distribution date;

     (7) the number and aggregate principal balance of mortgage loans in respect of which:

         o   one scheduled payment is delinquent;

         o   two scheduled payments are delinquent;

         o   three or more scheduled payments are delinquent; and

         o   foreclosure proceedings have been commenced;

     (8) with respect to any mortgage loan liquidated during the related Due
Period:

         o the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

         o   the amount of any loss to certificateholders;

     (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

         o   the loan number of the related mortgage loan; and

         o   the date of acquisition;

     (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

         o   the book value;

         o the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

         o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

          o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (11)  with respect to any REO property sold during the related Due Period:

          o   the aggregate amount of sale proceeds;

          o the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

     (13) the aggregate amount of principal prepayments made during the related Due Period;

     (14) the amount deposited in the reserve fund, if any, on the distribution date;

     (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

     (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

     (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

     (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

     (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

     (20) the aggregate amount of payments by the borrowers of:

          o   default interest;

          o   late charges; and

          o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

     Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses
(1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

     o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, The Depository Trust Company.

     The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system also is available to indirect participants.

     If so provided in the related prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, these certificate owners will receive all distributions on the book-entry certificates through The Depository Trust Company and its participants. Under a book-entry format, certificate owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for The Depository Trust Company, on each distribution date, The Depository Trust Company will forward the payments to its participants. The participants will then be required to forward the payments to indirect participants or certificate owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede & Co., as nominee for The Depository Trust Company, and the certificate owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the participants who in turn will exercise their rights through The Depository Trust Company.

     Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners.

     Because The Depository Trust Company can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificate owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     The Depository Trust Company has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more participants to whose account with The Depository Trust Company interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to The Depository Trust Company or its nominee only if:

     o Morgan Stanley Capital I Inc. advises the trustee in writing that The Depository Trust Company is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor; or

     o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through The Depository Trust Company.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, The Depository Trust Company is required to notify all participants of the availability through The Depository Trust Company of definitive certificates for the certificate owners. Upon surrender by The Depository Trust Company of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the certificate owners identified in the instructions the definitive certificates to which they are entitled. The trustee will then recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

         o A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

         o A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036. Attention:
Mortgage Securities.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

         o in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

         o in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

         o the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

         o the original mortgage or a certified copy with evidence of recording, and

         o  an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

     Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

     The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the mortgage loan;

         o  the authority of the warrantying party to sell the mortgage loan;

         o the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any warrantying party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

         o the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

         o if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

     Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

     Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

         o  the authority of the warrantying party to sell the assets.

     The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default" below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     General

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

         o the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, to the limits established by the Federal Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

     Deposits

     A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

     (1) all payments on account of principal, including principal prepayments, on the assets;

     (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

     (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     (5) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (6) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

     (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

     Withdrawals

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

     (6) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the Depositor";

     (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

     (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

     (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Taxes";

     (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

     (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

     (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

     (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (18) to clear and terminate the certificate account at the termination of the trust fund.

     Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

         o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

         o in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

         o in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o  monitor any mortgage loan which is in default;

         o  contact the borrower concerning the default;

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

         o initiate corrective action in cooperation with the borrower if cure is likely;

         o  inspect the mortgaged property; and

         o  take any other actions as are consistent with the Servicing
            Standard.

     A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

     Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

         o institute foreclosure proceedings;

         o exercise any power of sale contained in any mortgage;

         o obtain a deed in lieu of foreclosure; or

         o otherwise acquire title to a mortgaged property securing the mortgage loan.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

         o the Internal Revenue Service grants an extension of time to sell the property; or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the master servicer will be required to:

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

         o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

         o that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

         o the replacement cost of the improvements less physical depreciation; and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     To the extent specified in the related prospectus supplement, each Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include mortgage loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable.

     To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o incurred in connection with any violation of any state or federal securities law; or

         o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

         o any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital

I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the voting rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

         o  to cure any ambiguity;

         o to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

         o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         o  to comply with any requirements imposed by the Internal Revenue
            Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

         o reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         o modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

         o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

         o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the credit support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         o  the nature and amount of coverage under the credit support;

         o any conditions to payment thereunder not otherwise described in this prospectus;

         o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

         o  the material provisions relating to such credit support; and

         o information regarding the obligor under any instrument of credit support, including:

         o  a brief description of its principal business activities;

         o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         o its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus supplement.

     See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

CREDIT SUPPORT FOR MORTGAGE-BACKED SECURITIES

     If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

         o  be complete;

         o  reflect the laws of any particular state; or

         o encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

         o a mortgagor--the borrower and usually the owner of the subject property, and

         o  a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among:

         o  a trustor--the equivalent of a borrower,

         o  a trustee to whom the mortgaged property is conveyed, and

         o  a beneficiary--the lender--for whose benefit the conveyance is made.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by



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the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage or other instrument may encumber other interests in real property such as:

         o  a tenant's interest in a lease of land or improvements, or both, and

         o  the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

         o arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

         o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

     Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of



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any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

FORECLOSURE

     General

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on



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the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any



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proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO Properties

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

         o  the Internal Revenue Service grants an REO extension or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

     In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35% or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

     Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale,



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those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

     Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner.



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Whether a foreclosure sale has been conducted in a "commercially reasonable"
manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.



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     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

DUE-ON-SALE CLAUSES

     Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale" clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited



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or denied. However, with respect to certain loans the Garn-St Germain Depository
Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by



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


certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o the interest rate, discount points and charges as are permitted in that state; or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

         o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

         o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

         o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.



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


     Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Latham & Watkins LLP or Cadwalader, Wickersham & Taft LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

         o 3% of the excess of adjusted gross income over the applicable amount and



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


         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     This limitation will be phased out over the period 2006-2010.

     In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal Revenue Code
            Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to



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


the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

         o  the total remaining market discount and

         o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

     For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

         o  the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

         o the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

     Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.



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


     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Grantor trust certificates will be "obligations which are principally secured, by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A). Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original


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


issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

     In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

     The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received.

However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

     3.  Grantor Trust Certificates Representing Interests in Adjustable Rate
         Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

     Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o  the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.



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


If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

D. NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to

         o  an owner that is not a U.S. Person or

         o a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A



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


widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% for 2006-2010 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

     Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

         o  the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Transactions" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made:





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


         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code
            Section 856(c)(5)(B); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o  "real estate assets" within the meaning of Internal Revenue Code
            Section 856(c)(5)(B);

         o "loans secured by an interest in real property" under Internal Revenue Code Section 7701(a)(19)(C); and

         o whether the income on such certificates is interest described in Internal Revenue Code Section 856(c)(3)(B).



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


A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing original issue discount are set forth in Internal Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on



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the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

         o  the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and



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

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.



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     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1)  the total remaining market discount and

     2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

     For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1)  the total remaining market discount and

     2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section 1272(a)(6), such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.



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     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o  the amount actually includible in such holder's income.



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


     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any



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loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

     If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Internal Revenue Code Section 951(b), are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and 28% for 2006-2010 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:



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         o  the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

         o  the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price



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greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

         o the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

         o the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates-- Non-Interest Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

         o  all bad loans will be deductible as business bad debts, and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the



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


same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the Internal Revenue Service finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, a corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

         o 3% of the excess of the individual's adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     This limitation will be phased out over the period 2006-2010.



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


     The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
            Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.



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


     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool," as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

         o the disposition of a mortgage loan or mortgage-backed security; the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

         o  the receipt of compensation for services; or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.



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     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

         o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan, such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

     Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual



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Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),



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         (B)   any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income," and

         (C)   a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund,

         o  a partnership, trust or estate and

         o  certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.



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


     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

         (i) the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

            (a) the present value of any consideration given to the transferee to acquire the REMIC Residual Certificate;

            (b) the present value of the expected future distributions on the REMIC Residual Certificate; and

              (c) the present value of the anticipated tax savings associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code Section 11(b)(1) (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

         (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;

              (b) the transferee is an eligible corporation (as defined in Code
         Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii); and

              (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause 3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual

Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Internal Revenue Code Section 4975, impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code Section 410(d)), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue Code Section 401(a) and exempt from taxation under Internal Revenue Code Section 501(a) is subject to the prohibited transaction rules set forth in Internal Revenue Code
Section 503.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

     The United States Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

     Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

     The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246 55 Fed. Reg. 39021 (1997), by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and by PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

         (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

         (3) The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

         (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

         (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

     The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

         (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption, Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

         (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

         (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

         (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                  (ii) an independent accountant retained by Morgan Stanley
              Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

         (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

         (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

         (8)  The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

                  (ii)the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the
              pre-funding limit for the trust; and

                  (iv)that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

         (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

         o no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it. If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or
(b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purpose and is eligible for and satisfies all of the conditions set forth in Section I and III of PTE 95-60.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered thereby.


                                LEGAL INVESTMENT

     Each class of offered certificates will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise described in the related prospectus supplement, each class that is rated in one of the two highest rating categories by at least one rating agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as such, will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, investors affected by any legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities" defined in 12 C.F.R. ss.1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivatives Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates shall review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision effective May 26, 1998, and by the National Credit Union Administration, effective October 1, 1998. The "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA. If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.



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     All or part of any class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, Sidley, Austin, Brown & Wood LLP, Latham & Watkins LLP, Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. Morgan Stanley Capital I Inc. incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the trust until the termination of the offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document Morgan Stanley Capital I Inc. incorporates by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Morgan Stanley Capital I Inc. at Morgan Stanley & Co. Incorporated,



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1585 Broadway, 37th Floor, New York, New York 10036, Attention: Mortgage
Securities, telephone number (212) 761-4000.

     Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering Analysis and Retrieval system. Morgan Stanley Capital I Inc. has filed the registration statement, including all exhibits, through the EDGAR system and the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: Mortgage Securities, telephone number (212) 761-4000.



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                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

     "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

     o the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

         o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

         o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

         o all amounts in the certificate account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

     o all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

     o if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

     o unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.



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     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "FHLMC"  means the Federal Home Loan Mortgage Corporation.

     "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections 1271 through 1273 and 1275) and the related Treasury regulations.

     "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

     "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

     "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.



                                      103
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     "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC and Regular Certificates.

     "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury Department.

     "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of the REMIC Regular Certificates.

     "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

     "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Servicing Standard" means:

     o the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

     o   applicable law; and

     o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.



                                      104
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     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means:

     o with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o    the sales price for that property; and

     o with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.






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